Exhibit 4.46

[***] Certain information in this document has been omitted from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

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AMENDED AND RESTATED LICENSE AND COLLABORATION AGREEMENT

by and between

BioNTech SE

and

Genmab A/S

Effective as of: 19 May 2015

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TABLE OF CONTENTS

1.	DEFINITIONS	5

2.	PHASE A – RESEARCH AND EVALUATION	23

3.	PHASE B – PRECLINICAL AND CLINICAL DEVELOPMENT	26

4.	DEVELOPMENT OF PROPRIETARY COMBINATION PRODUCTS	31

5.	MANUFACTURING IN RELATION TO COMBINATION STUDIES	38

6.	COMMERCIALIZATION	40

7.	REGULATORY MATTERS	43

8.	REGULATORY MATTERS RELATING TO PROPRIETARY COMBINATION PRODUCTS	46

9.	EXCLUSIVITY	48

10.	FINANCIAL PROVISIONS	48

11.	GOVERNANCE	58

12.	INTELLECTUAL PROPERTY	65

13.	INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES	79

14.	CONFIDENTIALITY	82

15.	DATA PROTECTION	86

16.	REPRESENTATIONS AND WARRANTIES	86

17.	INDEMNITY AND LIMITATION OF LIABILITY	88

18.	OPT-OUT	90

19.	TERM AND TERMINATION	96

20.	GENERAL PROVISIONS	98

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LIST OF EXHIBITS

Exhibit 1	Terms for Unilateral Development

Exhibit 2	Biontech Patents

Exhibit 3	Genmab Patents

Exhibit 4	Antibody Panel

Exhibit 5	Company Announcement and Media Release

Exhibit 6	[***]

Exhibit 7	New Patents

Exhibit 8	Side Letter 5

Exhibit 9	Travel Policy

Exhibit 10	Permitted Subcontractors

Exhibit 11	Guiding Principles for [***] included in a Combination Products

Exhibit 12	Principles regarding Proprietary Combination Licenses

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AMENDED AND RESTATED LICENSE AND COLLABORATION AGREEMENT

This Amended and Restated License and Collaboration Agreement (Agreement) is made and entered into as of 18th July 2022 (Execution Date) and with effect as of 19 May 2015 (Effective Date) by and between:

BioNTech SE, a German corporation having its principal office at An der Goldgrube 12, 55131 Mainz, Germany (Biontech);

and

Genmab A/S, CVR no. 21023884, a Danish corporation located at Kalvebod Brygge 43, DK-1560 Copenhagen V, Denmark (Genmab).

(Biontech and Genmab each a Party and together the Parties)

PREAMBLE

WHEREAS, the Parties desire to jointly research, develop and commercialize polypeptide-based bispecific antibodies using Genmab’s proprietary DuoBody® platform technology against certain target combinations in combination with Genmab’s proprietary [***] technology for the treatment of cancer.

WHEREAS, the Parties have previously entered into a Letter of Intent (LOI) dated 19 January 2015 and a Materials Transfer Agreement dated 19 January 2015 (the MTA) (the LOI and the MTA together referred to as the Prior Agreement).

WHEREAS, the joint research, development and commercialization shall be based on a 50/50 sharing of costs and profits, whereby either Party shall have the right to exit its participation in further development costs at certain pre-defined opt-out points during development.

WHEREAS, based on the Prior Agreement, the Parties negotiated and entered into a license and collaboration agreement dated 19 May 2015 which was subsequently amended by amendment no. 1 dated 18 May 2017, amendment no. 2 dated 4 August 2017, amendment no. 3 dated 18 May 2018, amendment no. 4 dated 25 November 2019, amendment no. 5 dated 8 May 2020, amendment no. 6 dated 1 June 2021, amendment no. 7 dated May 12, 2022 and amendment no. 8 dated 24 May 2022 (together the Prior Collaboration Agreement). Additionally, the Parties entered into a first side letter dated 8 January 2016, side letter no. 2 dated 13 May 2016 (as amended by the amendment no. 1 to side letter no. 2 dated 19 May 2017, amendment no. 2 to side letter no. 2 dated 18 May 2018 as well as amendment no. 3 to side letter no. 2 dated 18 August 2020), side letter no. 3 dated 25 September 2017, side letter no. 4 dated 6 October 2020, side letter no. 5 dated 12 August 2021 (as amended by amendment no. 1 to side letter no. 5 dated 23 September 2021), side letter no. 6 dated 30 June 2022, a letter agreement dated 4 February 2020 (as amended by amendment of letter agreement dated 29 June 2020), a letter agreement dated 11 November 2020 with an effective date of 10 September 2020

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(as amended by amendment of letter agreement dated 15 December 2021, amendment no. 2 to letter agreement dated 30 May 2022 and amendment no. 3 to letter agreement dated 30 June 2022), and a letter agreement dated 4 June 2021 which are all related to but independent from the Prior Collaboration Agreement (the Side Letters).

WHEREAS, at the time of execution of the Prior Collaboration Agreement (and the first three (3) amendments thereto), Biontech was still organized as a German “AG” (Aktiengesellschaft) and subsequently underwent a corporate form transition from the German “AG” to a European company (Societas Europaea or “SE”) which was published on 8 March 2019.

WHEREAS, the Parties wish to restate the Prior Collaboration Agreement in order to implement one coherent agreement incorporating all those amendments and additional terms agreed under the Side Letters since the Prior Collaboration Agreement came into effect to the extent they remain relevant from the Execution Date. The Parties agree that the terms of certain Side Letters are no longer relevant to the Parties’ continued performance of this Agreement after the Execution Date and, therefore, such terms have not been incorporated into this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants set forth below, the Parties hereby agree as follows:

1.	DEFINITIONS

1.1

Adverse Event means any unfavorable and unintended medical occurrence in a human patient or subject who is administered a biopharmaceutical product or a combination of biopharmaceutical products, including without limitation any undesirable sign (including without limitation abnormal laboratory findings of clinical concern), symptom or disease temporally associated with the use of such biopharmaceutical product or combination, whether or not considered related to such biopharmaceutical product or combination.

1.2

Affiliate shall mean, with respect to any person or entity, any other person or entity which directly or indirectly controls, is controlled by, or is under common control with such person or entity. A person or entity shall be regarded as in control of another person or entity if it owns, or directly or indirectly controls, more than fifty percent (50%) of the voting stock or other ownership interest of the other person or entity, or if it directly or indirectly possesses the power to direct or cause the direction of the management and policies of the other person or entity by any means whatsoever.

1.3	Agreed TSA has the meaning set forth in Section 3.11.

1.4	Alliance Manager has the meaning set forth in Section 11.1.

1.5	Antibody means a polypeptide-based antibody or a derivative thereof identifiable by a unique amino acid sequence [***].

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1.6

Applicable Law means any law or statute (including without limitation anti-bribery or anti-corruption laws), any rule or regulation issued by a government authority (including without limitation courts and Regulatory Authorities), any GxP regulations or guidelines, any industry guidance to which a Party is subject, as well as and any judicial, governmental, or administrative order, judgment, decree or ruling, in each case as applicable to the subject matter and the parties at issue.

1.7	Applicable Taxes has the meaning set forth in Section 10.17(b).

1.8

Approved Subcontractor means a subcontractor engaged by a Party as permitted in accordance with Sections 2.4(a), 2.4(b), or 3.3(a) and 3.3(b) of this Agreement (as applicable) to perform specific obligations of the subcontracting Party.

1.9	Assigned Patents shall have the meaning set forth in Section 12.1(g).

1.10

Back-up Candidate shall mean a Clinical Candidate that has been selected by the Joint Steering Committee as back-up candidate for a LCA Product or by the Continuing Party as a back-up candidate for a Unilateral Product in accordance with Section 2.12.

1.11	Bidding Criteria has the meaning set forth in Section 18.9(c).

1.12	Biontech has the meaning set forth in the introduction to this Agreement.

1.13	Biontech Antibodies mean the Antibodies proprietary to Biontech listed in the Research Plan.

1.14	Biontech Improvement Technology is defined in Section 12.1(c).

1.15

Biontech Know-How means any and all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and other trade secrets, in each case that are not in the public domain, that relate to or are useful to research, develop, use, manufacture or commercialize the Biontech Antibodies, to the extent not disclosed or claimed by a Biontech Patent. Biontech Know-How shall include without limitation all Biontech Improvement Technology and Biontech’s interest in any Collaboration IP and Assigned Patents (in each case to the extent not disclosed or claimed by a Biontech Patent).

1.16	Biontech Patents means:

(a)	any Patent Rights listed in Exhibit 2 to this Agreement to the extent that they claim Biontech Antibodies, which shall be amended from time to time to reflect any other Patent Rights;

(b)	any Patent Rights covering Biontech Improvement Technology; and

(c)	Biontech’s interest in any Joint Patents and in any Patent Rights claiming Assigned Patents.

1.17	Biontech Technology means the Biontech Patents and the Biontech Know-How.

1.18	Biontech Unilateral Product means a Unilateral Product which is being developed and commercialized solely by Biontech.

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1.19

Bispecific Antibody means an Antibody comprising antigen-binding sites of two different monoclonal Antibodies. The term Bispecific Antibody further includes without limitation the subtypes of [***] Antibodies having additional binding affinities to antigens or cells expressing such antigens.

1.20

BLA means a Biologics License Application or equivalent submission filed with the FDA and/or EMA in connection with seeking Marketing Approval of a biopharmaceutical product or a combination of biopharmaceutical products, or an equivalent application filed with any equivalent regulatory agency or governmental authority in any jurisdiction other than the United States.

1.21	Budget shall mean the budget attached to the Research Plan or Development Plan or Commercialization Plan, as applicable.

1.22	Business Day means a day, other than a Saturday, Sunday, public holiday and/or bank holiday in Germany and/or Denmark.

1.23	Calendar Quarter means any of the three month periods beginning on January 1, April 1, July 1 or October 1 of any year.

1.24	Ceased Product has the meaning set forth in Section 18.4.

1.25	Claims has the meaning set forth in Section 17.1(a).

1.26	Clinical Candidate means any Bispecific Antibody targeting any of the Target Combinations.

1.27

Collaboration Accounting Policies means the accounting policies as agreed to by the Parties and approved by the Joint Steering Committee to be used in determining Shared Costs, Shared Profits and Net Sales, which will be, in all material respects, consistent with IFRS and any Applicable Laws.

1.28	Collaboration IP has the meaning set forth in Section 12.1(c).

1.29	Collaboration Product means any LCA Product or [***].

1.30	[***] has the meaning set forth in Section [***].

1.31

Collaboration Targets means the following antigens: [***] (also known as [***]), [***] (also known as [***]), [***], [***] and [***]. Further Collaboration Targets may be added through written amendment of the Research Plan.

1.32

Commercialization means (i) all activities directed to the marketing, detailing, promotion (including co-promotion), advertising, selling and distribution of a LCA Product in a country or region after all Marketing Approvals have been obtained in such country or region (including without limitation making, having made, using, importing, selling, having sold, offering for sale, and having offered for sale such LCA Product), and will include without limitation marketing research, customer service, administering and commercially selling such LCA Product, post-approval clinical trials and other additional research and development activities

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undertaken solely and to the extent necessary to meet local regulatory requirements, importing, exporting or transporting such LCA Product for commercial sale, and all regulatory compliance with respect to the foregoing; it being understood and agreed that such activities may occur pre- or post-launch of such LCA Product; and (ii) the conclusion of one or more Partnership Agreements. When used as a verb, “Commercialize” means to engage in Commercialization.

1.33	Commercialization Agreement has the meaning set forth in Section 6.5.

1.34

Commercialization Plan means, with respect to a LCA Product, a commercialization plan to be prepared and agreed between the Parties, and updated by the Joint Commercialization Committee, once such committee is in place, and endorsed by the Joint Steering Committee which describes the envisaged form of Commercialization (e.g. through own sales forces, third party sales forces, conclusion of Partnership Agreements, etc.), the responsibilities of each Party, timelines, budgets for Commercialization costs, target volumes, territories and other relevant items agreed between the Parties. The Commercialization Plan shall be carried out by the Joint Commercialization Committee and shall be updated at least annually by the Joint Commercialization Committee, once such committee is in place, and all changes to the Commercialization Plan must be approved by the Joint Steering Committee.

1.35

Commercially Reasonable Efforts means the level of efforts and resources that a similarly situated company in the biotechnology industry would normally use to accomplish a similar objective, and in particular with respect to a product: to develop, manufacture and commercialize a product of similar market potential at a similar stage in its development or product life cycle taking into account all relevant factors then prevailing, including without limitation efficacy, competition, intellectual property position, likelihood of Marketing Approval, profitability, alternative products and product candidates and other relevant factors.

1.36

Confidential Information means all information, data, documents including know-how and the subject-matter of any unpublished invention, or any material in tangible form that is disclosed or made available under this Agreement by the Disclosing Party to the Receiving Party and that is marked as “Confidential” at the time it is disclosed or delivered to the Receiving Party (or, if disclosed orally, is identified as confidential when disclosed and such disclosure is confirmed in writing within thirty (30) days by the Disclosing Party) or ought in good faith to be treated as confidential taking account of its content or the circumstances of disclosure. The term Confidential Information shall also include the existence and contents of this Agreement.

1.37	Continuing Party has the meaning set forth in Section 18.5.

1.38

Continuing Side Letters means: (i) the letter agreement dated 11 November 2020 with an effective date of 10 September 2020 (as amended by amendment of letter agreement dated 15 December 2021 and amendment no. 2 to letter agreement dated 30 May 2022) entered into by the Parties; and (ii) side letter no. 6 dated 30 June 2022 entered into by the Parties.

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1.39	Data Protection Agreement has the meaning set forth in Section 15.

1.40

Developing Party means, in relation to [***], the Party that, as between the Parties, possesses the right to [***], [***] and/or [***] (or [***]) [***] (whether through [***], [***] or [***]) included in such [***] and wishes to research and/or develop such [***] under this Agreement.

1.41

Development means, with respect to an LCA Product, any and all drug development activities and manufacturing activities undertaken pursuant to the relevant Development Plan in order to develop an LCA Product up to and including obtaining Marketing Approval for such LCA Product for an indication and to perform manufacturing scale up to enable commercial scale manufacturing prior to launch (except that inventory build shall be considered a Commercialization activity). These activities shall include without limitation preclinical and translational research, stability testing, toxicology testing, formulation activities, reformulation activities, process development, manufacturing scale up activities, development stage manufacturing, quality assurance/quality control development, clinical studies (including without limitation Phase III Studies and other studies (e.g., pharmacovigilance programs and outcome studies) that the Joint Steering Committee considers necessary or economically justifiable and other activities to obtain the applicable Marketing Approvals; in each case in accordance with the applicable Development Plan, as applicable. When used as a verb, Develop means to engage in Development.

1.42

Development Plan means, with respect to an LCA Product, a written development plan approved by the Joint Steering Committee which describes the Development and manufacturing work to be performed by each Party during Phase B, as well as the Budgets, approved Shared Costs, timelines, allocation of FTEs and other relevant items agreed between the Parties.

1.43	Development Team Leader has the meaning set forth in Section 11.5(e).

1.44	Disclosing Party has the meaning set forth in Section 14.1.

1.45

Divestment shall mean the economic valorization of the value of the rights and obligations of the Parties under this Agreement, by granting the rights to Develop and/or Commercialize an LCA Product to an independent Third Party in any legal way possible, including but not limited to by licensing, assigning or transferring such rights. When used as a verb, Divest means to engage in Divestment.

1.46	Divestment Executive has the meaning set forth in Section 18.9(b).

1.47	Dual- or Triple-Binder [***].

1.48

DuoBody Platform means Genmab’s proprietary technology that is generally applicable to the discovery, modification, optimization, generation and manufacturing of Bispecific Antibodies of the IgG subtype, [***].

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1.49	Effective Date has the meaning set forth in the introductory paragraph of this Agreement.

1.50	EMA means the European Medicines Agency, and any successor agency thereto.

1.51	[***] Tumor Targeting Product Concept means any one of the product concepts listed below:

[***]

[***]

[***]

1.52	Establishment of Clinical Proof of Concept means the point in time during Development, where the [***] from the first Phase I/II Clinical Trial becomes available.

1.53	EU means all the countries in the Territory that as of the receipt of the European Marketing Approval for an LCA Product are members of the European Union.

1.54	Events of Force Majeure has the meaning set forth in Section 19.7.

1.55	Execution Date has the meaning set forth in the introductory paragraph of this Agreement.

1.56	FDA means the U.S. Food and Drug Administration, or any successor agency thereto.

1.57	Field means the treatment of cancer in humans.

1.58	Financial Representative has the meaning set forth in Section 10.10.

1.59

First Commercial Sale means, on a Unilateral Product-by-Unilateral Product basis, the first sale of the Unilateral Product for which revenue has been recognized by a Party or any of its Affiliates to any Third Party after all required Marketing Approvals have been granted. For the avoidance of doubt, First Commercial Sale shall not include the transfer or sale of any Unilateral Product (i) by a Party to an Affiliate, Sublicensee or Third Party Collaborator unless the Affiliate, Sublicensee or Third Party Collaborator is the last entity in the distribution chain of the Unilateral Product, (ii) for use in clinical trials or non-clinical development activities (e.g., material transfer agreements) or a bona fide charitable purpose, or (iii) for compassionate use.

1.60

FTE means a full-time employee of a Party working over the course of a twelve (12) month period, or several employees of a Party collectively working the equivalent of such full-time employee. FTEs shall be calculated based on the time an employee of the Parties spends working on a billable effort as recorded by such Parties’ project time reporting system. An FTE is measured on the basis of a total of [***] hours per year for employees.

1.61	FTE Fee shall mean the fee set forth in Exhibit 1.

1.62	FTE Rate shall mean the rate set forth in Sections 10.7.

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1.63	FTO Notification has the meaning set forth in Section 13.1 of this Agreement.

1.64	Generic Product means

(a)

for a product sold in the United States, a biological product approved under the Public Health Service Act 351(k) that is highly similar to a Unilateral Product, notwithstanding minor differences in clinically inactive components, and for which there are no clinically meaningful differences between the generic product and the Unilateral Product in terms of the safety, purity and potency;

(b)

for a product sold in the EU, a biological product approved under Article 10(4) of Directive 2001/83/EC and Section 4, Part II, Annex I to such Directive based on the demonstration of the similar nature to the Unilateral Product; and

(c)	for a generic product sold outside the United States and the EU, a biological product approved under a similar regulatory pathway as in the United States and in the EU, if such pathway exists.

1.65	Genmab has the meaning set forth in the introduction to this Agreement.

1.66

Genmab Antibodies means the [***] Antibodies and [***] Antibodies as well as further Antibodies proprietary to Genmab that may be included in the collaboration of the Parties under this Agreement and listed in the Research Plan upon prior written mutual agreement.

1.67	Genmab Improvement Technology has the meaning set forth in Section 12.1(c).

1.68

Genmab Know-How means all technical information, processes, formulae, data, inventions, methods, chemical compounds, biological or physical materials, know-how and other trade secrets, in each case, that relate to or are useful to research, develop, manufacture or commercialize the Genmab Antibodies, the DuoBody Platform and/or the [***] Technology, to the extent not disclosed or claimed by a Genmab Patent. Genmab Know-How shall include without limitation all Genmab Improvement Technology and Genmab’s interest in any Collaboration IP and Assigned Patents (in each case to the extent not disclosed or claimed by a Genmab Patent).

1.69	Genmab Patents means:

(a)

any Patent Rights listed in Exhibit 3 to this Agreement to the extent that they claim Genmab Antibodies, the DuoBody Platform or the [***] Technology, which shall be amended from time to time to reflect any other Patent Rights;

(b)	any Patent Rights covering Genmab Improvement Technology; and

(c)	Genmab’s interest in any Joint Patents and in any Patent Rights claiming Assigned Patents.

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1.70	Genmab Technology means the Genmab Patents and the Genmab Know-How.

1.71	Genmab Unilateral Product means a Unilateral Product which is being developed and commercialized solely by Genmab.

1.72

Good Clinical Practice or GCP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the ethical conduct of clinical trials, including without limitation the U.S. Code of Federal Regulations (CFR) Title 21, ICH GCP Guidelines E6(R1), current step 4 version, dated 10 June 1996, as amended from time to time, national legislation implementing European Community Directive 2001/20/EC of 4 April 2001 on the approximation of the laws, regulations and administrative provisions of the Member States relating to the implementation of good clinical practice in the conduct of clinical trials on medicinal products for human use, European Community Directive 2005/28/EC of 8 April 2005 laying down principles and detailed guidelines for good clinical practice as regards to investigational medicinal products for human use.

1.73

Good Laboratory Practice or GLP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding quality control for laboratories to ensure the consistency and reliability of results, including without limitation the CFR Title 21, national legislation implementing European Community Directive 2004/9/EC of 11 February 2004 on the inspection and verification of good laboratory practice (GLP) as amended and European Community Directive 2004/10/EC of 11 February 2004 on the harmonization of laws, regulations and administrative provisions relating to the application of the principles of good laboratory practice and the verification of their applications for tests on chemical substances as amended, OECD Series on Principles of Good Laboratory Practice and Compliance Monitoring.

1.74

Good Manufacturing Practice or GMP shall mean any and all laws, rules, regulations, guidelines and generally accepted standards and requirements regarding the quality control and manufacturing of pharmaceutical products, including without limitation the CFR Title 21, Parts 11, 210, 211, 600 and 610, applicable ICH Guidelines including without limitation Q7 for “Active Pharmaceuticals Ingredients”, national legislation implementing European Community Directive 2001/83/EC, Commission Directive 2003/94/EC as amended from time to time, EudraLex – Volume 4 of the Rules Governing Medicinal Products in the European Union including annexes, the EU Clinical Trial Regulation 536/2014, Commission Delegated Regulation 2017/1569 and Detailed Commission Guideline (2017) 8179.

1.75	GxP means GCP, GLP or GMP or any combination thereof, as applicable.

1.76	IFRS means the international financial reporting standards.

1.77	Improvement Technology means either Genmab Improvement Technology or Biontech Improvement Technology, as applicable.

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1.78

IND means an Investigational New Drug application filed with the FDA, EMA or their equivalent in any country where a regulatory filing is required or obtained for commencement of human clinical trials of a pharmaceutical product.

1.79

Indication means an application for a label or label expansion indicating the applicable drug for an initial, expanded or additional patient population, or indicating the drug for use in combination with another treatment or drug, or different route of administration in each case that requires a Phase III Clinical Trial for Marketing Approval. For the avoidance of doubt, the Parties acknowledge that there may be more than one Indication for any given histology or tumor type. By way of example, and not limitation, mono-therapy, various combination therapies, front-line treatment and maintenance treatment of the same histology or tumor type are different Indications for the purposes of this Agreement.

1.80	Indemnified Party has the meaning set forth in Section 17.4.

1.81	Indemnitees has the meaning set forth in Section 17.1(a).

1.82	Indemnitor has the meaning set forth in Section 17.4.

1.83	[***] Technology means Genmab’s proprietary [***] technology to control the immune response induced by antibodies [***].

1.84	Infringement Attack has the meaning set forth in Section 13.2.

1.85	Infringement Proceedings has the meaning set forth in Section 12.12(d).

1.86	IP Budget has the meaning set forth in Section 12.8(d).

1.87

Joint Combination Product means: (i) a pharmaceutical product suitable for human therapeutic application in the Field which consists of [***] and [***] or [***] (and potentially [***]), which may be sold separately but are allowed to be administered together under the relevant Marketing Approvals; or [***] a [***]. For clarity, a Joint Combination Product shall not include [***].

1.88	Joint Commercialization Committee means the joint commercialization committee established under Section 11.6.

1.89	Joint Development Team has the meaning set forth in Section 11.5.

1.90	Joint Divestment Process has the meaning set forth in Section 18.9.

1.91	Joint Patents means any patents and patent applications claiming Collaboration IP, including without limitation the New Patents to the extent provided for in Exhibit 7.

1.92	Joint Research Committee means the joint research committee established under Section 11.2.

1.93	Joint Steering Committee means the joint steering committee established under Section 11.3.

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1.94	LCA Product means a Clinical Candidate which the Parties have selected for further joint development in Phase B.

1.95	LCA Product Trademark has the meaning set forth in Section 12.14.

1.96	Lead Commercialization Party has the meaning set forth in Section 6.3.

1.97	Lead IP Party has the meaning set forth in Section 12.8(a).

1.98

Lead Regulatory Party means, on an LCA Product-by-LCA Product basis, with respect to a country or region, the Party with the main responsibility for carrying out regulatory activities in accordance with Section 7.

1.99	Liabilities has the meaning set forth in Section 17.1(a).

1.100	Major Market Country means any of the following: [***].

1.101

Marketing Approval means any regulatory approval of any Regulatory Authority or other government authority of any country or jurisdiction in the world that is necessary to be obtained before the commercial sale of a pharmaceutical product for an Indication in that country or jurisdiction.

1.102	[***] has the meaning set forth in Section 1.103.

1.103

[***] Agreement means the Amended and Restated Evaluation and Commercialization Agreement, entered into as of July 12, 2012, but effective as of February 25, 1999 by and between [***] and Genmab A/S for using [***] for generating and developing antibodies for treatment of humans. A redacted copy of the [***] Agreement shall be provided to Biontech upon request.

1.104	Meetings has the meaning set forth in Section 11.7.

1.105

Net Sales means the gross amounts invoiced in arms-length transactions by a Party or any of its Affiliates, Third Party Collaborators or Sublicensees to Third Party customers for sales of an LCA Product or Unilateral Product (or in the case of [***], such sales of a Collaboration Product), in accordance with Collaboration Accounting Policies consistently applied, less the following deductions for:

(a)

discounts (including without limitation trade, quantity and cash discounts) actually allowed, cash and non-cash coupons, retroactive price reductions, and charge-back payments and rebates granted to any Third Party (including without limitation to governmental entities or agencies, purchasers, reimbursers, customers, distributors, wholesalers, and group purchasing and managed care organizations or entities);

(b)

credits or allowances, if any, on account of price adjustments, shelf stock adjustment, recalls, claims, damaged goods, rejections or returns of items previously sold (including without limitation products returned in connection with recalls or withdrawals) and amounts written off by reason of uncollectible debt, provided that if the debt is thereafter paid, the corresponding amount will be added to the Net Sales of the period during which it is paid;

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(c)

product-related administrative fees, rebates or other similar allowances granted (including without limitation to governmental authorities, purchasers, reimbursers, customers, distributors, wholesalers, and managed care organizations and entities) which effectively reduce the selling price or gross sales; and

(d)	insurance, customs charges, freight, postage, shipping, handling, and other transportation costs; and

(e)

import taxes, export taxes, excise taxes, sales taxes, value-added taxes, consumption taxes, duties or other taxes levied on, absorbed, determined and/or imposed with respect to sales of LCA Products (excluding income taxes of any kind).

All of the foregoing deductions set forth in items (a)-(e) above from the gross amount invoiced for such sales of both LCA Products and Unilateral Products shall be determined in accordance with Collaboration Accounting Policies consistently applied.

If a Party receives non-cash consideration or in the case of transactions not at arm’s length, Net Sales will be calculated based on the fair market value of such consideration or transaction, at the time of the transaction, assuming an arm’s length transaction made in the ordinary course of business. Notwithstanding the foregoing, Net Sales shall not be imputed to any transfer of the LCA Product or Unilateral Product for use in clinical trials, non-clinical development activities (e.g. material transfer agreements) or other development activities with respect to the LCA Product or Unilateral Product by or on behalf of the respective Party, for bona fide charitable purposes or for compassionate use, if no monetary consideration is received for such transfers.

If any [***] is sold in a given country and reporting period for a single invoice price, “Net Sales” (for the purpose of determining (i) royalties and sales milestones applicable to [***] included in such [***] in such country or (ii) Profits applicable to any [***] included in such [***] in such country):

(a) will be calculated by multiplying actual Net Sales of such [***] by the fraction [***].

(b) if, on a country-by-country basis in a particular reporting period, the [***] or [***], as applicable, included in [***] is sold separately in the same Indication in a country, but the [***], [***], and [***] included in [***] are not sold separately in the same Indication in such country, then Net Sales will be calculated by multiplying actual Net Sales of such [***] by the fraction [***].

(c) if, on a country-by-country basis in a particular reporting period, the [***] or [***], as applicable, included in the [***] is not sold separately in the same Indication in such country, but the [***], [***] and [***] included in [***] are sold separately in the same Indication in such country, then Net Sales will be calculated by multiplying actual Net Sales of the [***] by the fraction [***].

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(d) if none of the above is applicable in a given country during a particular reporting period, then Net Sales shall be determined by the Parties in good faith taken into account the above value allocation principles and based on the relative fair market value of the [***] or [***], as applicable, and each of the [***], [***], and [***] included in such [***] when sold in such Indication in such country and in accordance with Collaboration Accounting Policies consistently applied.

1.106	New Patents has the meaning set forth in Section 12.1(f).

1.107

Non-Collaboration Product means an [***] or [***] which, as between the Parties, is owned or controlled by the Party [***] such [***] and which is [***] and/or [***] (whether [***] or [***]) by or on behalf of such Party (alone or in collaboration with [***]) outside the scope of this Agreement, [***] or [***]. For clarity, subject to the terms of Exhibit 11 and Sections 3.13(c) and 3.13(d), the term [***] explicitly excludes any [***], [***], and any [***], but includes any [***] (as such term is defined in this Agreement or [***]).

1.108	[***] has the meaning set forth in Section [***].

1.109	Non-Developing Party means the Party other than the Developing Party.

1.110	Non-Lead Party has the meaning set forth in Section 12.8(b).

1.111	[***] has the meaning set forth in Section 1.112.

1.112

[***] Agreement means the [***] entered into by Genmab, Genmab B.V. and [***] ([***]), dated October 1, 2014 for the development and commercialization of products generated by Genmab and/or Genmab B.V. using the [***] Technology (as that term is defined in the [***] Agreement). A summary of the financial terms for the development and commercialization of products generated under this [***] Agreement is set forth in Exhibit 6. A redacted copy of the [***] Agreement has been provided to Biontech pursuant to side letter no. 4 dated 6 October 2020.

1.113	Opt-Out Date has the meaning set forth in Section 18.1.

1.114	Opt-Out Notice has the meaning set forth in Section 18.1.

1.115	Opt-Out Party has the meaning set forth in Section 18.1.

1.116	Opt-Out Point has the meaning set forth in Section 18.1.

1.117	Out of Scope Divisional has the meaning set forth in Section 8 of Exhibit 7.

1.118	Out of Scope Matter has the meaning set forth in Section 6 of Exhibit 7.

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1.119

Partnership Agreement means a license agreement to be concluded jointly by both Parties (or by one of the Parties with approval of the other Party) with a Third Party (Third Party Collaborator) under which such Third Party Collaborator obtains an exclusive or non-exclusive (as agreed between the Parties and the Third Party Collaborator in accordance with Section 6.7) license or other right to an LCA Product and related Collaboration IP and assumes the obligation to Commercialize such LCA Product in certain defined parts of the Territory.

1.120

Patent Right means (a) all patent applications filed or having legal force in any country or jurisdiction, including without limitation all provisional patent applications; (b) all patents that have issued or in the future will be issued from such applications, including without limitation method, process, utility, model and design patents and certificates of invention; and (c) all divisionals, continuations, continuations in part, supplement protection certificates, reissues, reexaminations, renewals, extensions or additions to any such patent application and patents.

1.121	Paying Party has the meaning set forth in Exhibit 1.

1.122	[***] Antibodies means the [***] Antibodies against [***] proprietary to Genmab, which have been generated by Genmab using the [***] technology pursuant to the [***] Agreement.

1.123	[***] Tumor Targeting Product Concept means any one of the product concepts listed below:

[***]

[***]

[***]

[***]

[***]

[***]

For the avoidance of doubt, the term [***] Tumor Targeting Product Concept shall also include abovementioned product concepts whose mode-of-action may rely, in whole or in part, on transactivation of T cells and antigen-presenting cells, or, as the case may be, on any other mode-of-action as may be revealed by future preclinical and/or clinical research.

1.124	[***]

1.125	[***]

1.126	Permitted Subcontractor means each entity listed in Exhibit 10 as updated from time to time in accordance with Sections 11.2(a)(v), 11.3(a)(xvi), 11.3(a)(xvii) or 20.5.

1.127

Phase I Clinical Trial means, a human clinical trial that is conducted to evaluate the preliminary safety, tolerability and pharmacokinetics effect of a drug in healthy volunteer subjects or patients in accordance with the requirements of 21 CFR 312.21(a) or foreign equivalents.

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1.128

Phase I/II Clinical Trial means a human clinical trial which has the following two (2) main objectives: (i) determining preliminary safety and (ii) determining preliminary efficacy parameters in appropriate patients. Such Phase I/II Clinical Trial will often be split into two (2) parts, where the first part is intended to determine the maximum tolerated dose, and the second part is intended to determine preliminary efficacy parameters and additional safety data.

1.129

Phase II Clinical Trial means a potentially controlled human clinical trial involving a sufficient number of patients with the disease or condition of interest to obtain sufficient efficacy and safety data of a candidate drug in the targeted patient population to support a Phase III Clinical Trial of a candidate drug for its intended use, and to define the optimal dosing regimen, such as trials referred to in 21 C.F.R.§312.21(b) and foreign equivalents.

1.130

Phase III Clinical Trial means a controlled, and usually multi-center, clinical trial, involving patients with the disease or condition of interest intended to obtain sufficient efficacy and safety data to support Marketing Approval of a candidate drug whether or not designated as “Phase III”, such as trials referred to in 21 C.F.R. §312.21(c) and foreign equivalents. For clarity, a Phase II Clinical Trial intended to obtain sufficient efficacy and safety data to support Marketing Approval of a candidate drug shall qualify as a Phase III Clinical Trial.

1.131	Phase A means the research and evaluation phase pursuant to Section 2.

1.132	Phase B means the preclinical and clinical development phase pursuant to Section 3.

1.133

PMA means a U.S. premarket approval application for a Class III medical device filed with the FDA, or an equivalent application filed with any equivalent regulatory agency or governmental authority in any jurisdiction other than the United States.

1.134	Preferred Clinical Candidate has the meaning set forth in Section 2.10.

1.135	Prior Agreement has the meaning set forth in the preamble of this Agreement.

1.136	Prior Collaboration Agreement has the meaning set forth in the preamble of this Agreement.

1.137	Profit means the profits resulting from the Commercialization of an LCA Product, which shall be equal to the Net Sales received by a Party from the Commercialization of an LCA Product:

(a)	less manufacturing costs for the LCA Product sold,

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(b)

plus profits received from Partnership Agreements in relation to the LCA Product, provided, however, that any costs that would otherwise be included as a Commercialization expense, but which, pursuant to the definition of “Net Sales”, are deducted from gross sales to determine the Net Sales of an LCA Product, shall not also be deducted as a Commercialization expense and thereby counted twice. For the avoidance of doubt, Profits received from Partnership Agreements shall include without limitation all up-front, milestone and royalty payments, but exclude (i) any arms’ length research and development funding paid by the Third Party Collaborator in consideration for research and development activities to be performed under the Partnership Agreement and (ii) any value added or other taxes paid by the Third Party Collaborator to a Party in connection with such Partnership Agreement. Further details of the Profit calculation shall be agreed in the Commercialization Agreement. [***]

1.138	Program Inventions has the meaning set forth in Section 12.1(b).

1.139	Proposed IND Submission has the meaning set forth in Section 3.8.

1.140	Proprietary Combination [***] Plan has the meaning as set forth in Section 4.3(c).

1.141

Proprietary Combination Product means a pharmaceutical product suitable for human therapeutic application in the Field which includes [***] (and, potentially, [***] or [***]) and [***] or [***], which may be sold separately but are allowed to be administered together under the relevant Marketing Approvals. A Proprietary Combination Product may also include [***] (save that [***] shall constitute a [***] in the circumstances described in Sections 3.13(c) and 3.13(d)) and/or [***] or [***], in each case if approved by the Joint Steering Committee.

1.142	Proprietary Combination Product IP has the meaning set forth in Section 12.2(a).

1.143

Proprietary Combination Study means (a) a [***] study of a Proprietary Combination Product or (b) a [***] study using a [***] in combination with a [***] which (i) serves as substitute for the [***] selected for the relevant combination and (ii) is accepted by the competent Regulatory Authority to act as surrogate for the purposes of such [***] study.

1.144	Publication has the meaning set forth in Section 14.5.

1.145	Receiving Party has the meaning set forth in Section 14.1.

1.146

Region means either Asia (including, but not limited to India), the EU, North America (US, Mexico and Canada), South and Central America or ROW (including, but not limited to Russia, Australia, New Zealand, Africa, Middle East).

1.147

Regulatory Authority means any federal, national, multinational, state, county, city, provincial, or local regulatory agency, department, bureau or other governmental entity with authority over the marketing, commercialization, manufacture or sale of a pharmaceutical product in the Territory, including without limitation the FDA in the United States and the EMA in the EU.

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1.148	Research and Development Costs means the actual costs and expenses incurred by a Party for research and Development activities in Phase A and Phase B, including without limitation:

(a)	direct labor at the agreed FTE Rate plus agreed travel expenses pursuant to the Travel Policy of such employees,

(b)	direct research and Development costs paid to consultants, independent contractors and Third Party service providers,

(c)	direct costs of supplies, equipment and materials and related expenditures (including without limitation taxes and duties),

(d)	patent filing, prosecution and maintenance costs (but not defense and enforcement costs, unless otherwise set forth in this Agreement),

(e)

scale-up and other manufacturing costs (solely up to and including scale-up activities prior to production of successful consistency batches which is understood to be the first production of batches of an LCA Product that may be used for Commercialization),

(f)	Third Party contract costs required to perform Development activities related to the relevant LCA Product,

(g)	regulatory costs, including without limitation 1) costs for IND and BLA filing, 2) costs for PMA filing (if applicable) and 3) other costs for obtaining Marketing Approvals,

(h)	license payments (including but not limited to upfront payments, milestone payments and license maintenance fees) to Third Parties as necessary for Development and Commercialization of LCA Products

in each case (a) to (h) calculated in accordance with the Collaboration Accounting Policies, consistently applied and only to the extent such costs are directly attributable to the furtherance of a Research Plan or Development Plan, but excluding expenditures relating to general overhead, managerial, legal, financial and administrative expenses. For the avoidance of doubt, to the extent costs or salaries are partly directly attributable to a Research Plan or Development Plan and partly attributable to other activities of a Party, such costs and salaries shall constitute Research and Development Costs on a pro rata basis.

1.149

Research Plan means the written research plan approved by the Joint Research Committee (including, for the avoidance of doubt, any reports (in the form of PowerPoint presentations) provided to and approved by the Joint Research Committee) which describes the work to be performed by each Party during Phase A as well as budgets, timelines, allocation of FTEs and other relevant items agreed between the Parties. The Research Plan shall be updated at least annually.

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1.150	Royalty Reports has the meaning set forth in Exhibit 1.

1.151

Royalty Term means on a Unilateral Product-by-Unilateral Product and country-by-country basis, the period commencing on the First Commercial Sale of the relevant Unilateral Product and ending on the later to occur of:

(a)	the [***] anniversary of the date of the First Commercial Sale of such Unilateral Product in such country;

(b)

the expiration of the last to expire Valid Patent Claim of any Patent Right included in the [***] or the [***] (in case of an opt-out by Genmab) or [***] (in case of an opt-out by Biontech) that would be infringed by the manufacture, use, sale, offer for sale or import of the Unilateral Product in such country by a Third Party without a license; and

(c)	the expiration of [***] for such Unilateral Product in such country.

1.152	Selection of a Clinical Candidate has the meaning set forth in Section 2.10.

1.153

Serious Adverse Events means any Adverse Event occurring at any dose in response to the administration of a biopharmaceutical product or a combination of biopharmaceutical products that: (a) results in death or threatens life; (b) results in persistent or significant disability/incapacity; (c) results in or prolongs hospitalization; (d) results in a congenital anomaly or birth defect; or (e) is otherwise medically significant.

1.154	Shared Costs has the meaning set forth in Section 10.8(a).

1.155	Shared Costs Report has the meaning set forth in Section 10.11.

1.156	Shared Profits has the meaning set forth in Section 10.8(b).

1.157	Side Letters has the meaning set forth in the preamble of this Agreement.

1.158

Standalone Agreement means any agreement which may be entered into from time to time between Biontech and Genmab (or any of their Affiliates) relating to the research, development and/or commercialization of [***], including without limitation [***]. [***]

1.159	Standalone Product means any product that is researched, developed and/or commercialized pursuant to a Standalone Agreement.

1.160

Sublicensee means any person or entity that is granted a sublicense under (a) the Biontech Technology by Genmab or its Affiliates or (b) the Genmab Technology by Biontech or its Affiliates, in each case (a) and (b) in accordance with the terms of this Agreement.

1.161

Target Combination means each of the combinations of two distinct targeted antigens selected from the Collaboration Targets as specifically set forth in the Research Plan; each distinct antigen defined by its unique UniProt/Swiss-Prot number.

1.162	Technology means either Biontech Technology or Genmab Technology, as applicable.

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1.163	Term has the meaning set forth in Section 19.1.

1.164	Territory means the world.

1.165	Third Party means any person or entity other than the Parties and their Affiliates.

1.166

Third Party Combination Product means a pharmaceutical product suitable for human therapeutic application in the Field which consists only of: [***] or [***] (and, potentially, [***] or [***] and/or the [***]) and [***] or [***] (irrespective of [***]), in each case which may be sold separately but are allowed to be administered together under the relevant Marketing Approvals, and which the Parties agree to develop and commercialize jointly under this Agreement. For clarity, a Third Party Combination Product shall not include [***].

1.167

Third Party Product means an [***] or [***] owned or controlled by a Third Party. For the avoidance of doubt, [***] shall not be regarded as “Third Party Product” under this Agreement, but shall constitute [***].

1.168	[***] has the meaning set forth in Section 3.11.

1.169	[***] MSA has the meaning set forth in Section 3.11.

1.170

Travel Policy means the policy as agreed to by the Parties and approved by the Joint Steering Committee to be used for travel costs and expenses incurred as part of a Party’s activities under the applicable Research Plan or Development Plan, subject however to Sections 10.10 and 11.7. The Travel Policy that is in effect as of the Execution Date is attached hereto as Exhibit 9.

1.171	TSA has the meaning set forth in Section 3.11.

1.172	Unilateral Product has the meaning set forth in Section 18.5.

1.173

Valid Patent Claim means (a) an unexpired claim of an issued patent (including without limitation any extension thereof pursuant to patent term extension or a supplementary protection certification) which has not been found to be unpatentable, invalid or unenforceable by an unreversed and unappealable decision (including without limitation a decision that was not appealed within the time allotted for an appeal) of a court or other authority in the subject country; or (b) a claim of an application for a patent that has been pending for less than [***] years as calculated from the earliest priority date.

1.174	[***] Antibodies means the [***] Antibodies against [***] proprietary to Genmab, which have been generated by Genmab using [***] transgenic mouse technology pursuant to the [***] Agreement.

1.175	[***] has the meaning set forth in Section 14.10.

1.176	Within Scope Matter has the meaning set forth in Section 2 of Exhibit 7.

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2.	PHASE A – RESEARCH AND EVALUATION

2.1

Goal of Phase A. The goal of Phase A is to jointly discover, research and develop in accordance with the Research Plan, Clinical Candidates against the Target Combinations for further preclinical and clinical development in Phase B, on the basis of a 50/50 cost sharing. During the initial term of Phase A (as specified in Section 2.5), the Parties expect to identify [***] Clinical Candidates. For the avoidance of doubt, these numbers of expected Clinical Candidates are non-binding estimates only and the collaboration between the Parties in Phase A shall not be subject to any binding minimum or maximum number of Clinical Candidates. The Parties agree that this Agreement shall replace the Prior Agreement on the Effective Date, and that any initial research (as defined under the Prior Agreement) conducted under the Prior Agreement shall be deemed covered by Phase A and the terms and conditions thereof, and any rights and obligations of the Parties under the Prior Agreement shall be replaced with the rights and obligations of the Parties set forth in this Agreement. In case of discrepancy between this Agreement and the Prior Agreement, this Agreement shall prevail.

2.2

Research Plan. Within [***] after the Effective Date, the Parties shall prepare and agree an initial Research Plan, which shall be endorsed by the Joint Research Committee. On an annual basis, or more frequently as necessary and agreed by the Parties, but no later than by 30 September (in order for the Parties to prepare their respective budgets for the coming [***] calendar years) the Joint Research Committee shall review the Research Plan in order to make annual updates to the Research Plan for the then current calendar year, if any, plus the following two (2) calendar years. Furthermore, each Party may recommend changes to the Research Plan at any time; provided, however, that such changes shall be effective only upon the approval by the Joint Research Committee.

2.3

FTE Allocation During Phase A. The Parties intend to contribute and commit the required resources to meet the objectives as stipulated by the Joint Research Committee and in the applicable Research Plan. Details in relation to the number and allocation of FTEs during Phase A shall be set forth in the Research Plan. For the avoidance of doubt, the allocation of FTEs pursuant to the Research Plan shall not alter the 50/50 cost sharing in Phase A as set forth in Section 10.8(a).

2.4	Subcontracting During Phase A.

(a)	Subject to Sections 2.4(b) and 2.4(c), each Party may perform some or all of its obligations under or relating to the Research Plan through any of its Affiliates or one or more Third Parties.

(b)

Notwithstanding Section 2.4(a), and subject to Section 2.4(c), neither Party may subcontract any of its obligations under the Research Plan relating to non-clinical experiments or studies, or the formulation, process development, and manufacture of a Clinical Candidate or a component thereof, without the prior approval of the Joint Research Committee, unless such subcontractor is an Affiliate or Permitted Subcontractor (in which case no such Joint Research Committee approval shall be required).

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(c)

The subcontracting Party shall ensure that: (i) any such Approved Subcontractor shall perform such subcontracted obligations pursuant to a written agreement; (ii) none of the rights of the other Party hereunder are diminished or are otherwise adversely affected as a result of such subcontracting; and (iii) the Approved Subcontractor undertakes in writing all obligations of confidentiality and non-use regarding both Parties’ Confidential Information which are substantially the same as those undertaken by the Parties hereunder. In the event that a Party performs one or more of its obligations under the Research Plan through any such Approved Subcontractor, then such Party shall at all times be responsible for the performance by such Approved Subcontractor of such Party’s obligations hereunder.

2.5

Duration of Phase A. The joint research and development activities in Phase A are scheduled for an initial term until [***]. The Parties shall discuss in good faith an extension of Phase A at the latest [***] before the end of the initial term, provided that any extension of Phase A shall require the written mutual agreement between the Parties.

2.6	General Obligations of the Parties in Phase A. During Phase A, each Party shall:

(a)	use its Commercially Reasonable Efforts to discover, research and develop Clinical Candidates and to perform its respective activities pursuant to the Research Plan, and

(b)	perform its activities under the Research Plan in good scientific manner, and in compliance with all requirements of Applicable Laws, and

(c)

contribute such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the Research Plan and to achieve efficiently the objectives thereof, provided that each Party shall only be obliged to contribute those FTEs set forth in Section 2.3 above and in the Research Plan,

(d)	provide the other Party with such materials, information and other assistance required to be provided under the Research Plan.

2.7

Results and Reporting Under Phase A. Each Party shall keep the other Party fully informed as to its progress, results (including without limitation the development of any technology or Program Inventions), status and plans for performing and implementing the Research Plan. Such information shall be given by periodic, informal oral reports, and by a quarterly written report, which may be in the form of a PowerPoint presentation during meetings of the Joint Research Committee, delivered not later than thirty (30) days following the end of every Calendar Quarter during which any activities are performed under the Research Plan.

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2.8	Records.

(a)

Each Party shall maintain records (including but not limited to lab notebooks, results of experiments, study protocols and amendments, study reports, etc.), in sufficient detail and in good scientific manner (including without limitation as appropriate for patent and regulatory purposes), which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in its performance of the Research Plan. All such records shall be jointly owned, with the intellectual property rights subsisting therein owned in accordance with Section 12, and copies of such records shall be made available to the other Party upon reasonable request.

(b)

Upon the reasonable written request of a Party (but not more than once per calendar year), the other Party shall make such records available to the requesting Party for inspection at such other Party’s premises during normal business hours for the purpose of determining or verifying the audited Party’s compliance with its obligations hereunder. For the purposes of such inspection, the auditing Party may request, and the audited Party shall deliver up to the auditing Party copies of relevant records described in this Section 2.8. The Parties shall bear their own costs in connection with any audit conducted pursuant to this Section 2.8.

2.9

Liability. In connection with the conduct of the Development activities, hereunder, each Party shall be responsible for, and hereby assumes, any and all risks of personal injury or property damage attributable to the negligent acts or omissions of that Party or its Affiliates or Approved Subcontractors, and their respective directors, officers, employees and agents.

2.10

Nomination of LCA Products. Each Party may at any time during Phase A propose that one or more Clinical Candidates which meet the relevant specifications defined in the Research Plan is/are nominated by the Joint Research Committee as LCA Product(s) for further preclinical and clinical development in Phase B (such proposal to be considered Selection of a Clinical Candidate for the purpose of the financial terms set forth in Exhibit 1). Upon such proposal, the Joint Research Committee will (i) review and confirm whether the proposed Clinical Candidate(s) meet the relevant specifications defined in the Research Plan, (ii) if several proposed Clinical Candidates targeting the same Target Combination meet such specifications: decide which of these Clinical Candidates is best suited for further preclinical and clinical development (Preferred Clinical Candidate), and (iii) decide whether the Preferred Clinical Candidate(s) shall be developed as LCA Product(s). The Joint Research Committee shall make the decisions according to (i) to (iii) in good faith and shall not take into consideration whether any of these decisions would trigger the payment according to Section 10.1(d). For the avoidance of doubt, if only one proposed Clinical Candidate targeting a certain Target Combination meets the relevant specifications defined in the Research Plan, such Clinical Candidate shall automatically be the Preferred Clinical Candidate for such Target Combination. If and when the Joint Research Committee decides that a Preferred Clinical Candidate shall be developed as LCA Product (as documented in the minutes of the Joint Research Committee), the Parties obligations under the Research Plan shall terminate, and Phase B shall be initiated with respect to such Preferred Clinical Candidate. For the avoidance of doubt, neither Party may propose to the Joint Research Committee a Clinical Candidate targeting a Target Combination for which a Preferred Clinical Candidate has already been selected.

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2.11

Unilateral Development. If a Party – through the Joint Research Committee pursuant to Section 2.10 – decides not to develop a Preferred Clinical Candidate as an LCA Product and move it to Phase B, this shall be regarded as an opt-out by such Party in accordance with Section 18 and the process specified in Section 18.1 and 18.3 and the terms and conditions set forth in Sections 18.4 to 18.8 shall apply mutatis mutandis. In such event, the Opt-Out Notice (as specified in Section 18.1) shall be such Party’s declaration of its decision not to develop such Preferred Clinical Candidate as an LCA Product in such Joint Research Committee meeting and the Opt-Out Date (as specified in Section 18.1) shall be the date thirty (30) days after the date of the Joint Research Committee meeting in which such Party declared its decision not to develop such Preferred Clinical Candidate as an LCA Product. If the Parties agree not to advance a certain Clinical Candidate to Phase B, then such Clinical Candidate shall be considered a Ceased Product and Section 18.4 shall apply mutatis mutandis.

2.12

Back-Up Candidates. Concurrently with the decision to develop a proposed Clinical Candidate as LCA Product or Unilateral Product, as applicable, the Joint Research Committee (if both Parties wish to develop such Clinical Candidate) or the Continuing Party (if only one Party wishes to develop such Clinical Candidate) shall be entitled to also designate [***] further Clinical Candidate (if available) as Back-up Candidate for the respective Target Combination (and in such event, the Joint Research Committee or the Continuing Party, as applicable, may decide at any time that the Back-up Candidate shall replace the originally selected Clinical Candidate as LCA Product or Unilateral Product for the purposes of this Agreement).

3.	PHASE B – PRECLINICAL AND CLINICAL DEVELOPMENT

3.1

Goal of Phase B. The goal of Phase B is to jointly develop on an LCA Product-by-LCA Product basis, an LCA Product in accordance with the applicable Development Plan through preclinical and clinical phase on the basis of a 50/50 cost sharing.

3.2

Development Plans. Without undue delay after nomination of an LCA Product, and on an LCA Product-per-LCA Product basis, the Parties shall agree on the initial Development Plan and Budget, both including without limitation clinical and manufacturing activities until Establishment of Proof of Concept, taking into consideration either Party’s capabilities and resources. Such initial Development Plan and Budget shall be endorsed by the Joint Steering Committee. Each Party may recommend changes to a Development Plan at any time; provided, however, that such changes shall be effective only upon the approval by the Joint Steering Committee.

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3.3	Subcontracting During Phase B.

(a)	Subject to Sections 3.3(b) and 3.3(c), each Party may perform some or all of its obligations under or relating to the Development Plan through any of its Affiliates or one or more Third Parties.

(b)

Notwithstanding Section 3.3(a), and subject to Section 3.3(c), neither Party may subcontract any of its obligations under the Development Plan relating to the performance of a clinical trial, the manufacture of an LCA Product or a component thereof, or the development or manufacture of a companion or other diagnostic product, without the prior approval of the Joint Steering Committee, unless such subcontractor is an Affiliate or Permitted Subcontractor (in which case no such Joint Steering Committee approval shall be required).

(c)

The subcontracting Party shall ensure that: (i) any such Approved Subcontractor shall perform such subcontracted obligations pursuant to a written agreement; (ii) none of the rights of the other Party hereunder are diminished or are otherwise adversely affected as a result of such subcontracting; and (iii) the Approved Subcontractor undertakes in writing all obligations of confidentiality and non-use regarding both Parties’ Confidential Information which are substantially the same as those undertaken by the Parties hereunder. In the event that a Party performs one or more of its obligations under the Development Plan through any such Approved Subcontractor, then such Party shall at all times be responsible for the performance by such Approved Subcontractor of such Party’s obligations hereunder.

3.4

Duration of Phase B. Phase B shall begin on an LCA Product-by-LCA Product basis upon nomination of the respective LCA Product pursuant to Section 2.10 and shall end upon the earlier of (i) opt-out of a Party pursuant to Section 18 (subject to the provisions on unilateral development by the Continuing Party and on continued funding by the Opt-Out Party as set forth in Section 18), (ii) abandonment of the Phase B Development activities by mutual agreement between the Parties, (iii) completion of all Development activities for all countries in which the LCA Product shall be Commercialized, (iv) conclusion of a Joint Divestment Process, and (v) any other date specified in the applicable Development Plan.

3.5	General Obligations of the Parties in Phase B. Each Party shall:

(a)

use its Commercially Reasonable Efforts to Develop the respective LCA Product during the necessary preclinical and clinical stages and to perform its respective activities pursuant to the applicable Development Plan,

(b)	perform its activities under the applicable Development Plan in good scientific manner, and in compliance with all requirements of Applicable Law,

(c)

contribute such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the applicable Development Plan and to achieve efficiently the objectives thereof, provided that each Party may only incur Shared Costs as provided in Section 10.9 and shall only be obliged to contribute those FTEs set forth in the applicable Development Plan,

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(d)

refrain from using in any capacity in connection with the Development, manufacture or Commercialization of an LCA Product, any person or entity who has been debarred pursuant to Section 306 of the United States Federal Food, Drug, and Cosmetic Act or a similar legislation in another jurisdiction, or who is the subject of a conviction described in such section, and

(e)	provide to the other Party such materials, information and other assistance required to be provided under the applicable Development Plan.

3.6	Reference to Certain Provisions of Phase A. Sections 2.7, 2.8 and 2.9 shall apply mutatis mutandis to Phase B.

3.7

Ad Hoc and Annual Updates to the Development Plan. On an annual basis, or more frequently as necessary and agreed by the Parties, but no later than by 30 September (in order for the Parties to prepare their respective budgets for the coming [***] calendar years), the Joint Steering Committee shall review the Development Plan and the related Budget in order to make annual updates to the Development Plan and Budget for the then current calendar year, if any, plus the following [***] calendar years both to be approved by the Joint Steering Committee. In the event that the Joint Steering Committee cannot agree on an annual update to the Development Plan and Budget, then the most recent version of the Development Plan and Budget will be deemed the Development Plan and Budget for the period, until the Parties are able to reach an agreement on any update to the Development Plan and Budget. The Parties agree that no later than [***] months prior to the anticipated Establishment of Clinical Proof of Concept, the Parties, via the Joint Development Team and the Joint Steering Committee, shall agree on an update to the Development Plan, including without limitation the Budget, to cover the period after Establishment of Clinical Proof of Concept, such plan to cover various clinical scenarios depending on whether Establishment of Clinical Proof of Concept shall be followed by Phase II Clinical Trial(s) or a Phase III Clinical Trial. Such update to the Development Plan and Budget shall form the basis of any continued Development after the Establishment of Clinical Proof of Concept by both Parties.

3.8

Preparation of IND. The Parties shall jointly be responsible via the Joint Steering Committee for producing the initial version of the proposed IND submission as well as a work plan and budget for the clinical phase of the Development of an LCA Product, including but not limited to the CMC costs. Once such an IND submission package has been agreed on by the Joint Steering Committee, this shall constitute “Proposed IND Submission” for the purposes of Section 18 and the financial terms set forth in Exhibit 1.

3.9

Third Party as Supplier. If relevant, the Joint Development Team shall determine the strategy, timing and other matters relating to identifying a Third Party to manufacture the LCA Product (or any component thereof) and shall make proposals in respect of the same to the Joint Steering Committee. In the case where, based on a proposal from the Joint Development Team, the Joint

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Steering Committee elects to designate a Third Party to be responsible for manufacturing of an LCA Product (or any component thereof), one Party or both Parties, to be determined by the Joint Steering Committee, shall enter into a supply agreement with such Third Party on customary and reasonable terms and conditions. The Joint Development Team shall determine the strategy, timing and other matters relating to entering into the supply agreement. Notwithstanding the foregoing, at such time as the Joint Steering Committee determines to recruit a Third Party, the Joint Steering Committee shall determine whether to designate a Party to take the lead in negotiating and entering into the supply agreement or to allocate such responsibilities between the Parties. If one Party is designated to take the lead in negotiating such agreement, such Party shall provide the other Party with term sheets and substantive agreement drafts during the negotiations (including without limitation any proposed execution version) for review and comment and the designated Party shall not enter into any such supply agreement (or any amendment, waiver or other modification thereof) without the written approval of the other Party, which approval shall not be unreasonably withheld. No contractual or other obligations shall be entered into vis-à-vis a Third Party and the Joint Steering Committee shall not designate nor authorize a Party to enter into such obligations, before such obligations have been financially covered in the Budget.

3.10

Companion Diagnostic and Biomarkers. To the extent that biomarker analysis or a companion diagnostic will be required as per the Research Plan or the Development Plan, the Joint Research Committee or the Joint Steering Committee, as applicable, will consider Biontech’s capabilities for biomarker testing and diagnostic development as well as alternative proposals and will make the decision as to whether Biontech in the sole interest of the applicable LCA Product shall be the preferred choice to determine biomarkers and develop a companion diagnostic. If Biontech is selected by the Joint Steering Committee to determine biomarkers and develop a companion diagnostic for the applicable LCA Product, Biontech will use Commercially Reasonable Efforts to develop a companion diagnostic to be tested in clinical trials and shall have the exclusive right to manufacture and commercialize such companion diagnostic. The costs incurred by Biontech in developing such a companion diagnostic shall be considered Shared Costs for the purposes of this Agreement and shall be included in the then current Budget. However, any costs incurred or profit obtained during the commercial manufacturing or commercialization of any such companion diagnostic by Biontech shall be incurred and obtained at Biontech’s sole expense and benefit, and shall not be considered Shared Costs nor Shared Profits. Notwithstanding the foregoing or any other provision in this Agreement, the Parties acknowledge and agree that Genmab has the right to appoint and enter into arrangements with [***] to develop companion or other diagnostics relating to LCA Products pursuant to and in accordance with the terms of a side letter no. 5 to the Prior Collaboration Agreement dated 12 August 2021 (as amended by amendment no. 1 to side letter no. 5 dated 23 September 2021), which is appended to this Agreement in Exhibit 8, and the terms of which the Parties agree shall apply mutatis mutandis to this Agreement (with references to the Prior Collaboration Agreement therein being read as references to this Agreement).

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3.11

[***] MSA. Notwithstanding the foregoing or any other provision in this Agreement, the Parties acknowledge and agree that Genmab entered into a Master Services Agreement together with Genmab B.V. and [***] ([***]) on 22 May 2017 (the [***] MSA) pursuant to which [***] performed extended target safety assessment studies (TSAs) in respect of certain Collaboration Targets, including but not limited to the antigens [***]), (collectively the Agreed TSAs). Notwithstanding Section 14 of this Agreement, the Parties acknowledge and agree that each Party may freely use and disclose the Agreed TSAs for any other purpose or project outside the scope of this Agreement. For clarity, the Clinical Candidates and LCA Products in respect of which an Agreed TSA is performed and the terms of this Section 3.11 shall constitute Confidential Information and shall continue to be subject to the terms of Section 14 of this Agreement.

3.12	Joint Combination Products.

(a)

The Parties acknowledge and agree that they may, [***], jointly agree in writing to research and develop Joint Combination Product(s) and this shall be reflected in the relevant Research Plan and/or Development Plan.

(b)

For clarity, save to the extent expressly stated otherwise, the terms of this Agreement shall apply to any such Joint Combination Product if it includes or requires the co-administration of [***], irrespective of whether it also includes or requires the co-administration of [***] or [***]. The terms of the relevant [***] or [***] shall continue to apply in respect of the use of [***] or [***] (respectively) outside of such Joint Combination Product, including, without limitation, use of [***] or [***] in combination products that do not include [***] and any terms which may apply under [***] if [***] becomes a [***] (as such term is defined in the [***]) pursuant to [***].

(c)

For the purposes of this Agreement, a Joint Combination Product shall be treated as if it were a [***], save for the purposes of Sections 4, 5, 6.8, 8, 9.4, 10.13, 11.4, 12.2, 12.5, 12.11, 12.12(e) (subject to Section 12.12(f)), 13.7 and 14.7. If any Proprietary Combination Product includes [***] included in a Joint Combination Product, the references to [***] in the terms of this Agreement relating to Proprietary Combination Products (including, without limitation, Sections 4, 5, 6.8, 8, 9.4, 10.13, 11.4, 12.2, 12.5, 12.11, 12.12(e) (subject to Section 12.12(f)), 13.7, 14.7 and Exhibit 11) shall be deemed to be references to [***] included therein and not a reference to [***].

(d)	If any [***] included within a Joint Combination Product becomes [***], the terms of Exhibit 11 shall apply with respect to the treatment of such Joint Combination Product.

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3.13	Use of [***].

(a)	The Parties acknowledge and agree that, [***]:

(i)

the Parties may jointly agree in writing to use [***] in conjunction with [***] at any time during the term of [***] and such use shall be included in the relevant Research Plan and/or Development Plan. For clarity, [***]; and

(ii)	[***].

In each case (i) and (ii) above, the Parties acknowledge and agree that [***] shall constitute a [***] which may be used to [***] and [***] the relevant [***], [***] or [***]. Save as expressly stated otherwise, [***] shall not be considered a [***] or a [***] under the terms of this Agreement.

(b)	[***]

(c)	[***]

(d)	[***]

[***]

4.	[***] PROPRIETARY COMBINATION PRODUCTS

4.1

General Principles. Each Party shall be entitled to pursue the [***] and [***] of Proprietary Combination Products at its own costs, subject to the terms and conditions of this Agreement, including the provisions set forth in this Section 4. For clarity, if a Proprietary Combination Product includes [***], the use of such [***] in the Proprietary Combination Product shall be subject to the terms of this Agreement relating to Proprietary Combination Products, including (without limitation) Sections 4, 5, 6.8, 8, 9.4, 10.13, 11.4, and 12.2, 12.5, 12.11, 12.12(e) (subject to Section 12.12(f)),13.7, 14.7 and Exhibit 11 of this Agreement, as if it were [***], and not subject to any equivalent clauses on combination products included in the [***]. The terms of the [***] shall continue to apply in respect of the use of [***] outside of the Proprietary Combination Product (and also, for clarity, outside of any Joint Combination Product), including, without limitation, use of [***] or [***]. Any terms which may apply under [***] if [***] becomes [***] (as such term is defined in the [***]) shall also apply to the use of such [***] in any Proprietary Combination Product under this Agreement and such [***] shall become [***] as further described in Exhibit 11.

4.2

[***] Proprietary Combination Studies. Each Party shall be entitled to initiate and pursue [***] Proprietary Combination Studies at its own costs subject to the terms of this Agreement, including this Section 4.2.

(a)

Submission of Research Plan. Prior to the initiation of any [***] Proprietary Combination Study, the relevant Developing Party shall submit to the Non-Developing Party a draft [***] research plan at least [***] days prior to the Joint Steering Committee meeting where the Joint Steering Committee is to review such plan. The Non-Developing Party shall review and provide its feedback to the Developing Party within [***] days of receipt of such draft [***] research plan. Following consideration by the Developing Party of such feedback from the Non-Developing Party, the Developing Party shall submit such draft [***] research plan, including any updates made by the Developing Party based on the feedback from the Non-Developing Party, to the Joint Steering Committee. Such draft [***] research plan shall set forth in reasonable detail:

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(i) the proposed Proprietary Combination Product,

(ii) information about the proposed [***] and, if applicable, [***] (to the extent that the Non-Developing Party does not already have access to such information) and any [***] included in the proposed Proprietary Combination Product, including the respective mechanisms of action as well as any known potential safety risks;

(iii) the rationale for selecting the proposed combination;

(iv) information as to the Developing Party’s possession of the right to [***], [***] and/or [***] (or [***], [***] and/or [***] together with [***]) the proposed [***] (whether by [***], [***] or [***]);

(v) the proposed preclinical activities, including the experimental set-up;

(vi) the volumes of [***] and, if applicable, [***], required;

(vii) anticipated timelines; and

(viii) a risk assessment on whether and how the proposed [***] Proprietary Combination Study may affect on-going activities under this Agreement, [***] or [***];

in each case (i) to (viii), to the extent reasonably necessary for the Non-Developing Party to evaluate the proposed Proprietary Combination Product and [***] Proprietary Combination Study.

In addition to the above, the Developing Party will at the same time as providing the draft [***] research plan to the Non-Developing Party also inform the Non-Developing Party if it is aware that a license of any intellectual property rights owned or controlled by [***] may be needed to [***], [***] or [***] the [***] in combination with [***] and, if applicable, [***] and/or [***].

(b)

Review of Research Plan. Following submission of a [***] research plan in accordance with Section 4.2, the Non-Developing Party shall review and provide written feedback on such plan to the Developing Party within [***] days of its receipt of such plan. The Developing Party shall give reasonable consideration to the Non-Developing Party’s comments and shall also make itself reasonably available to participate in a meeting (including by video conference or teleconference) with the Non-Developing Party prior to the Joint Steering Committee meeting (if applicable) to discuss the Non-Developing Party’s comments. To the extent the Non-Developing Party reasonably requests additional information or documentation relating to the Developing Party’s possession of the right to [***], [***] and/or [***] a proposed [***] which the Developing Party [***], [***] and/or [***], the Developing Party shall provide such information or documentation for the Non-Developing Party’s review, provided that the Developing Party may redact any information [***].

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(c)

Approval by Joint Steering Committee. Each proposed [***] Proprietary Combination Study shall be discussed and approved by the Joint Steering Committee prior to its initiation by the Developing Party. For avoidance of doubt, the Joint Steering Committee can also decide to agree on the relevant research plan through exchange of emails without the requirement of a formal Joint Steering Committee meeting, provided, for clarity, that the review process and applicable time period set out in Section 4.2 shall continue to apply and any such decision by the Joint Steering Committee is recorded in the minutes of the next Joint Steering Committee meeting following such decision by email. Section 11.4 below shall apply with respect to the Joint Steering Committee’s review and approval of the proposed [***] Proprietary Combination Study. If the Developing Party wishes to make any material change to the research plan for such [***] Proprietary Combination Study to be conducted by the Developing Party, including any change to the research plan that may materially impact the items set out in Sections 4.2(a)(i) to 4.2(a)(viii) above, it shall seek the Joint Steering Committee’s prior approval to such change.

(d)

[***] under [***]. If the [***] proposed for a Proprietary Combination Product is [***], [***] and/or [***], the Parties shall jointly agree in good faith to which extent any Confidential Information [***] will be shared [***].

(e)

Conduct of [***] Proprietary Combination Study. Following the Joint Steering Committee’s approval of the proposed research plan, the Developing Party shall be solely responsible for the conduct of the relevant [***] Proprietary Combination Study and shall bear all related costs[***]. Any such [***] Proprietary Combination Study shall be conducted in good scientific manner and in accordance with all requirements of Applicable Law, including in relation to maintenance of records and data.

(f)

Reporting on [***] Proprietary Combination Study. The Developing Party will keep the Non-Developing Party reasonably informed on its activities in relation to such [***] Proprietary Combination Study and shall share data relevant for the evaluation of [***] as part of the Proprietary Combination Product from such [***] Proprietary Combination Study with the Non-Developing Party (i) at least on a quarterly basis during the Parties’ Joint Development Team meetings, and (ii) on a quarterly basis during the Parties’ Joint Steering Committee meetings. The Developing Party shall as soon as reasonably practicable provide the Non-Developing Party with any updates (non-material as well as material) to the research plan for such [***] Proprietary Combination Study.

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(g)

Out-licensing of [***]. If the Developing Party out-licenses its right to [***] of any Proprietary Combination Product to [***] following the approval of the relevant [***] Proprietary Combination Study by the Joint Steering Committee, the following shall apply:

(i)

the Developing Party shall have the right to continue to conduct and complete such [***] Proprietary Combination Study, provided that the Developing Party retains the required licenses to [***] to complete such [***] Proprietary Combination Study in compliance with the terms of this Agreement and uses its best efforts to ensure [***] compliance with the terms of this Agreement relating to such [***] Proprietary Combination Study, including with respect to reporting, intellectual property rights and publication;

(ii)

any material change to the research plan for such [***] Proprietary Combination Study to be conducted by the Developing Party, including any change to the research plan that may materially impact the items set out in Sections 4.2(a)(i) to 4.2(a)(viii) above, shall require the approval of the Joint Steering Committee; and

(iii)

the Developing Party shall only share with [***] any information or data solely relating to [***] included in such Proprietary Combination Product (x) upon prior approval of the Joint Steering Committee (which shall not be unreasonably withheld or delayed), and (y) after [***] has agreed to confidentiality obligations consistent with those set forth in Section 14.

(h)

Confirmation of Approval of Certain [***] Proprietary Combination Studies. The Parties hereby confirm the Joint Steering Committee’s approval of [***]. Further, the Parties hereby confirm the Joint Steering Committee’s approval of [***].

4.3	[***] Proprietary Combination Studies.

(a)

Initiation of [***] Proprietary Combination Studies. Following the successful completion of any [***] Proprietary Combination Study in relation to any proposed Proprietary Combination Product, or if no [***] Proprietary Combination Study is required by the relevant Regulatory Authority prior to initiating a [***] Proprietary Combination Study for such proposed Proprietary Combination Product, each Party shall be entitled to initiate and pursue [***] Proprietary Combination Studies in relation to such Proprietary Combination Product subject to the terms of this Agreement, including this Section 4.3.

(b)

Submission of Study Request. Prior to the initiation of any [***] Proprietary Combination Study, the relevant Developing Party shall submit to the Non-Developing Party a request to initiate such [***] Proprietary Combination Study at least [***] days prior to the Joint Steering Committee meeting where the review of such request will be on the agenda. The Non-Developing Party shall review and provide written feedback on such request to the Developing

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Party within [***] days of its receipt of such request. The Developing Party shall give reasonable consideration to the Non-Developing Party’s comments and shall also make itself reasonably available to participate in a meeting (including by video conference or teleconference) with the Non-Developing Party prior to the Joint Steering Committee meeting to discuss the Non-Developing Party’s comments. Following such consideration by the Developing Party of the feedback provided by the Non-Developing Party, the Developing Party shall submit such request (including any updates made by the Developing Party based on the feedback provided by the Non-Developing Party) to the Joint Steering Committee. Such request shall include the following support data and documentation:

(i)

all relevant data relating to [***] (or, if applicable, [***] (to the extent that the Non-Developing Party does not already have access to such information) and [***]), or the proposed Proprietary Combination Product generated outside of the activities under this Agreement or [***] or [***], in each case which is in the possession of the Developing Party (including relevant data from the [***] Proprietary Combination Study or any other [***] research activities);

(ii)

draft of an initial [***] plan describing the [***] Proprietary Combination Study activities and manufacturing requirements related to [***] forming part of the Proprietary Combination Product and also containing the information set out in Section 4.3(c) below;

(iii)	a [***] for the [***] Proprietary Combination Study for which the Developing Party is seeking the JSC’s approval;

(iv)	the volumes of [***] and, if applicable, [***], required;

(v)	anticipated timelines;

(vi)

a risk assessment on whether and how the proposed [***] Proprietary Combination Study may affect on-going activities under this Agreement, [***] or [***], including without limitation information about any potential overlapping toxicity profiles of the products included in the Proprietary Combination Product;

(vii)

information regarding any intellectual property rights owned or controlled by [***] of which the Developing Party is aware where a license to such intellectual property rights may be needed to [***], [***] or [***] the [***] in combination with [***] and, if applicable, [***] and/or [***]; and

(viii)	any other information set forth in Section 4.2(a) to the extent that has not already been provided as part of the process set forth in Section 4.2;

in each case (i) to (viii), to the extent reasonably necessary for the Non-Developing Party to evaluate the proposed [***] Proprietary Combination Study.

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(c)

Procedure and Joint Steering Committee Approval. Following the submission of the documents and data in accordance with Section 4.3(b), the procedure set forth in the provisions of Sections 4.2(b) to 4.2(d) shall apply mutatis mutandis. Once a [***] Proprietary Combination Study has been approved by the Joint Steering Committee, the Developing Party may initiate and pursue such [***] Proprietary Combination Study in accordance with the submitted initial [***] plan pursuant to Section 4.3(b)(ii) (the Proprietary Combination [***] Plan). Such Proprietary Combination [***] Plan shall include an outline of [***] and [***] and [***] activities that the Developing Party considers necessary for the [***] of the Proprietary Combination Product up to and including [***] for such Proprietary Combination Product. For clarity, approval by the Joint Steering Committee of a proposed [***] Proprietary Combination Study does not include approval of any additional [***] Proprietary Combination Study described in such outline, unless [***] for such [***] Proprietary Combination Study is provided pursuant to Section 4.3(b)(iii) and approved by the Joint Steering Committee. If the Developing Party wishes to make any material change to such Proprietary Combination [***] Plan or [***], including any change that may have a material impact on the items set out in Section 4.3(b)(iv) to (vi), or to [***] referred to in Section 4.3(b)(iii), it shall seek the Joint Steering Committee’s prior approval to making such change.

(d)

Conduct of [***] Proprietary Combination Study. Following the Joint Steering Committee’s approval of the proposed [***] Proprietary Combination Study, the Developing Party shall be solely responsible for the conduct of the relevant [***] Proprietary Combination Study and shall bear all related costs, [***]. The Non-Developing Party will reasonably support the Developing Party in such [***] Proprietary Combination Study, including by providing access to all relevant information on the [***] for [***] and [***] in connection with the [***] Proprietary Combination Study. [***] The Developing Party shall perform the [***] Proprietary Combination Study in accordance with all requirements of Applicable Law, including [***] of competent Regulatory Authorities, including in relation to maintenance of records and data. Notwithstanding anything to the contrary in this Agreement, the Developing Party shall not be authorized to initiate any [***] for a Proprietary Combination Product [***] until the Parties have entered into the Commercialization Agreement referred to in Section 6.5 of this Agreement covering commercialization of [***] included in such Proprietary Combination Product.

(e)

Reporting to Joint Steering Committee; Final Study Report. The Developing Party will keep the Non-Developing Party reasonably informed, at least on a quarterly basis, on its activities in relation to such [***] Proprietary Combination Study and shall report all relevant information and data on the use and performance of [***] as well as the Proprietary Combination Product to the Joint Steering Committee, including information on any safety issues relating to [***] and/or Proprietary Combination Product. The Developing Party shall as soon as reasonably practicable provide the Non-Developing Party with any updates (non-material as well as material) to the Proprietary Combination [***] Plan and/or [***] for such Proprietary Combination Study. Promptly following completion [***] of the [***] Proprietary

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Combination Study, the Developing Party shall provide the Non-Developing Party with an electronic draft of the final study report which shall include a complete copy of the [***] Proprietary Combination Study data [***]. However, the Developing Party shall not be obliged to disclose to the Non-Developing Party or the Joint Steering Committee any information or data (i) [***] or (ii) [***]. The Non-Developing Party shall have [***] days after receipt of such electronic draft to provide comments regarding the [***] Proprietary Combination Study. The Developing Party shall consider in good faith any comments provided by the Non-Developing Party on the draft final study report. In addition, the Developing Party shall provide to the Non-Developing Party an overview of the volumes of [***] used for the completed Proprietary Combination Study [***] and the associated [***] costs.

(f)

[***] Review. The Developing Party shall provide a copy of [***] for the Proprietary Combination Study that relate to the Proprietary Combination Product at least [***] weeks prior to any submission thereof to [***] and take any comments from the Non-Developing Party into good faith, provided that such comments are provided to the Developing Party within [***] weeks after the Non-Developing Party’s receipt of the [***]. Further, the Developing Party shall provide copies of any subsequent amendments to [***] for the Proprietary Combination Study at least [***] Business Days prior to any submission thereof to [***] and take any comments from the Non-Developing Party into good faith consideration, provided that such comments are provided to the Developing Party within [***] Business Days after the Non-Developing Party’s receipt of the planned amendment. The Parties acknowledge and agree that the Developing Party may redact any sensitive information relating to [***] included in any [***] for a Proprietary Combination Study or any amendments thereto prior to the provision of such [***] or amendment to the Non-Developing Party pursuant to this Section 4.3(f), provided, however, that such redaction does not materially hamper the Non-Developing Party’s ability to assess whether the [***] or [***] amendment is aligned with the study request documentation and data provided pursuant to Section 4.3(b). If the Non-Developing Party reasonably believes that certain redactions materially hamper such assessment, and the Developing Party upon the Non-Developing Party’s request does not disclose such redacted information, the Non-Developing Party shall have the right to reject the submission of the [***] or [***] amendment.

(g)

Out-licensing of [***]. If the Developing Party out-licenses its right to [***] of any Proprietary Combination Product to [***] following the approval of the relevant [***] Proprietary Combination Study by the Joint Steering Committee, the following shall apply:

(i)

the Developing Party shall [***] and use its best efforts to ensure [***] compliance with the terms of this Agreement relating to such [***] Proprietary Combination Study, including with respect to reporting, intellectual property rights and publication;

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(ii)

any material change to the Proprietary Combination [***] Plan or [***] for such [***] Proprietary Combination Study involving such [***] to be conducted by the Developing Party, including any change to the Proprietary Combination [***] Plan or [***] that may materially impact the items set out in Sections 4.3(b)(i)- 4.3(b)(viii) above requires the approval of the Joint Steering Committee;

(iii)

[***] shall be allowed to conduct further [***] Proprietary Combination Studies subject to the approval of the Joint Steering Committee pursuant to Section 4.3, and subject to a written supply agreement between Biontech, Genmab and [***] setting forth the detailed terms and conditions for such Proprietary Combination Studies; and

(iv)

the Developing Party shall only share with [***] any information or data solely relating to [***] included in such Proprietary Combination Product (x) upon prior approval of the Joint Steering Committee (which shall not be unreasonably withheld or delayed), and (y) after [***] has agreed to confidentiality obligations consistent with those set forth in Section 14.

(h)

Ownership and Use of Study Data. Subject to the intellectual property provisions of this Agreement, as between the Parties, all study data of any ([***] or [***]) Proprietary Combination Study shall be owned by [***]. [***] hereby grants to [***] a non-exclusive, fully paid-up, worldwide license to use such study data for the development, manufacturing and commercialization of [***] (and, if applicable, [***]) included in the Proprietary Combination Product ([***]) within the framework of this Agreement or [***] or [***], if applicable, including the right to cross-reference such data for any regulatory purposes, provided that any such use is in accordance with the provisions of this Agreement, [***] and [***]. Such license shall be sublicensable in the same way as the licenses granted under Sections 12.3 or 12.4 of this Agreement and may only be transferred or assigned in accordance with Section 20.6 of this Agreement.

(i)

Data Sharing Agreement. Upon the reasonable request of either Party, the Parties will negotiate in good faith and enter into a data sharing agreement relating to the Proprietary Combination Study data.

5.	MANUFACTURING IN RELATION TO COMBINATION STUDIES

5.1

Supply of [***] for Proprietary Combination Studies. The Parties agree that they will supply to the Developing Party, or procure the supply of, all [***] required by the Developing Party for the conduct of any Proprietary Combination Study approved by the Joint Steering Committee pursuant to Sections 4.2 or 4.3, provided that such supply does not cause any delays or other shortfalls for the supply of [***] for the clinical development programs conducted by the Parties under this Agreement or [***]. The Parties agree that in the event of any supply or capacity shortages, any [***] shall be supplied in the following order of priority: (i) for use in [***] (including,

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without limitation, any Joint Combination Product) which is commercialized; (ii) for use in any Proprietary Combination Product which is commercialized; (iii) for use in the development of [***] (including, without limitation, any Joint Combination Product) under this Agreement or [***] and (iv) in the use the development of any Proprietary Combination Product under this Agreement (or an equivalent combination under [***]). If various Proprietary Combination Studies under this Agreement or equivalent proprietary combination studies under [***] are proposed or run in parallel, the prioritization of [***] supply shall be discussed in the Joint Steering Committee and shall be decided by the Joint Steering Committee on the basis of (a) the scientific merit of the proposed Proprietary Combination Studies (or equivalent proprietary combination studies under [***]), (b) the market opportunity for [***] (i.e. which Proprietary Combination Product (or equivalent proprietary combination product under [***]) provides the greatest potential commercial value to [***]), and (c) if the Joint Steering Committee cannot mutually agree on the prioritization, a “first in time” principle relating to the approval of the Joint Steering Committee for such Proprietary Combination Study or equivalent proprietary combination studies under [***] (i.e. the proprietary combination study that was approved earlier shall have priority over any proprietary combination study that was approved later by the Joint Steering Committee). The Parties acknowledge and agree that, if applicable, [***] shall be manufactured and supplied to the Developing Party in accordance with the terms of [***].

5.2	Supply Price for Proprietary Combination Studies. [***]

5.3

Other Manufacturing Costs. All other costs in connection with the manufacturing and/or supply of the Proprietary Combination Products for any Proprietary Combination Study shall be borne by the Developing Party.

5.4

Clinical Supply Agreement, QAA. To the extent reasonably requested by either Party, the Parties will conclude a separate clinical supply agreement and/or quality assurance agreement to govern the clinical supply of [***] for the purposes of Proprietary Combination Studies. Any such separate clinical supply agreement and/or quality assurance agreement shall be in accordance with the terms and conditions of this Agreement. The Parties acknowledge and agree that, if applicable, the Parties shall conclude a separate clinical supply agreement and/or quality assurance agreement to govern the clinical supply of [***] in accordance with the terms of [***].

5.5

Alternative Supply. Upon reasonable request by either Party, the Joint Steering Committee shall discuss and may (at the Joint Steering’s Committee’s discretion) agree to establish a second source of supply of [***] from either Party or a Third Party contract manufacturer acceptable to both Parties, including with respect to reliability, quality, technical capability, financial capability and creditworthiness. The Parties acknowledge and agree that, if applicable, the Parties may agree to establish a second source of supply of [***] in accordance with the terms of [***].

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6.	COMMERCIALIZATION

6.1	General. The Parties agree to jointly Commercialize LCA Products and share equally all Commercialization expenses (as further defined in the Commercialization Agreement) and Profits.

6.2

Strategy and Commercialization Plans. The Joint Commercialization Committee shall decide on an overall Commercialization strategy (including without limitation the overall marketing and pricing strategy), which shall be submitted to the Joint Steering Committee for endorsement. The Parties shall in due time during Phase B but no later than [***] days after the initiation of the first Phase III Clinical Trial, on an LCA Product-by-LCA Product basis, agree through the Joint Commercialization Committee on an initial Commercialization Plan, such plan also to be submitted to endorsement to the Joint Steering Committee. Each Party may recommend changes to a Commercialization Plan at any time; provided, however, that such changes shall be effective only upon the approval by the competent Joint Commercialization Committee and the Joint Steering Committee. The Joint Commercialization Committee shall be authorized to execute any activities or decisions with regard to the Commercialization Plan, provided that such activities or decisions are within the latest Commercialization Plan as endorsed by the Joint Steering Committee. The Parties shall instruct their representatives in the Joint Commercialization Committee to use reasonable efforts to reach consensus on matters under the governance and decision-authority of the Joint Commercialization Committee.

6.3

Lead Commercialization Party. At least [***] months prior to the anticipated start of any Phase III Clinical Trial that may be used for BLA filing to a Regulatory Authority, the Parties will agree as part of the Commercialization Agreement on which Party will become Lead Commercialization Party for which Region. Within the framework of the overall Commercialization strategy, cf. Section 6.2 above, the Lead Commercialization Party shall be responsible for setting-up and operating the distribution network in its Region, including, but not limited to, the following: warehousing and distribution logistics, supply and packaging, invoicing and collection, preparing of marketing materials, handling reimbursement issues as well arranging for medical affairs functions to support the commercial endeavors in such Region. The Lead Commercialization Party shall in addition be responsible for preparing, supervising, implementing and adapting the regional marketing strategy for the relevant Region in compliance with the overall marketing strategy as approved by the relevant Joint Commercialization Committee and endorsed by the Joint Steering Committee pursuant to Section 6.2. Regional marketing strategy includes, but is not limited to, key opinion leader development, pre-launch advisory board meetings, primary market research with customers, health economic and reimbursement studies, local customary discounts, local advertising strategy, competitor analysis, un-met need analysis, local product positioning, other promotional strategies (such as sampling, give-away items, PR) and prescribing guideline inclusion. Notwithstanding the above, unless otherwise agreed in the Commercialization Agreement, the Parties agree that Genmab shall book worldwide sales.

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6.4

Co-Promotion. Notwithstanding the existence of a Lead Commercialization Party for each Region, both Parties may utilize their sales representatives on a 50/50 basis to co-promote LCA Products in any Region pursuant to the provisions of the Commercialization Agreement.

6.5

Commercialization Agreement. The Parties shall negotiate in good faith and enter into a separate global commercialization agreement (the Commercialization Agreement) at least [***] months prior to the anticipated start of any Phase III Clinical Trial that may be used for BLA filing to a Regulatory Authority, which shall be consistent with the applicable provisions of this Agreement, reflect any mechanism or structure agreed upon by the Joint Steering Committee and shall include customary provisions relating to joint Commercialization, including, among others, the following matters: amendment to and updates of the Commercialization Plan, report and audit rights, co-promotion (including, among others, performance metrics, sales force compensation strategies, division of the applicable Region between the Parties’ respective sales forces on a 50/50 basis, sales force training), co-branding, marketing, recalls and medical inquiries, commercialization expenses, further details on the calculation of Profits, labeling, public statements and other information concerning the LCA Product, liability, indemnification, use of subcontractors and the responsibilities and powers of the Joint Commercialization Committee and the Lead Commercialization Party. No patient may be enrolled or randomized in such Phase III Clinical Trial before such Commercialization Agreement has been agreed by the Parties and fully executed, unless otherwise agreed by the Parties in writing.

6.6	General Commercialization Obligations. During the Commercialization phase, each Party shall

(a)

use its Commercially Reasonable Efforts to Commercialize the LCA Products and to perform its respective activities pursuant to the applicable Commercialization Plan and Commercialization Agreement, as applicable, and in accordance with all Applicable Laws, including without limitation GxPs;

(b)

contribute such personnel, equipment, facilities and other resources as reasonably necessary to perform its obligations under the applicable Commercialization Plan and to achieve efficiently the objectives thereof; and

(c)	provide to the other Party such materials, information and other assistance required to be provided under the applicable Commercialization Plan.

6.7

Partnership Agreements. If an LCA Product is planned by the Joint Commercialization Committee to be Commercialized wholly or partly through Partnership Agreements, unless expressly set forth otherwise in the applicable Commercialization Plan, the following principles shall apply:

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(a)

Each Party shall use Commercially Reasonable Efforts to identify Third Parties which may be interested in concluding a Partnership Agreement and shall disclose such Third Parties to the other Party for further evaluation and discussion.

(b)

Unless otherwise agreed, the Lead Commercialization Party for the Region to which the potential Partnership Agreement pertains shall be responsible for initiating and engaging in discussions with the potential Third Party Collaborator (including without limitation all business and scientific meetings) and for negotiating the respective Partnership Agreement, provided that such Party shall (i) keep the other Party at all times fully informed as to the status of any discussions or negotiations with the potential Third Party Collaborator, (ii) notify the other Party reasonably in advance of any meetings (whether in person, per telephone or otherwise) with the potential Third Party Collaborator and the other Party shall have the right (but not the obligation) to attend and participate in all such meetings, (iii) closely cooperate with the other Party in the preparation and negotiation of the Partnership Agreement (and any term sheets or similar documents relating to such Partnership Agreement), (iv) promptly provide the other Party with copies of all relevant drafts and mark-ups of the Partnership Agreement (or any term sheets or similar documents relating to such Partnership Agreement) that are exchanged in the course of the negotiations, and (v) consult with the other Party as to the terms of the Partnership Agreement (or any term sheets or similar documents relating to such Partnership Agreement) and incorporate any reasonable suggestions or requirements.

(c)	No Partnership Agreement may be executed without the approval of both Parties (such approval not to be unreasonably withheld).

6.8

Commercialization of Proprietary Combination Products. The Parties shall jointly Commercialize [***] that forms part of a Proprietary Combination Product in accordance with the Parties’ overall Commercialization strategy pursuant to Section 6.2 and the Commercialization Agreement pursuant to Section 6.5. If the Proprietary Combination Product includes [***] or [***], the Parties shall commercialize such [***] or [***] in accordance with the Parties’ commercialization strategies under, and pursuant to the terms of, [***] or [***]. For avoidance of doubt, as between the Parties, the Developing Party shall be solely responsible for all aspects of the commercialization of [***], provided that the Developing Party shall use Commercially Reasonable Efforts to take the interests of the Parties under this Agreement or [***] or [***] into good faith consideration when commercializing [***]. If and to the extent mutually agreed between the Parties, and in each case solely to the extent permissible under Applicable Laws, the Parties may plan and exercise a mutual process to be agreed upon in a separate agreement for the coordination of commercialization activities of the Proprietary Combination Product, in particular to ensure aligned and consistent marketing communications with respect to the Proprietary Combination Product; provided that the Parties shall not be under any obligation to enter into any such agreement.

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7.	REGULATORY MATTERS

7.1	General

(a)

The Joint Steering Committee shall be responsible for approving the overall regulatory strategy outlined in any Development Plan and for overseeing its implementation. The Joint Development Team shall be responsible for monitoring, coordinating and implementing the actions of the Parties, in particular the design of any Phase III Clinical Trial intended to support Marketing Approval in the Major Market Countries. Unless otherwise agreed by the Joint Steering Committee, Genmab shall be the Lead Regulatory Party for the Territory for all LCA Products. Unless otherwise agreed by the Joint Steering Committee, the Lead Regulatory Party shall be responsible for all regulatory actions, communications and filings and submissions to, all applicable Regulatory Authorities with respect to a given LCA Product.

(b)

Unless otherwise agreed by the Joint Steering Committee, the Lead Regulatory Party shall be named “Sponsor” of the regulatory filing as per 21 CFR 312.3 (Part B) and/or 21 CFR 312.50 in the USA, or similar rules and regulations in other jurisdictions, with respect to a given LCA Product. The Parties will work together to transfer and assign all regulatory documents, contracts, materials and information that relates to an LCA Product to the Lead Regulatory Party or its designees to the extent necessary for the Lead Regulatory Party to assume such role.

7.2

Ownership of Marketing Approvals. Unless otherwise proposed by the Joint Development Team and approved by the Joint Steering Committee, the Lead Regulatory Party shall own all INDs, BLAs and other Marketing Approvals for an LCA Product (but, for the avoidance of doubt, all dossiers submitted to any Regulatory Authority and all data and information contained therein shall be jointly owned by the Parties with the intellectual property rights subsisting therein owned in accordance with Section 12). The Lead Regulatory Party shall promptly provide a letter of reference with respect to such Marketing Approvals (including INDs and BLAs) to the other Party as may be reasonably necessary to enable such other Party to fulfill its research, Development and Commercialization obligations or perform its Commercialization rights hereunder.

7.3	Regulatory Coordination

(a)

Responsibilities of Lead Regulatory Party. Subject to oversight by the Joint Steering Committee, the Lead Regulatory Party shall oversee, monitor, coordinate and effect all regulatory actions, communications and filings with, and submissions to, all applicable Regulatory Authorities with respect to an LCA Product. The Lead Regulatory Party shall also be responsible for interfacing, corresponding and meeting with the applicable Regulatory Authorities with respect to an LCA Product. Unless the Parties agree otherwise, the Lead Regulatory Party will use its Commercially Reasonable Efforts to include up to two (2) representatives of the other Party in all meetings and material telephone discussions between representatives of the Lead Regulatory Party and such Regulatory Authority related to an LCA Product.

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(b)

Review of Correspondence. The Lead Regulatory Party shall regularly inform the other Party of its current and planned regulatory activities and shall provide the other Party with drafts of any material documents and other material correspondence to be submitted to a Regulatory Authority pertaining to an LCA Product, sufficiently in advance of submission so that the other Party may review and comment on such documents or other correspondence and have a reasonable opportunity to influence the substance of such submissions. The Lead Regulatory Party shall promptly provide the other Party with copies of any material documents or other material correspondence received from or submitted to a Regulatory Authority pertaining to an LCA Product.

7.4

Assistance. Each Party shall cooperate with the other Party to provide all reasonable assistance, and take all actions reasonably requested by such other Party, that are reasonably necessary to enable such other Party to comply with any regulatory requirements under Applicable Law with respect to each LCA Product, including (a) obtaining and maintaining Marketing Approvals, (b) submitting annual reports, (c) performing pharmacovigilance activities and (d) sharing any relevant regulatory intelligence. Such assistance and actions shall include, among other things, notifying the other Party within [***] hours of any information it receives from a Regulatory Authority which (i) raises any material concerns regarding the safety or efficacy of the LCA Product, (ii) indicates or suggests a potential material liability for either Party to Third Parties arising in connection with the LCA Product or (iii) is reasonably likely to lead to a clinical hold, recall or market withdrawal of the LCA Product.

7.5	Adverse Events relating to LCA Products or Unilateral Products.

(a)

Reporting to Government Authorities. Each Party shall, and shall cause its respective Affiliates to, furnish timely notice as required by Applicable Law (i.e., currently not later than [***] calendar days for deaths and immediately life threatening Adverse Events and not later than [***] calendar days for Serious Adverse Events) to all competent governmental agencies in those parts of the Territory in which it is the Lead Regulatory Party of all Adverse Events identified or suspected with respect to any LCA Products administered, distributed, marketed and sold under authority of any IND or Marketing Approval. Each Party shall provide the other Party with all necessary assistance in complying with all Adverse Event reporting requirements established by, or required under, any applicable IND and/or Marketing Approval in the Territory. In particular, each Party shall provide the other with timely information, in accordance with the time frames set forth below, on any Serious Adverse Events relating to any LCA Product to the extent that such Serious Adverse Events could affect the Marketing Approval(s) for the LCA Product, or relate to the safety, efficacy or potency of the LCA Product. The Parties agree that with regards to the Unilateral Products, the obligations set forth in this Section 7.5(a) shall only apply to the Continuing Party.

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(b)

Reporting to Other Party. Each Party shall, and shall cause its respective Affiliates to, furnish the other Party written notice of all Serious Adverse Events regarding any LCA Product reported to such Party or its Affiliates. Each Party shall also use its Commercially Reasonable Efforts to obtain, and to furnish to the other Party hereto, reasonably sufficient information relating to such Serious Adverse Event in order to permit that other Party to evaluate such Serious Adverse Events of the LCA Product, including, but not limited to, information about the affected patients, the circumstances surrounding the Serious Adverse Events, the consequences thereof and the sources of information. Each Party shall retain all documents, reports, studies and other materials relating to any and all such Serious Adverse Events, as the case may be. Upon reasonable written notice, each Party shall permit the other Party hereto to inspect, and to make copies of, all such documents, reports, studies and other materials, subject to all Applicable Laws regarding patient confidentiality, data protection and privacy and the terms of the Data Protection Agreement. The Parties agree that with regards to the Unilateral Products, the obligations set forth in this Section 7.5(b) shall only apply to the Continuing Party.

(c)

Pharmacovigilance Agreement. Without limiting the generality of the foregoing, no later than [***] months prior to the anticipated filing of the first IND for an LCA Product, the Parties shall enter into a pharmacovigilance agreement detailing each Party’s pharmacovigilance responsibilities in connection with the LCA Product. The pharmacovigilance agreement will prevail in case of discrepancy with the provisions set forth in sub-sections (a) and (b) above with regards to LCA Products.

7.6	Audit for Compliance with Applicable Laws. For the Term and for a period of [***] years thereafter:

(a)

each Party shall keep and maintain, and shall require its Affiliates to keep and maintain, accurate and complete copies of all books and records that are necessary or reasonably useful to demonstrate that all activities performed by such Party in connection with its research, Development and Commercialization of Clinical Candidates and LCA Products [***] under this Agreement comply with Applicable Laws related to transparency reporting requirements, anti-bribery and anti-corruption; and

(b)

upon reasonable written request of a Party, the other Party shall make such books and records available to the requesting Party for inspection at such other Party’s premises during normal business hours for the purpose of the requesting Party verifying the other Party and/or its Affiliates’ compliance with: (i) all Applicable Laws in connection with the performance of its activities under this Agreement, and/or (ii) the terms of Section 7.7 below. The inspecting Party shall provide the other Party with at least [***] days prior written notice of such inspection (or such shorter notice period as

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required to allow the inspecting Party to comply with Applicable Laws and/or the request of a Regulatory Authority). A Party may only exercise such audit right once per calendar year, save that it may perform additional audits in the same calendar year for cause. For the purposes of this Section 7.6, “for cause” may include without limitation: (i) to respond to a request or query from a Regulatory Authority; or (ii) if the last inspection identified non-compliance by the other Party. For the purposes of such inspection, the auditing Party may request, and the audited Party shall deliver up to the auditing Party, copies of relevant books and records described in this Section 7.6. Subject to Section 14.1, each Party agrees that all information made available to it in accordance with this Section 7.6 shall be Confidential Information of the Disclosing Party, and further agrees to hold in strict confidence all such information. The Parties shall bear their own costs in connection with any audit conducted pursuant to this Section 7.6.

7.7	Anti-Bribery and Anti-Corruption. Each Party:

(a)

represents and warrants that, as at the Execution Date, it has in place its own policies and procedures, including but not limited to a code of conduct, compliance training provided to employees on a frequent basis and internal approval processes for payments, to ensure its and its Affiliates’ compliance with Applicable Laws relating to anti-bribery and anti-corruption in connection with activities performed under this Agreement. From the Execution Date and for the duration of the Term thereafter, each Party shall maintain and enforce such policies and procedures in connection with the activities performed under this Agreement.

(b)

shall ensure that, from the Execution Date and for the duration of the Term thereafter, any of its agents, consultants, contractors, subcontractors or other persons engaged in the performance of such Party’s obligations under this Agreement do so only on the basis of a written contract which imposes on and secures from such person obligations to comply with such Applicable Laws relating to anti-bribery and anti-corruption.

8.	REGULATORY MATTERS RELATING TO PROPRIETARY COMBINATION PRODUCTS

8.1

General. The Developing Party shall be solely responsible, at its own cost, for all regulatory matters in relation to the Proprietary Combination Product and [***], provided that all regulatory filings or submissions to be made relating to [***] shall require the Non-Developing Party’s prior written approval (which shall not be unreasonably withheld or delayed). [***] The Parties envisage that the Marketing Approval for [***] included in the Proprietary Combination Product will be obtained before the Marketing Approval for the Proprietary Combination Product can be obtained. If, however, the Developing Party may be able to obtain Marketing Approval of the Proprietary Combination Product before [***] has obtained a Marketing Approval for [***], the Joint Steering Committee shall discuss and may agree on any necessary amendments to the regulatory strategy for [***]. For clarity, the Parties agree that the Developing Party shall not be allowed to file an

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application for Marketing Approval of the Proprietary Combination Product for any Indication where [***] has not yet obtained Marketing Approval, unless otherwise approved by the Non-Developing Party in accordance with the first sentence of this Section 8.1. The Developing Party shall: (a) [***]; and (b) [***]. The Developing Party will use its reasonable efforts to include at least [***] representative of the Non-Developing Party in all meetings and other material discussions (whether by video conference, teleconference or other communication) with a Regulatory Authority regarding matters related to [***].

8.2

Right of Reference, Further Assistance. The Developing Party shall be allowed to reference any regulatory filings or submissions made, or any regulatory approvals obtained, by the Parties pursuant to this Agreement or [***] (or, if applicable, [***]) in relation to [***] (or [***]) included in the Proprietary Combination Product. In addition, the Non-Developing Party will reasonably cooperate with the Developing Party to provide all reasonable assistance and take all actions reasonably requested by the Developing Party at the Developing Party’s cost that are reasonably necessary to enable such Party to comply with any regulatory requirements under Applicable Law with respect to the Proprietary Combination Product to the extent such requirements relate to [***] included in the Proprietary Combination Product.

8.3	Adverse Events/Safety.

(a)

Reporting to Non-Developing Party. Unless otherwise provided for in the pharmacovigilance agreement between the Parties, the Developing Party shall, and shall cause its respective Affiliates to, furnish the Non-Developing Party written notice of all Serious Adverse Events regarding any Proprietary Combination Product. The Developing Party shall also use its Commercially Reasonable Efforts to obtain, and to furnish to the Non-Developing Party, such information reasonably sufficient to permit that Non-Developing Party to evaluate such Serious Adverse Events in relation to [***] included in the Proprietary Combination Product, including, but not limited to, information about the affected patients, the circumstances surrounding the Serious Adverse Events, the consequences thereof and the sources of information. The Developing Party shall retain all documents, reports, studies and other materials relating to any and all such Serious Adverse Events. Upon reasonable written notice, the Developing Party shall permit the Non-Developing Party to inspect, and to make copies of, all such documents, reports, studies and other materials, subject to all Applicable Laws regarding patient confidentiality, data protection and privacy.

(b)

Pharmacovigilance Agreement. Unless otherwise agreed between the Parties, the existing pharmacovigilance agreement between the Parties detailing each Party’s pharmacovigilance responsibilities shall also apply with respect to the Developing Party’s conduct of any [***] Proprietary Combination Study. Upon the request of either Party, the Parties shall negotiate in good faith an amendment to the existing pharmacovigilance agreement or a new pharmacovigilance agreement relating to Proprietary Combination Studies.

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The pharmacovigilance agreement(s) will prevail in case of discrepancy with the provisions set forth in sub-section (a) above.

9.	EXCLUSIVITY

[***]

10.	FINANCIAL PROVISIONS

10.1

Upfront Payment. As consideration for entering into this Agreement and contributing Biontech’s Technology and the existing projects to the collaboration hereunder, Genmab shall pay to Biontech the following non-refundable upfront payments:

(a)	Ten million US dollars ($10,000,000) within [***] weeks of the Effective Date; and

(b)

One million US dollars ($1,000,000) within [***] weeks following agreement by the Parties that at least one of the antibodies in the current available panel as attached hereto in Exhibit 4 targeting [***] that are not covered by the claims in the relevant third party patents identified by the Parties prior to the Effective Date; and

(c)

One million US dollars ($1,000,000) within [***] weeks following the conclusion by the Parties that at least one of the [***] in the current available panel as attached hereto in Exhibit 4 is non-agonistic. Agonistic [***] antibodies are defined to be able to activate the [***] signaling by binding to the [***], which is physiologically expressed on T-cells. Agonistic anti-[***] without further need for [***]. For the avoidance of doubt, the decision on which and how many of the antibodies of the panel in Exhibit 4 will be tested for being non-agonistic will be made by the Joint Research Committee.

(d)

Three million US dollars ($3,000,000) within [***] weeks following the date on which the Joint Research Committee for the first time and in accordance with Section 2.10 (as documented by the minutes of the Joint Research Committee) selects a Preferred Clinical Candidate which wholly or partly is derived from [***] developed by or on behalf of Biontech; and such Preferred Clinical Candidate is either (i) advanced to an LCA Product pursuant to Section 2.10 or a Unilateral Product (whether a Genmab Unilateral Product or a Biontech Unilateral Product) pursuant to Section 2.11; or (ii) successfully Divested to a Third Party [***]:

[***]

[***]

[***]

[***]

[***]

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Furthermore, Phase A may lead to the identification of [***] listed in Exhibit 4; these antibodies will likewise qualify for the payment of the three million US dollars according to this Section 10.1(d) if Biontech demonstrates using flow cytometry that [***].

For the avoidance of doubt, the payment under this Section 10.1(d) shall not be considered a milestone payment, and shall not become due nor payable upon the achievement of any other milestones set forth in this Agreement, but only upon occurrence of the events set forth in this Section 10.1(d).

10.2

Upfront payment by [***] for use of [***] Antibodies. [***] shall pay to [***] the following non-refundable payments on an LCA Product-by-LCA Product or [***] Unilateral Product-by-[***] Unilateral Product basis incorporating a [***] Antibody in a [***] Tumor Targeting Product Concept:

(a)

[***] within [***] following the date on which the Joint Research Committee for the first time and in accordance with Section 2.10 (as documented by the minutes of the Joint Research Committee) selects a Preferred Clinical Candidate which incorporates a Genmab Antibody in a Tumor Targeting Product Concept; and such Preferred Clinical Candidate is either (i) advanced to an LCA Product pursuant to Section 2.10 or (ii) a [***] Unilateral Product pursuant to Section 2.11;

(b)

[***] within [***] following the date on which (i) the Joint Steering Committee determines that there is Freedom-to-Operate for the [***] Antibody included in the LCA Product in accordance with the criteria set forth and agreed by the Joint IP Committee or (ii) [***] determines that there is Freedom-to-Operate for the [***] Antibody included in the Unilateral Product in accordance with the criteria set forth and agreed by the Joint IP Committee. The criteria shall stipulate that there shall be Freedom-to-Operate provided no claims of a patent issued in the [***] or [***] expiring after [***] disclose the [***] Antibody included in the LCA Product or Unilateral Product or use thereof for the treatment of cancer indications contemplated for the LCA Product or Unilateral Product as reflected in the applicable development plan, and provided no [***] application, [***] application or [***] application exists expiring after [***] with narrow and concrete claims covering the Genmab Antibody included in the LCA Product or Unilateral Product or use thereof for the treatment of cancer indications contemplated for the LCA Product or Unilateral Product as reflected in the applicable development plan. Further criteria may be defined and agreed by the Joint IP Committee in connection with the Selection of a Clinical Candidate. The Freedom-to-Operate determination shall be made prior to the filing of an IND. Should [***] determine that there is not Freedom-to-Operate with respect to a Unilateral Product it shall provide [***] with written evidence in support of that finding under a joint defense agreement to be entered into by the Parties.

For the avoidance of doubt, the payment under Section 10.2(a) and Section 10.2(b) shall not be considered a milestone payment, and shall not become due or payable upon the achievement of any other milestones set forth in this Agreement, but only upon occurrence of the events set forth in this Section 10.2(a) or Section 10.2(b).

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10.3

Payment by [***] for use of [***] Antibodies. [***] shall pay to [***] the following non-refundable payment on an LCA Product-by-LCA Product or [***] Unilateral Product-by-[***] Unilateral Product basis incorporating a [***] Antibody in a [***] Tumor Targeting Product Concept:

[***] within [***] following the dosing of the [***] patient in the first Phase I Clinical Trial (or the first part of a Phase I/II Clinical Trial) for the [***] Indication.

This payment shall be in addition to any payments due for a Unilateral Product as set forth in Exhibit 1. For the avoidance of doubt, the payment under this Section 10.3 shall not be considered a milestone payment, and shall not become due or payable upon the achievement of any other milestones set forth in this Agreement, but only upon occurrence of the events set forth in this Section 10.3.

10.4

Upfront payment by [***] for use of [***] Antibodies in a Tumor Targeting Product Concept. [***] shall pay to [***] the following non-refundable payments on an LCA Product-by-LCA Product or [***] Unilateral Product-by-[***] Unilateral Product basis incorporating an [***] Antibody in a Tumor Targeting Product Concept:

(a)

[***] within [***] following the date on which the Joint Research Committee for the first time and in accordance with Section 2.10 (as documented by the minutes of the Joint Research Committee) selects a Preferred Clinical Candidate which incorporates an [***] Antibody in an [***] Tumor Targeting Product Concept; and such Preferred Clinical Candidate is either (i) advanced to an LCA Product pursuant to Section 2.10 or (ii) a [***] Unilateral Product pursuant to Section 2.11;

(b)

[***] within [***] following the date on which (i) the Joint Steering Committee determines that there is Freedom-to-Operate for the [***] Antibody included in the LCA Product in accordance with the criteria set forth and agreed by the Joint IP Committee or (ii) [***] determines that there is Freedom-to-Operate for the [***] Antibody included in the Unilateral Product in accordance with the criteria set forth and agreed by the Joint IP Committee. The criteria shall stipulate that there shall be Freedom-to-Operate provided no claims of a patent issued in the [***] or [***] expiring after [***] disclose the [***] Antibody included in the LCA Product or Unilateral Product or use thereof for the treatment of cancer indications contemplated for the LCA Product or Unilateral Product as reflected in the applicable development plan, and provided no [***] application, [***] application or [***] application exists expiring after [***] with narrow and concrete claims covering the [***] Antibody included in the LCA Product or Unilateral Product or use thereof for the treatment of cancer indications contemplated for the LCA Product or Unilateral Product as reflected in the applicable development plan. Further criteria may be defined and agreed by the Joint IP Committee in connection with the Selection of a Clinical Candidate. The Freedom-to-Operate determination shall be made prior to the filing of an IND. Should [***] determine that there is not Freedom-to-Operate with respect to a Unilateral Product it shall provide [***] with written evidence in support of that finding under a joint defense agreement to be entered into by the Parties.

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For the avoidance of doubt, the payment under Section 10.4(a) and Section 10.4(b) shall not be considered a milestone payment, and shall not become due or payable upon the achievement of any other milestones set forth in this Agreement, but only upon occurrence of the events set forth in Section 10.4(a) or Section 10.4(b).

10.5

Payment by [***] for use of [***] Antibodies in [***] Tumor Targeting Product Concept. [***] shall pay to [***] the following non-refundable payment on an LCA Product-by-LCA Product or [***] Unilateral Product-by-[***] Unilateral Product basis incorporating an [***] Antibody in an [***] Tumor Targeting Product Concept:

[***] within [***] weeks following the dosing of the [***] patient in the first Phase I Clinical Trial (or the first part of a Phase I/II Clinical Trial) for the [***] Indication.

This payment shall be in addition to any payments due for a Unilateral Product as set forth in Exhibit 1. For the avoidance of doubt, the payment under this Section 10.5 shall not be considered a milestone payment, and shall not become due or payable upon the achievement of any other milestones set forth in this Agreement, but only upon occurrence of the events set forth in this Section 10.5. For the avoidance of doubt, if an LCA Product becomes a Unilateral Product, the payments already made for the LCA Product pursuant to Sections 10.2 – 10.5 (inclusive), as applicable, shall be deemed paid for the Unilateral Product and shall not become payable again.

10.6

Future LCA Products or Unilateral Products using additional proprietary antibodies. In case the Parties decide, by prior written agreement, to include further Antibodies proprietary to either of the Parties into the scope of their activities under this Agreement, the principles outlined in Sections 10.2 – 10.5 (inclusive) and Section 12.1(i) shall apply with respect to such proprietary Antibodies, and this Agreement shall be amended accordingly to reflect this. For the avoidance of doubt, if any such further proprietary Antibodies are to be used in combination with an [***] Antibody, a [***] Antibody or a [***] Antibody, payments are still due for the use of an [***] Antibody, a [***] Antibody or a [***] Antibody in accordance with the principles outlined in Sections 10.2 – 10.5 (inclusive), in addition to any other payments in respect of the use of such further proprietary Antibodies that may be agreed in writing by the Parties.

10.7	FTE Rate. The Parties agree that the mutual annual rate per FTE of either Party who performs research, Development, consultation or support work under any Research or Development Plan is as follows:

(a)	Up until and including 18th May 2018: [***].

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(b)	From and including 19th May 2018 up until and including 30 March 2019: [***].

(c)	From and including 1 April 2019 up until and including 30 March 2020: [***].

(d)	From and including 1 April 2020 up until and including 30 June 2020: [***].

(e)	From and including 1 July 2020 up until and including 31 December 2020: [***].

(f)	From and including 1 January 2021 up until and including 31 December 2021: [***].

(g)	From and including 1 January 2022 and onwards: [***] which shall be adjusted on an annual basis in accordance with the following sentence. [***].

10.8	Allocation of Research and Development Costs, Commercialization Costs and Profits. Unless otherwise set forth in this Agreement,

(a)

all Research and Development Costs incurred by the Parties in the performance of the Research Plan or any Development Plan as well as all Commercialization costs according to the provisions of the respective Commercialization Plan and/or Commercialization Agreement, and any other costs expressly stated to be “Shared Costs” hereunder (collectively the Shared Costs) shall be shared equally by the Parties; and

(b)	all Profits received by the Parties from the Commercialization of LCA Products and all [***] shall be accounted for by the Parties and shared equally between them (Shared Profits).

For avoidance of doubt, Biontech shall bear all and any costs, fees, royalties and other payments payable to [***] relating to Biontech’s [***], identified in [***], as well as [***] and such payments shall not be included in the calculation of Shared Costs.

10.9

Control of Shared Costs by Joint Research Committee or Joint Steering Committee or Joint Commercialization Committee. The Parties are obligated to each fund fifty percent (50%) of costs associated with the research and Development of an LCA Product and equally share all Commercialization costs. For clarity, this includes without limitation FTE Costs as well as external Third Party costs. The Parties shall only be entitled to incur Shared Costs which are either (i) set forth in the annual Research Plan, the applicable annual Development Plan or the applicable Commercialization Plan, (ii) have been agreed and approved in advance by the competent Joint Research Committee, Joint Steering Committee or Joint Commercialization Committee, as applicable, or (iii) are in accordance with the Travel Policy. The Joint Steering Committee, if such committee is in place, if not the Joint Research Committee, shall review on a quarterly basis the Research and Development Costs and the Commercialization costs, as applicable, against the Budget for such expenses in the applicable calendar year (as further described in Section 10.11 below). If in the course of such quarterly review, the Joint Steering Committee determines that the actual

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amounts incurred for Research and Development Costs or Commercialization costs are likely to be higher than budgeted or if either Party reasonably considers that it is likely to exceed the Budget of any Shared Costs set forth in the applicable Research Plan or Development Plan or Commercialization Plan or approved by the competent Joint Research Committee or Joint Steering Committee, or Joint Commercialization Committee, as applicable, it shall promptly notify the competent Joint Research Committee or Joint Steering Committee, or Joint Commercialization Committee thereof and shall provide such Joint Research Committee or Joint Steering Committee, or Joint Commercialization Committee with details of the additional Shared Costs that it expects to incur and the reason for such increase. The Joint Research Committee or Joint Steering Committee, or Joint Commercialization Committee shall then review the information submitted and may, if appropriate, amend the Research Plan or the affected Development Plan or the affected Commercialization Plan for the LCA Product to permit such overrun or to reduce such activities such that no overrun is expected. If the Joint Research Committee or Joint Steering Committee, or Joint Commercialization Committee does not approve the additional Shared Costs, the requesting Party shall have the right to incur such costs on its own behalf (so that the relevant costs items will not form part of the Shared Costs mechanism agreed hereunder). However, if the budget overrun is due to a delay or an advance in timing as to the planned activities, which activities are in accordance with the Research Plan or the relevant Development Plan or the relevant Commercialization Plan, then such excess Research and Development Costs or Commercialization costs shall be shared equally by the Parties regardless of which Party has incurred such costs. For the avoidance of doubt, if a Joint Steering Committee or Joint Commercialization Committee is in place for a certain LCA Product, then all matters set forth in this Section 10.9 pertaining to such LCA Product, shall be handled by the Joint Steering Committee or Joint Commercialization Committee, as applicable, whereas all other matters, if any, pertaining to Shared Costs on Clinical Candidates shall be handled by the Joint Research Committee.

10.10

Financial Representatives. Each Party will appoint a representative with expertise in the areas of accounting, cost allocation, budgeting and financial reporting (a Financial Representative). Such Financial Representatives shall work under the direction of the Joint Steering Committee and provide services to and consult with the Joint Steering Committee, Joint Development Team and Joint Commercialization Committee, in order to address the financial, budgetary and accounting issues which arise in connection with the performance of the Development Plan or the Commercialization. Each Financial Representative may be replaced at any time by the represented Party by providing written notice thereof to the other Party. The Financial Representatives will meet at least once each Calendar Quarter or as they or the Joint Steering Committee may agree. The Financial Representatives shall agree upon the timing and agenda for all regular meetings. The location of regularly scheduled meetings shall alternate between the offices of the Parties, unless otherwise agreed. Meetings may be held telephonically or by video conference. One of the Financial Representatives shall record (or cause

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to have recorded) the minutes of the meeting in writing. Such minutes shall be circulated to the other Financial Representative promptly following the meeting for review, comment and approval. If no comments are received within [***] days of the minutes’ receipt by the other Financial Representative, unless otherwise agreed, they shall be deemed to be approved by such Financial Representative. Following their approval, the minutes shall be provided to each Party’s Alliance Manager. Each Party shall bear its own costs associated with its Financial Representative, including without limitation travel time and travel expenses, preparation for meetings, reading and approving meetings minutes.

10.11

Shared Costs Reports. Following the Effective Date, within [***] after the end of every Calendar Quarter, each Party’s Financial Representative shall deliver to the Financial Representative of the other Party a written report showing in reasonable detail the Shared Costs that it has incurred during such Calendar Quarter (a Shared Costs Report). The Shared Costs Reports will be in such form as the Financial Representatives may reasonably agree from time to time. Unless otherwise agreed between the Parties, within [***] after the end of each Calendar Quarter, the Financial Representatives (or the Party as agreed by the Financial Representatives) shall provide to each Party one consolidated financial report for the Shared Costs consistent with Collaboration Accounting Principles. The Joint Research Committee or Joint Steering Committee or Joint Commercialization Committee, as applicable shall review such reports and shall determine any compensation amount due by one Party to the other for such Calendar Quarter to reflect the equal sharing agreed under Section 10.8(a). The Party entitled to any such compensation amount shall invoice the relevant compensation amount (plus any value-added tax, if applicable) to the other Party. Invoices are payable within [***] after receipt.

10.12

Profit Reports and Payment. The Parties shall mutually agree, through the Joint Steering Committee, a mechanism or structure under which they will share equally (50:50) in all Shared Profits created by each LCA Product. In reaching this agreement the Parties shall also define and mutually agree, through the Joint Steering Committee, the appropriate arrangements for making reports and payments between the Parties.

10.13	Financial Provisions Relating to Proprietary Combination Products.

(a)	Costs. Except as otherwise specified in this Agreement, all costs related to any Proprietary Combination Study shall be borne by the Developing Party.

(b)

Profit Sharing. Subject to Section 10.13(c), all Profits received by either Party from the commercialization of [***] which are generated through the commercial exploitation of the Proprietary Combination Product ([***]) shall be shared equally between the Parties in accordance with Sections 10.8(b) and 10.12 of this Agreement. [***] For clarity, for the purposes of this Agreement, [***] shall be considered an integral component of the “Profit” as defined in Section 1.137. For further clarity, there shall be no obligation to share the profit generated from the sale of [***] or, if applicable, [***] or [***].

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(c)	Reimbursement of [***] Costs. [***].

10.14	Audit.

(a)

Shared Costs and Shared Profits Records. For so long as any research, Development and/or Commercialization activities are conducted hereunder in respect of an LCA Product or any research, development and/or commercialization activities are conducted hereunder in respect of [***] included in a Proprietary Combination Product, and for a period of [***] years thereafter, each Party shall keep and maintain, and shall require its Affiliates to keep and maintain, accurate and complete cost records of activities performed by each such Party (including without limitation Shared Costs and Shared Profits incurred and FTEs utilized) in connection with its research, development and commercialization activities hereunder. Not more than once per calendar year, each Party shall have the right to engage an independent certified public accounting firm of internationally recognized standing and reasonably acceptable to the other Party, which shall have the right to examine in confidence the relevant books, records or other relevant reports, of such other Party and its respective Affiliates as may be reasonably necessary to determine and/or verify the accuracy of the reports submitted to the Joint Steering Committee, Joint Research Committee or Joint Commercialization Committee, as applicable, in connection with the performance of a Party’s Development obligations and Commercialization rights hereunder in respect of an LCA Product (or its development obligations and commercialization rights hereunder in respect of [***] included in a Proprietary Combination Product).

(b)

Audit Procedure. Such examination shall be conducted, and each Party shall make its records available, during normal business hours, after at least [***] days prior written notice shall have been provided by the other Party, as applicable, and shall take place at the facility(ies) where such records are maintained. Each such examination shall be limited to pertinent books, records and reports for any year ending not more than [***] months prior to the date of request; provided, that, no Party shall be permitted to audit the same period of time more than once. Before permitting such independent accounting firm to have access to such books and records, the non-requesting Party may require such independent accounting firm and its personnel involved in such audit to sign a confidentiality agreement (in form and substance reasonably acceptable to such Party) as to any Confidential Information which is to be provided to such accounting firm or to which such accounting firm will have access while conducting the audit under this paragraph. The accounting firm shall provide both Biontech and Genmab with a written report stating whether the reports submitted by Biontech or Genmab, as applicable, are correct or incorrect and the specific details concerning any discrepancies. Such accounting firm may not reveal to the other Party any information learned in the course of such audit other than the amount of any such discrepancies. Each Party agrees that all such information shall be Confidential Information of the other Party and further agrees to hold in strict confidence all information disclosed to it in accordance with Section 14.

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(c)

Cost of Audit. The Party initiating such audit shall bear the full cost of such audit unless such audit discloses that the actual expenses incurred in the conduct of the other Party’s obligations under the Research Plan or a Development Plan, as applicable, are lower than that reported by such Party by [***] percent ([***]%) or more, in which case the other Party shall reimburse the initiating Party for all costs incurred by the initiating Party in connection with such audit. Furthermore, the amount in excess of the actual expenses shall be deducted from the Shared Costs reported by that Party and reconciled between the Parties.

10.15

Dispute Resolution. In the event of any dispute between the Parties in relation to the determination of Shared Costs or Shared Profits or either Party’s share in the Shared Costs or Shared Profits, the Parties shall appoint an international firm of independent certified accountants as Third Party expert to decide on the issue in dispute (and if the Parties cannot agree on such expert, each party shall appoint one accounting firm and both accounting firms so appointed shall select the relevant expert). The Third Party expert shall be entitled to request any information and documents from either Party that it deems relevant for rendering its decision, and each Party shall be obliged to provide such information and documents as quickly as possible. Prior to rendering a decision, the Third Party expert shall provide each Party with reasonable opportunity to comment on its preliminary findings. The decision of the Third Party expert shall be final and binding upon both Parties. The costs of the Third Party expert shall be borne by the losing Party or, if the Third Party expert does not fully confirm either Party’s view, shall be shared on a pro rata basis between the Parties as reasonably determined by the Third Party expert.

10.16

General Payment Terms. All payments under this Agreement shall be made in United States Dollars (except for any FTE costs to be reimbursed by one Party to the other hereunder under the cost sharing mechanism which shall be made in Euro) and are exclusive of applicable statutory value-added tax (VAT), if any, which shall be listed separately on each invoice. Each payment under this Agreement shall be made by electronic transfer in immediately available funds via bank wire transfer to such bank account as the respective Party shall designate in writing to the other Party. All amounts accruing in a currency other than United States Dollars or Euro, as applicable, will be expressed in such currency and converted to United States Dollars or Euro, as applicable, using the exchange rate mechanism generally applied by such Party, provided that such mechanism is in compliance with IFRS. The conversion calculations will be provided in any statement reporting converted amounts. Any undisputed payments or portions thereof due hereunder which are not paid on the date such payments are due under this Agreement will bear interest at a rate equal to five (5) percent points above the then-applicable base lending rate of the European Central Bank, or (b) the maximum rate permitted by law, calculated on the number of days such payment is delinquent, compounded monthly using a three hundred sixty five (365) day year.

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10.17	Tax Matters.

(a)

Except as otherwise provided below, all amounts due from any paying Party to any receiving Party under this Agreement are gross amounts. The paying Party shall be entitled to deduct the amount of any withholding taxes payable or required to be withheld under Applicable Laws by it, its Affiliates, licensees, or Sublicensees (as applicable) to the extent such paying Party, its Affiliates, licensees, or Sublicensees (as applicable) actually pay such withheld amounts to the appropriate governmental authority on behalf of the receiving Party. Any such tax required to be withheld shall be an expense of and borne by the receiving Party. The paying Party and the receiving Party shall cooperate with respect to all documentation required by any governmental authority or reasonably requested by either Party to secure a reduction in the rate of applicable withholding taxes. The paying Party shall use Commercially Reasonable Efforts to optimize any such taxes, levies or charges required to be withheld on behalf of the receiving Party. The paying Party promptly shall deliver to the receiving Party proof of payment of all such taxes, levies and other charges, together with copies of all communications from or with such governmental authority with respect thereto, and shall cooperate with the receiving Party in seeking any related tax credits that may be available to the receiving Party with respect thereto. If the paying Party had a duty to withhold taxes in connection with any payment it made to the receiving Party but the paying Party failed to withhold, and such taxes were assessed against and paid by the paying Party, then the receiving Party shall (at the paying Party’s request and upon receipt of proof of the paying Party’s payment of such taxes) reimburse the paying Party an amount equivalent to such taxes paid by the paying Party. For the avoidance of doubt, the receiving Party shall further indemnify and hold harmless the paying Party from and against any related interest or penalties that are imposed by any governmental authority against the paying Party as withholding agent (in addition to any such taxes).

(b)

Value-added Tax and Other Indirect Taxes: As and when required by Applicable Law, any non-recoverable value-added tax or similar indirect taxes, goods and services tax or similar sales taxes or duties actually incurred by either Party and imposed by any governmental agency as a result of this Agreement (Applicable Taxes) will be invoiced at current statutory rates and paid from one Party to the other Party in addition to contracted direct costs and pass through costs. If any Applicable Taxes become due, these shall be listed separately on each invoice. For clarity, if and to the extent any Applicable Taxes are to be paid by either Party these Applicable Taxes can only be oncharged if these are not recoverable by either Party, all attention and diligence and in accordance with any and all Applicable Laws applied. If the Applicable Taxes are or subsequently become recoverable, pass through cost shall be invoiced net of any Applicable Taxes.

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(c)

Taxes on Income. Except as otherwise set forth in this Section 10.17, each Party shall be solely responsible for the payment of all taxes imposed on such Party’s income arising directly or indirectly from the activities of the Parties under this Agreement.

11.	GOVERNANCE

11.1

Alliance Managers. Each Party shall appoint one or more persons to coordinate its part of the activities under this Agreement (each an Alliance Manager). The Alliance Managers shall be the primary contacts between the Parties with respect to all activities performed under this Agreement and shall be responsible for overseeing the operation of the collaboration of the Parties under this Agreement and the organization of the committees. The Alliance Managers will meet in person or per telephone or video conference as necessary to fully comply with their responsibilities. They shall report to the Joint Research Committees and Joint Steering Committee. Either Party may change its Alliance Manager(s) upon written notice to the other Party. The Alliance Managers shall have no authority to amend or modify the terms and conditions of the Research Plan, any Development Plan or of this Agreement.

11.2

Joint Research Committee. Within [***] days following the Effective Date, the Parties shall establish a joint research committee (Joint Research Committee). The Joint Research Committee shall have a total of up to [***] members. Up to [***] members of the Joint Research Committee shall be appointed by Genmab, and up to [***] members of the Joint Research Committee shall be appointed by Biontech. Each Joint Research Committee member shall have sufficient authority to ensure acceptance and execution of Joint Research Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Joint Research Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint Research Committee at any time. The Joint Research Committee shall be established for the entire term of Phase A as set forth in Section 2.5. For the avoidance of doubt, the Joint Research Committee may co-exist with one or several Joint Steering Committees.

(a)

Responsibilities of the Joint Research Committee. The Joint Research Committee shall be responsible for directing, coordinating and supervising the research and development activities of the Parties during Phase A. In particular, the Joint Research Committee shall:

(i)	review and endorse the initial Research Plan proposed by the Parties according to Section 2.2;

(ii)	review and update the Research Plan on an ongoing basis as set forth in Section 2.2,

(iii)	receive regular reports from each Party’s research (or project) team on, and monitor, the conduct, progress and results of each Party’s activities under the Research Plan,

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(iv)	agree in advance, review and approve the Shared Costs that the Parties are entitled to incur in Phase A,

(v)	review and approve the appointment of certain subcontractors pursuant to Section 2.4(b), and

(vi)	resolve any issues referred to it by the Parties in accordance with Section 20.10.

(b)

Meetings of the Joint Research Committee. Meetings of the Joint Research Committee shall be scheduled from time to time by mutual agreement of the Parties or upon request of one Party, but in no event less than once every [***] months. The meetings may be held in person, per telephone or video conference. The Parties shall alternate chairing meetings of the Joint Research Committee, with Genmab chairing the first such meeting after the Effective Date. The Alliance Manager of the Party hosting any Joint Research Committee meeting shall attend the meeting and record the minutes of the meeting in writing. Such minutes shall be circulated to the other Party’s Alliance Manager no later than [***] following the meeting for review, comment and approval of the other Party. If no comments are received within [***] of the receipt of the minutes by a Party, unless otherwise agreed, they shall be deemed to be approved by such Party. Furthermore, if the Parties are unable to reach agreement on the minutes within [***] of the applicable meeting, the sections of the minutes that have been mutually agreed between the Parties by that date shall be deemed approved and, in addition, each Party shall record in the same document its own version of those sections of the minutes on which the Parties were not able to agree.

(c)

Decisions of the Joint Research Committee. A quorum of at least [***] Joint Research Committee members appointed by each Party shall be present at or shall otherwise participate in each Joint Research Committee meeting. Each Party has one vote in the decisions of the Joint Research Committee. Decisions of the Joint Research Committee shall be unanimous. If the members of the Joint Research Committee cannot agree on a particular issue, the issue shall be escalated pursuant to Section 20.10. The Joint Research Committee shall have no authority to amend or modify the terms and conditions of this Agreement.

11.3

Joint Steering Committee. No later than [***] days after the first initiation of Phase B for a LCA Product (as documented in the minutes of the Joint Research Committee), the Parties shall establish a joint steering committee (Joint Steering Committee) having a total of up to [***] members which shall have sufficient authority to ensure acceptance and execution of Joint Steering Committee decisions within its organization. Up to [***] members of the Joint Steering Committee shall be appointed by Genmab, and up to [***] members of the Joint Steering Committee shall be appointed by Biontech. Each Party may appoint substitutes or alternates for its Joint Steering Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint Steering Committee at any time.

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(a)

Responsibilities of Joint Steering Committee. The Joint Steering Committee shall be responsible for directing, coordinating and supervising the research and Development activities of the Parties during Phase B. In particular, the Joint Steering Committee shall:

(i)	review and endorse the initial Development Plan and Budget proposed by the Parties according to Section 3.2;

(ii)	review and approve the Development Plan as proposed by the Joint Development Team, including without limitation the Budget for an LCA Product and approve necessary updates or amendments thereto;

(iii)	receive regular reports from the Joint Development Team on, and monitor, the conduct, progress and results of each Party’s activities under the applicable Development Plan;

(iv)

review and approve strategies proposed by the Joint Development Team for the Development of each LCA Product, including but not limited to clinical trial designs for each LCA Product and prioritization of clinical trials (including but not limited to Phase III Clinical Trials) and Indications for each LCA Product, and ensuring that such strategies are compatible;

(v)	agree in advance, review on a quarterly basis and approve the Shared Costs that the Parties are entitled to incur in Phase B;

(vi)	review and approve regulatory strategies proposed by the Joint Development Team for each LCA Product in the Territory, including without limitation ensuring that such strategies are compatible;

(vii)	upon a Party’s request, review and determine whether Biontech should be the Lead Regulatory Party for a particular LCA Product in a particular country or region pursuant to Section 7.1;

(viii)	review and discuss the goals and strategy for the manufacture of each LCA Product;

(ix)	oversee the Parties’ negotiations of a potential Commercialization Agreement pursuant to Section 6.5;

(x)

review and endorse the goals and strategy for the Commercialization of each LCA Product as submitted by the Joint Commercialization Committee and approve an initial Commercialization Plan for each LCA Product as well as oversee the Joint Commercialization Committee, once such is established;

(xi)	review and endorse the overall IP strategy as prepared by the Joint IP Committee;

(xii)	oversee and handle a Joint Divestment Process as set forth in Section 18.9;

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(xiii)	oversee the Joint Development Team and all subcommittees, if any, as deemed necessary;

(xiv)	serve as the forum for the settlement of disputes or disagreements that are unresolved by the Joint Development Team or any of the subcommittees;

(xv)	approve the Collaboration Accounting Policies and the Travel Policy;

(xvi)	review and approve the appointment of certain subcontractors pursuant to Section 3.3(b);

(xvii)

review and approve any proposed amendments to the list of Permitted Subcontractors set out in Exhibit 10 promptly following the Execution Date (and, in any event, by no later than [***], unless otherwise agreed by the Parties) and thereafter on an annual basis (commencing on the first anniversary of [***]);

(xviii)

review the recommendations proposed by the Joint Development Team and decide upon the nomination of any strategic partner(s) (including but not limited to for the development of companion diagnostics), if any, including without limitation approving any related budget;

(xix)	review and determine whether to take a Proprietary Combination License pursuant to Section 13.7 and Exhibit 12; and

(xx)	resolve any issues referred to it by the Parties in accordance with Section 20.10.

(b)	For the avoidance of doubt, the Joint Steering Committee shall have no responsibilities with respect to any Unilateral Products.

(c)

Subcommittees. The Joint Steering Committee may, from time to time, establish subcommittees not already dealt with pursuant to this Agreement. The Joint Steering Committee may determine the charter, composition and other provisions relating to any such subcommittee in its discretion.

(d)

Role after End of Development and Commercialization. The Joint Steering Committee shall continue to operate after the end of all Development and/or Commercialization activities for the last LCA Product to the extent needed in order to deal with any subsequent issues. Following the end of such Development and/or Commercialization, the Joint Steering Committee shall however not be obliged to convene at the times stipulated above, but merely when needed in order to address the issues at hand. Once the Joint Steering Committee unanimously decides that its responsibilities have been exhausted, then the Joint Steering Committee may dissolve itself.

(e)

Meetings and Decisions of the Joint Steering Committee. Sections 11.2(b) and 11.2(c) shall apply mutatis mutandis to the Joint Steering Committee, save that the decision of the Joint Steering Committee shall be final in respect of Section 11.3(a)(vii) such that if the members of the Joint Steering Committee cannot agree on this issue, then Biontech shall not act as the Lead Regulatory Party for such LCA Product in such country or region and the issue shall not be escalated pursuant to Section 20.10.

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11.4

Approval of Proprietary Combination Studies by Joint Steering Committee. Notwithstanding the above in Section 11.3 of this Agreement, to the extent the Joint Steering Committee has to approve any Proprietary Combination Study (or any changes to any such Proprietary Combination Study) in accordance with Sections 4.2 or 4.3 of this Agreement, the following terms and conditions shall apply:

(a)	No Unreasonable Rejection. The Joint Steering Committee shall not unreasonably withhold or delay any approval of any proposed Proprietary Combination Study.

(b)

[***] Proprietary Combination Studies. With respect to [***] Proprietary Combination Studies, the Joint Steering Committee may only withhold its consent if (i) [***] (ii) [***] (iii) [***]. The Parties agree that the Developing Party cannot file any IP or, subject to the terms of Section 14.7, publish any research results using Collaboration Product data from a [***] Proprietary Combination Study without the Non-Developing Party’s (prior written) consent in accordance with Section 12.11.

(c)	[***] Proprietary Combination Studies. With respect to [***] Proprietary Combination Studies, the Joint Steering Committee may only withhold its approval if:

(i) [***]

(ii) [***]

(iii) [***]

(iv) [***]

(d)	Exclusivity. [***]

11.5

Joint Development Team. Concurrently with the establishment of the Joint Steering Committee or as soon as possible after an additional LCA Product has been selected by the Joint Research Committee pursuant to Section 2.10, as applicable, on an LCA Product-by-LCA Product basis, the Parties shall – on a project level – establish a joint development team, to monitor, coordinate and implement all activities for the Development of an LCA Product according to the Development Plan (the Joint Development Team). The Joint Development Team shall consist of such number of representatives of each Party as are reasonably necessary to accomplish the goals of the Joint Development Team hereunder. Either Party may replace any or all of its representatives at any time upon notice to the other Party

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(a)	Joint Development Team Responsibilities. The Joint Development Team shall perform the following functions:

(i)

develop an overall strategy and detailed plans for the Development of each LCA Product (including without limitation the Development Plan for each LCA Product) for review and approval by the Joint Steering Committee;

(ii)	oversee and manage the work under, monitor the progress of, and implement the Development Plan, including without limitation compliance with budget and timelines;

(iii)

formulate any changes to the Development Plan (including without limitation allocation of Development activities between the Parties) and the Budget for review and approval by the Joint Steering Committee, such Development Plan to always take into account the potential Development scenarios in the subsequent [***] year Development of the LCA Product, even to the extent such Development scenarios extend beyond completion of the first Phase I/II Clinical Trial;

(iv)

make recommendations for further Development of the LCA Product, including without limitation Development of the LCA Product for Indications that are not contemplated in the then current Development Plan;

(v)	review and agree on forecasts of supply requirements of the LCA Product for Development (including [***]) and review and monitor the manufacturing and supply of LCA Product for Development;

(vi)	align on clinical trial designs to ensure support of the overall Development strategy;

(vii)	discuss and exchange information regarding the conduct of ongoing clinical trials;

(viii)

exchange information regarding the LCA Product and facilitate cooperation and coordination between the Parties relating to the Development of the LCA Product as they exercise their respective rights and meet their respective obligations under the Development Plan and this Agreement;

(ix)

evaluate possibilities and recommend to the Joint Steering Committee any potential strategic partner(s) (including but not limited to for the development of companion diagnostics), if any, for approval by the Joint Steering Committee;

(x)	provide status updates to the Joint Steering Committee regarding Development activities; and

(xi)	perform such other functions as appropriate to further the purposes of this Agreement as determined by the Parties.

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(b)

Meetings of the Joint Development Team. Section 11.2(b) shall apply mutatis mutandis to the Joint Development Team, except for the fact that it is not the Alliance Manager, but instead the applicable Development Team Leader who shall record the minutes of the meeting in writing.

(c)

Decisions of the Joint Development Team. A quorum of at least [***] Joint Development Team members appointed by each Party shall be present at or shall otherwise participate in each Joint Development Team meeting. Each Party has one vote in the decisions of the Joint Development Team. Decisions of the Joint Development Team shall be unanimous. In the event that the Joint Development Team members do not reach consensus with respect to a matter that is within the purview of the Joint Development Team within [***] calendar days after they have met and attempted to reach such consensus, such matter shall be presented to the Joint Steering Committee for resolution.

(d)

Duration of Joint Development Team Operations. The Joint Development Team will be in existence commencing upon its date of formation and shall continue in existence until the date on which both Parties have completed all their activities as provided for in the Development Plan, unless the Joint Steering Committee agrees to extend the term further.

(e)

Development Team Leader. One representative from each Party shall be designated to act as the primary Joint Development Team contact for that Party (Development Team Leader). The Development Team Leaders shall be responsible for alignment of the development strategy of the LCA Product between the different business functions of the Parties and for ensuring the day-to-day implementation of the Development Plan, including without limitation co-ordinating the activities of the different business functions of the Parties and the Joint Development Team members. The Development Team Leaders are allowed to delegate their responsibilities as set forth in this Section 11.5(e) within his/her organization as appropriate.

11.6

Joint Commercialization Committee. The Parties shall in due time during Phase B but no later than thirty (30) days after the Joint Steering Committee’s approval of the first Phase III Clinical Trial intended to support a Marketing Approval of a LCA Product, establish a joint commercialization committee (Joint Commercialization Committee). The Joint Commercialization Committee shall have a total of up to [***] members. Up to [***] members of a Joint Commercialization Committee shall be appointed by Genmab, and up to [***] members of a Joint Commercialization Committee shall be appointed by Biontech. Each Joint Commercialization Committee member shall have sufficient authority to ensure acceptance and execution of Joint Commercialization Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Joint Commercialization Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint Commercialization Committee at any time.

(a)

Responsibilities of Joint Commercialization Committee. The Joint Commercialization Committee shall be responsible for coordinating and supervising the Commercialization of the respective LCA Product. In particular, the Joint Commercialization Committee shall:

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(i)	review and approve the Commercialization Plan and authorize necessary updates or amendments thereto,

(ii)	agree on the overall strategy for Commercialization of an LCA Product, including but not limited to pricing and marketing matters,

(iii)	review and approve the Shared Profits reported by the Parties in accordance with Section 10.12, and

(iv)	resolve any issues referred to it by the Parties in accordance with Section 20.10.

(b)	For the avoidance of doubt, the Joint Commercialization Committee shall have no responsibilities with respect to any Unilateral Products.

(c)	Meetings and Decisions of the Joint Commercialization Committee. Sections 11.2(b) and 11.2(c)) shall apply mutatis mutandis to the Joint Commercialization Committee.

11.7

Travel Costs. The costs and expenses of a Party’s research and development representatives (including without limitation members of the Joint Research Committee, Joint Steering Committee, Joint Development Team members, scientists and Joint Commercialization Committee, patent attorneys, project managers) which are incurred in connection with the conduct of any meetings under this Section 11 (Meetings) shall be deemed to be Shared Costs to be shared equally by the Parties. Shared Costs shall be those related to any Meetings taking place as of the 1st of July 2019 and until expiry or termination of this Agreement. For clarity, costs and expenses relating to a Party’s other representatives attending any Meetings (including without limitation representatives from supporting functions such as alliance management, business development, finance and legal) shall not be deemed to be Shared Costs and shall not be shared by the Parties.

12.	INTELLECTUAL PROPERTY

12.1	Ownership

(a)

Ownership of [***] Technology and [***] Technology. Genmab shall during the Term of this Agreement and thereafter exclusively own all right, title and interest in and to the [***] Technology. Biontech shall during the Term of this Agreement and thereafter exclusively own all right, title and interest in and to the [***] Technology.

(b)

Disclosure of Program Inventions. Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of any inventions directly arising out of activities conducted under this Agreement or the Prior Agreement (Program Inventions).

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(c)	Ownership of [***] Inventions. All right, title and interest in all [***] Inventions shall be owned as follows:

(i)	Except as set forth in subsections (ii) and (iii) below, Genmab and Biontech shall jointly own all [***] Inventions (Collaboration IP).

(ii)

Genmab shall own all [***] Inventions that are not [***] and that are invented solely or jointly by employees, agents or consultants of Genmab and/or Biontech and solely relate to the [***] Technology ([***] Improvement Technology). To the extent that any such [***] Inventions relating solely to the [***] Technology shall have been invented by Biontech and/or are owned by Biontech, Biontech hereby assigns all of its right, title and interest therein to Genmab.

(iii)

Biontech shall own all [***] Inventions that are not [***] and that are invented solely or jointly by employees, agents or consultants of Genmab and/or Biontech and solely relate to the [***] Technology ([***] Improvement Technology). To the extent that any [***] Inventions relating solely to the [***] Technology shall have been invented by Genmab and/or are owned by Genmab, Genmab hereby assigns all of its right, title and interest therein to Biontech.

(iv)	For clarity, as between the Parties, any [***] Inventions relating to, or covering:

(1)	the combined use of [***] included in any [***] shall constitute Collaboration IP and be jointly owned by the Parties.

(2)	solely the [***] included in any [***] shall constitute Collaboration IP and be jointly owned by the Parties.

(3)	solely any [***] included in any [***] shall be owned in accordance with, and pursuant to, the terms of [***] or [***] (respectively).

(4)	[***] shall be owned by the Party that [***].

(d)

Terms of Joint Ownership. The Collaboration IP (including, without limitation, any Joint Patents) shall, subject to the terms and conditions of this Agreement, be equally and undividedly owned by the Parties, but a Party cannot exploit or transfer its interest in the Collaboration IP, unless specifically permitted under this Agreement or otherwise agreed in writing by the Parties. A Party shall not assign, mortgage, sell or otherwise transfer or dispose of any of its right, title or interest in any Collaboration IP without the other Party’s prior written consent (not to be unreasonably withheld or delayed), save that such consent shall not be required in respect of any transfer to: (a) an Affiliate of the Party; (b) a Third Party successor or purchaser of all or substantially all of its business or assets to which this Agreement relates, whether in a merger, sale of stock, sale of assets or other similar transaction; or (c) a Third Party that acquires, by purchase or license, rights to further develop or commercialize the related LCA Product following a Joint

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Divestment Process in accordance with Section 18.9; provided that, in each case, any such transfer shall be made subject to the license granted to the other Party pursuant to this Agreement, [***] and [***], as applicable, and that the Affiliate or Third Party, as applicable, agrees, by written notice to the other Party, to be bound by the terms of such license and all other terms of this Agreement, [***] and [***] to the extent that such terms are applicable to the assigned Collaboration IP. Nothing herein shall entitle a Party to take any other action under the Collaboration IP other than as explicitly permitted in this Agreement, and the other Party is entitled to oppose any exploitation of the Collaboration IP falling outside the scope of this Agreement. Notwithstanding the above, the Parties may have an interest in using the Collaboration IP outside the scope of this Agreement, [***] or [***] for its own products (provided that such use is not in connection with (i) a Proprietary Combination Product which shall be subject to the terms of this Agreement or (ii) any equivalent proprietary combination product under equivalent terms in [***] or [***] which shall be subject to the terms of [***] or [***], as applicable) such as for Biontech RNA vaccines, TLR ligands and/or cell therapies. Upon the request of a Party, the Joint Steering Committee or Joint Research Committee, if no Joint Steering Committee is in place, shall arrange for negotiations in good faith of a license under the Collaboration IP for such purposes on reasonable terms.

(e)

Filing of Patent Applications. Unless otherwise agreed by the Joint IP Committee, any patent application disclosing, covering or claiming Collaboration IP shall not be filed until the respective Clinical Candidate has been selected as an LCA Product.

(f)

Special rules for New Patents. Notwithstanding sub-section (e) above, the Parties acknowledge that a patent, claiming certain Collaboration IP generated by the Parties under the Prior Collaboration Agreement relating to [***] antibodies which are based on Genmab’s [***] and which comprises one or more of Biontech’s [***], has been filed on [***] under application no. [***] (such [***] and any Patent Right subsequently granted thereunder including but not limited to [***] shall be referred to as the New Patents). The filing of such application had been agreed pursuant to the Parties’ first side letter dated 8 January 2016. The Parties acknowledge and agree that the New Patents shall be subject to and governed by the terms set out in Exhibit 7.

(g)

Assignment of Collaboration IP for Unilateral Products. In case of an opt-out pursuant to Section 18, the Continuing Party shall be the sole owner of Collaboration IP solely related to the relevant Unilateral Product [***] and the Opt-Out Party shall arrange for a transfer of (i) all of its rights, title and interest in any such Collaboration IP (the Assigned Patents), and (ii) all substantive documentation pertaining to such Collaboration IP, if any. Following assignment of the applicable Collaboration IP to the Continuing Party, the Continuing Party shall be solely responsible for the further preparation, filing, prosecution and maintenance of any Assigned Patents at its own cost. The Opt-Out Party may negotiate in good faith licenses to use the Assigned Patents outside the scope of this Agreement, [***] and [***];

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the last two sentences of Section 12.1(d) shall apply mutatis mutandis. Should the Continuing Party decide not to file or to abandon or let lapse an Assigned Patent regarding such Unilateral Product, the Continuing Party shall notify the Opt-Out Party of such decision at least [***] calendar days prior to the expiration of any deadline relating to such activities, and the Opt-Out Party shall thereafter have the right, but not the obligation, to assume responsibility for filing, prosecuting and maintaining such Assigned Patent, at its sole expense. If the Opt-Out Party does elect to pursue such filing, prosecution or maintenance of such Assigned Patent, then it shall notify the Continuing Party of such election, and the Continuing Party shall execute such documents of transfer or assignment and perform such acts as may be reasonably necessary to preserve and transfer to the Opt-Out Party free of charge all its right, title and interest in and to any such Assigned Patent in such country. Notwithstanding the foregoing, Biontech agrees and acknowledges that Genmab shall remain the sole owner of the DuoBody Platform and the [***] Technology, and that any activities by Biontech as the Continuing Party under this Section 12.1(g) that pertains to the DuoBody Platform and/or the [***] Technology shall at all times be subject to Genmab’s prior consultation, review and written consent, such consent not to be unreasonably withheld.

(h)

Ceased Products. With regards to Collaboration IP on Ceased Product(s), provided that such Ceased Product(s) have not previously been an LCA Product for which Development has been ceased, the Parties agree to [***].

(i)

Certain Joint Patent Filings. The Parties agree, with respect to any joint patent filings on any LCA Product or Unilateral Product incorporating a [***] Antibody in an [***] Tumor Targeting Product Concept or an [***] Antibody in an [***] Tumor Targeting Product Concept, that the Parties shall only be allowed to specifically disclose the Preferred Clinical Candidate and one (1) Back-up Candidate, if applicable, in such joint patent filings, unless the Parties mutually agree that further Bispecific Antibodies may be included.

(j)

[***] Patent Application. The Parties agree that all Patent Rights arising from patent application [***] filed on [***] and the subsequent application [***] filed on [***] in accordance with the terms of the letter agreement to the Prior Collaboration Agreement dated 4 February 2020 (as amended) shall be solely owned by Biontech.

12.2	Ownership in Relation to Proprietary Combination Products.

(a)

Proprietary Combination Product IP. All right, title and interest in any inventions relating to, or covering, [***] (the Proprietary Combination Product IP), shall be [***]. For clarity, any such Proprietary Combination Product IP shall not constitute [***] Inventions under this Agreement. For further clarity, nothing in this Section 12.2(a) shall require either Party to assign or transfer to the other Party any Patent Right that constitutes Collaboration IP which: (a) has been filed prior to the commencement of a [***] Proprietary Combination Study under Section 4.2; and (b) claims or covers the Proprietary Combination Product of such [***] Proprietary Combination Study.

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(b)	[***]. All right, title and interest in any invention relating solely to, or covering solely, [***] shall be [***].

(c)

Collaboration IP. All right, title and interest in any invention relating solely to, or covering solely, [***] shall be jointly owned by the Parties and shall constitute Collaboration IP for the purposes of this Agreement.

(d)

[***] and [***]. All right, title and interest in any invention relating solely to, or covering solely, [***] shall be owned in accordance with, and pursuant to, the terms of [***] or [***] (respectively).

(e)	Platform technology. As between the Parties, all right, title and interest in any invention relating solely to, or covering solely, [***] shall be owned by the Party that [***].

12.3

License to Genmab. For the purpose of the Research under Phase A and subsequently on an LCA Product-by-LCA Product basis and subject to the terms of this Agreement, Biontech hereby grants Genmab a worldwide, co-exclusive (with Biontech and subject to the exclusivities set forth in Section 9), royalty-free license, including without limitation the right to sublicense in the course of subcontracting (as approved by the Joint Steering Committee), under the Biontech Technology during the Term to (a) perform its obligations hereunder with respect to activities under the Research Plan and each LCA Product in accordance with the relevant Development Plan, (b) to conclude Partnership Agreements in accordance with the procedures set forth in Section 6.7 and (c) to research, Develop, have Developed, make, have made, import, use, offer for sale, have sold and sell such LCA Product within the Field in the Territory. The license for an LCA Product shall continue, on a country-by-country basis, for so long as there are Development or Commercialization activities contemplated. For the avoidance of doubt, the term “co-exclusive” shall mean that only Genmab and Biontech shall have the right to use the Biontech Technology to the exclusion of all others (save for permitted sublicensees). Biontech hereby acknowledges and agrees that Genmab has granted a sublicense for the purpose of performing the Research Plan and further Development activities to its wholly owned subsidiary, Genmab B.V., the Netherlands, Genmab US, Inc., USA, and Genmab K.K., Japan. For clarity, similar licences permitting the use of intellectual property rights relating to [***] or [***] included in a Joint Combination Product under this Agreement are granted in [***] or [***] (respectively).

12.4

License to Biontech. For the purpose of the Research under Phase A and subsequently on a LCA Product-by-LCA Product basis and subject to the terms of this Agreement, Genmab hereby grants to Biontech a worldwide, co-exclusive (with Genmab and subject to the exclusivities set forth in Section 9), royalty-free license, including without limitation the right to sublicense in the course of subcontracting (as approved by the Joint Steering Committee), under the Genmab Technology during the Term to (a) perform its obligations hereunder with respect to activities under the Research Plan and each LCA Product in accordance with the relevant Development Plan, (b) to conclude Partnership Agreements in accordance with the procedures set forth in

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Section 6.7 and (c) to research, Develop, have Developed, make, have made, import, use, offer for sale, have sold and sell such LCA Product within the Field in the Territory. The license for a LCA Product shall continue, on a country-by-country basis, for so long as there are Development or Commercialization activities contemplated. For the avoidance of doubt, the term “co-exclusive” shall mean that only Genmab and Biontech shall have the right to use the Genmab Technology to the exclusion of all others (save for permitted sublicensees). The licenses granted to Biontech under this Section 12.4 with regards to the DuoBody Platform are only granted for the [***]. Use of other [***] under the DuoBody Platform can only take place upon Genmab’s prior written consent. The license granted under the [***] Technology is to [***]. For clarity, similar licences permitting the use of intellectual property rights relating to [***] or [***] included in a Joint Combination Product under this Agreement are granted in [***] or [***] (respectively).

12.5	Licenses Relating to Proprietary Combination Products.

(a)	Licenses to Developing Party. The Non-Developing Party hereby grants to the Developing Party under [***]:

(i)

a non-exclusive, worldwide, royalty-free, fully paid-up, non-transferable license to the extent necessary or useful for the Developing Party to perform any Proprietary Combination Study approved by the Joint Steering Committee; and

(ii)

a co-exclusive, worldwide, perpetual, royalty-free, fully paid-up, sublicensable, transferable license to develop, have developed, make, have made, import, use, offer for sale, have sold and sell any Proprietary Combination Product that is the subject of a [***] Proprietary Combination Study approved by the Joint Steering Committee pursuant to Section 4.3.

For clarity, the licenses granted under sub-sections (i) and (ii) above do not include any license to any Patent Rights or know-how owned or controlled by the Non-Developing Party in relation to [***], and the license to manufacture granted under sub-section (ii) above shall not include any right to [***]. For clarity, similar licences permitting the use of intellectual property rights relating to [***] or [***] included in a Proprietary Combination Product under this Agreement are granted in [***] or [***] (respectively).

(b)	Licenses to Non-Developing Party. The Developing Party hereby grants to the Non-Developing Party under [***]:

(i)

a non-exclusive, worldwide, perpetual, royalty-free, fully paid-up, sublicensable and non-transferable license to allow the Non-Developing Party to (x) [***] and (y) [***], in each case within the scope of the collaboration under, and subject to the terms and conditions of, this Agreement or [***] or [***]; and

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(ii)

subject to the terms and conditions of this Agreement, including existing exclusivity obligations set out in Section 9 of this Agreement, a non-exclusive, worldwide, perpetual, royalty-free, fully paid up, sublicensable and non-transferable unblocking license to research, develop, have developed, make, have made, import, use, offer for sale, have sold and sell its own Proprietary Combination Products.

[***]

12.6

No Further Rights. This Agreement shall not be construed to convey any right or license (a) to Biontech to use and/or exploit the Genmab Technology or (b) to Genmab to use and/or exploit the Biontech Technology, in each case for (a) and (b) except as specifically stipulated in this Agreement.

12.7	Joint IP Committee.

(a)

Within [***] days of the Effective Date, the Parties shall establish a joint IP committee (the Joint IP Committee). The Joint IP Committee shall have a total of [***] members. [***] members of the Joint IP Committee shall be appointed by Genmab, and [***] members of the Joint IP Committee shall be appointed by Biontech. Each Joint IP Committee member shall have sufficient authority to ensure acceptance and execution of Joint IP Committee decisions within its organization. Each Party may appoint substitutes or alternates for its Joint IP Committee members at any time by written notice the other Party. The Parties may mutually agree to change the size of the Joint IP Committee at any time.

(b)

The Joint IP Committee shall convene with no less than [***] weeks’ notice unless shorter notice is required under the circumstances, for example in order to allow the Lead IP Party necessary time to comply with applicable timelines stipulated by any applicable authority. The Joint IP Committee shall hold meetings at least [***] per Calendar Quarter during the Term, or as otherwise agreed in writing between the Parties. Unless otherwise agreed in writing, such meetings shall alternate between a location selected by Genmab and a location selected by Biontech or take place via telephone or video conference or such other means as may be agreed in writing between the Parties. The meetings shall be prepared and convened by the chair of the Joint IP Committee. The chair shall alternate [***] between representatives of each Party, starting with a Genmab representative as the chair. Within [***] weeks of every meeting, the chair shall prepare and send minutes of the meeting to the other members of the Joint IP Committee. The minutes shall be considered as approved by the members of the Joint IP Committee, unless the chair has received objections and/or comments to the minutes within [***] weeks after the minutes have been sent to the members of the Joint IP Committee. With respect to the decisions of the Joint IP Committee and costs, Sections 11.2(c) and 11.7 shall apply mutatis mutandis.

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(c)

The Joint IP Committee shall prepare an overall IP strategy for all Collaboration IP to be endorsed by the Joint Steering Committee. In particular, the Joint IP Committee shall discuss and decide on all material issues pertaining to the governance of the Collaboration IP, including, but not limited to, the filing, prosecution, maintenance, defense and/or enforcement of the Collaboration IP, and shall agree on the IP Budget related thereto in accordance with the procedures set forth in Section 12.8(d). In addition, the Joint IP Committee shall also oversee all matters relating to any Proprietary Combination Product IP as further specified in Sections 12.2, 12.5, 12.11 and 12.12(e). [***]

(d)

The decisions of the Joint IP Committee shall be binding on the Parties to the extent they pertain to the overall IP strategy and the governance of the Collaboration IP. In all other respects, the Joint IP Committee may make recommendations which shall not be binding on the Parties, but the Parties shall take due account of these recommendations when performing their rights and obligations set forth in this Agreement.

12.8	Lead IP Party

(a)

Designation of Lead IP Party. The Parties agree that it is appropriate to designate one of the Parties to be responsible for (i) implementing the decisions of the Joint IP Committee, (ii) taking emergency measures in order to prosecute, maintain and defend the Collaboration IP , provided that such measures are of a preliminary nature where possible and shall be reviewed and approved by the Joint IP Committee without undue delay, and (iii) to act as the common representative towards the applicable authorities (such Party to be referred to as the Lead IP Party). The Joint IP Committee shall appoint a Lead IP Party for each Program Invention which is part of the Collaboration IP, taking into consideration the capabilities of each Party’s IP department and each Party’s specific expertise with respect to the relevant Program Invention.

(b)

Power of Attorney. The Lead IP Party is hereby granted by the other Party (the Non-Lead Party) a power of attorney to conduct all such acts which rest with the Lead IP Party as specified in this Section 12.8. The Lead IP Party is only authorized to act within the parameters of the overall IP strategy as adopted by the Joint IP Committee and all other decisions of the Joint IP Committee pertaining to the governance of the Collaboration IP. Unless otherwise agreed in writing, the Lead IP Party shall be appointed for the entire Term of this Agreement with respect to the relevant Program Invention.

(c)

Responsibilities of the Lead IP Party. The Lead IP Party shall – within the scope of its appointment by the Joint IP Committee – be responsible for the preparation, filing, prosecution and/or maintenance of Joint Patents and/or, if applicable, any other Collaboration IP in accordance with the decisions of the Joint IP Committee and subject always to Section 12.10(d). In particular, the Lead IP Party shall, in each case in accordance with the decisions of the Joint IP Committee:

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(i)

prepare and file patent applications, including without limitation divisional applications, continuation applications, continuation-in-part applications, and requests for continued examination, relating to the Collaboration IP, including without limitation any Joint Patents, with applicable intellectual property office(s) or authority(ies);

(ii)

maintain Joint Patents and/or, if applicable, any other Collaboration IP, including without limitation taking such steps as may be reasonably necessary to ensure possible patent term extensions, renewals or supplementary protection certificates in respect of Joint Patents;

(iii)

prosecute Joint Patents and/or, if applicable, any other Collaboration IP with national and/or regional intellectual property offices, including without limitation appeal to the courts, and prosecution hereof;

(iv)

coordinate the payment of maintenance fees and other official fees or costs with national and/or regional intellectual property offices in respect of Joint Patents and/or, if applicable, any other Collaboration IP, and ensure that all maintenance fees are paid promptly when due, unless otherwise agreed in writing between the Parties; and

(v)

provide the Non-Lead Party with all material information, and copies of material correspondence to and from patent/intellectual property offices and external patent attorneys and agents, pertaining to the filing, prosecution and maintenance of the Joint Patents and/or, if applicable, any other Collaboration IP, for review and approval. For any new patent application to be filed relating to the Collaboration IP, a draft shall be provided to the other Party for review as soon as possible before the filing date.

(d)

IP Budget. The Lead IP Party shall prepare (and continuously update as appropriate) a budget for implementation of the overall IP strategy and the governance of the Collaboration IP (hereinafter, the IP Budget) to be included in the Budget that is to be reviewed and approved by the Joint Steering Committee in accordance with Section 11.3(a).

(e)

Cooperation; Disputes. The Parties agree to act in good faith toward each other and to cooperate fully with each other in relation to the filing, prosecution and maintenance of the Joint Patents and/or, if applicable, any other Collaboration IP taking into consideration that both Parties have ownership interests in such intellectual property rights. The Parties further agree to coordinate, in good faith, the filing and prosecution of the Joint Patents with either Party’s filing and prosecution of Patent Rights covering the Biontech Technology or the Genmab Technology, as applicable, while taking into consideration the individual and joint interests of both Parties. In case of a dispute, the matter shall be referred to the Joint IP Committee, which in turn shall refer any unresolved matter to the Joint Steering Committee. In case actions need to be taken during such dispute period to prevent Joint Patents from being abandoned, the Lead IP Party shall have final decision-making authority taking into due account the dispute and making efforts to maintain the status quo to the extent possible.

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(f)

Assistance. The Non-Lead Party shall, as reasonably requested by the Lead IP Party, assist the Lead IP Party and the Lead IP Party’s external patent counsel (if applicable) in the preparation, filing, prosecution and/or maintenance of Joint Patents and/or, if applicable, any other Collaboration IP, and the Parties shall cooperate with one another jointly to maintain the Joint Patents and/or, if applicable, any other Collaboration IP in force. The Parties shall perform such acts, execute such further instruments, documents or certificates, and provide such cooperation and assistance as may be reasonably requested by the other Party in order to give effect to the terms of this Section 12.8. Such assistance shall be deemed Shared Costs for the purposes of this Agreement.

12.9

Inventor Compensation. Each Party shall be responsible for payment of any consideration which it is required to pay to its employees or independent consultants or subcontractors as compensation for the assignment of rights to any Program Invention according to the legal provisions applicable in the relevant country and/or a contractual obligation.

12.10	Patent Prosecution, Maintenance and Defense

(a)

Notification. Each Party shall promptly inform the other Party in writing of any allegation(s) or claim(s) from, or proceeding(s) initiated by, a Third Party which challenges the validity or enforceability of, or the Parties’ entitlement to, any Genmab Technology, Biontech Technology or any Collaboration IP, which comes to its attention, to the extent relevant to an LCA Product or, if applicable, a Unilateral Product for which such other Party is responsible, including without limitation (if applicable) pre-grant opposition, post-grant opposition, re-examination, interference or revocation proceedings (whether before any applicable intellectual property office or the courts), and shall provide the other Party with any available evidence thereof.

(b)

Biontech Patents. Biontech shall be solely responsible for and shall solely control the preparation, filing, prosecution, grant, extension, maintenance and defense of all Biontech Patents excluding Biontech’s share in Joint Patents. Biontech shall, at its sole expense, prepare, file, prosecute and maintain such Biontech Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Genmab in so doing.

(c)

Genmab Patents. Genmab shall be solely responsible for and shall solely control the preparation, filing, prosecution, grant, extension, maintenance and defense of all Genmab Patents excluding Genmab’s share in Joint Patents. Genmab shall, at its sole expense, prepare, file, prosecute and maintain such Genmab Patents in good faith consistent with its customary patent policy and its reasonable business judgment, and shall consider in good faith the interests of Biontech in so doing.

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(d)

Collaboration IP. The Parties shall be jointly responsible and shall jointly control the preparation, filing, prosecution, grant, extension, maintenance and defense of all Joint Patents and/or, if applicable, any other Collaboration IP, through the Joint IP Committee and the Lead IP Party, in accordance with the provisions of Section 12.7 and Section 12.8. Unless otherwise agreed upon in writing between the Parties, any application for a Joint Patent and/or, if applicable, any other Collaboration IP shall be filed under the name of both Parties.

(e)

[***] and [***]. For clarity, any intellectual property rights in respect of [***] or [***] (including, without limitation, pursuant to Sections 12.1(c)(iv)(3) and 12.2(d)) shall be prepared, filed, prosecuted, granted, extended, maintained and defended in accordance with, and pursuant to, the terms of [***] or [***] (respectively).

(f)

Counterclaims. Notwithstanding Sections 12.10(a)-(d), if any court proceedings are brought against one Party or both Parties or their Affiliates alleging that any Biontech Patent, Genmab Patent or Joint Patent is invalid or unenforceable, or should be revoked or otherwise challenging a Party’s entitlement to such Patent Right (including, without limitation, any counter-claim by a Third Party pursuant to an enforcement action described in Section 12.12), then the terms of Section 12.12 shall apply mutatis mutandis with respect to any such defense litigation.

(g)

Cooperation. If any claim by a Third Party relates to more than one category of relevant Patent Rights (i.e., each category being Biontech Patents, Genmab Patents and Joint Patents and Patent Rights in respect of [***] or [***]), such that the Parties would be required to defend more than one category of relevant Patent Rights at the same time, then the Parties shall cooperate in good faith with each other in connection with such defense.

(h)

Common Interest Disclosures. With regard to any information or opinions disclosed pursuant to this Agreement by one Party to the other regarding intellectual property and/or technology owned by Third Parties, Biontech or Genmab (or their respective Affiliates), Biontech and Genmab agree that they have a common legal interest in coordinating prosecution of their respective patent applications, as set forth in this Section 12, and in determining whether, and to what extent, Third Party intellectual property rights may affect the conduct of the development, manufacturing, marketing and/or sale of LCA Products or Unilateral Products, and have a further common legal interest in defending against any actual or prospective Third Party claims based on allegations of misuse or infringement of intellectual property rights relating to the development, manufacturing, marketing and/or sale of LCA Products and Unilateral Products. Accordingly, Biontech and Genmab agree that all such information and opinions obtained by Biontech and Genmab from each other will be used solely for purposes of the Parties’ common legal interests with respect to the conduct of this Agreement. All information and opinions will be treated as protected by the attorney-client privilege, the work product privilege, and any other privilege or immunity that may otherwise be applicable. By sharing any such information and opinions, neither Party intends to waive or limit any privilege or immunity that may apply to the shared information and opinions. Neither Party shall have the authority to waive any privilege or immunity on behalf of the other Party without such other Party’s prior written consent, nor shall the waiver of privilege or immunity resulting from the conduct of one Party be deemed to apply against any other Party.

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12.11	Prosecution, Maintenance and Defense of Proprietary Combination Product IP.

(a)

Timing. Unless otherwise agreed in good faith in writing between the Parties, [***] shall not be allowed to file any application for any Patent Right for any Proprietary Combination Product IP prior to [***] or, [***].

(b)

Process. [***] shall be responsible for and shall control the preparation, filing, prosecution, grant, extension, maintenance and defense of all Patent Rights relating to any Proprietary Combination Product IP [***], subject to the following requirements:

(i)

At least [***] days prior to filing any application for any Patent Right relating to any Proprietary Combination Product IP, [***] shall provide the Joint IP Committee with the draft application as well as any material information in connection with such draft application (including copies of material correspondence from any external patent attorneys and agents pertaining thereto) for any such Patent Rights.

(ii)

The Joint IP Committee shall review the draft application with respect to any potential overlap with the [***]. Any concerns in relation to the draft application shall be discussed in good faith in the Joint IP Committee and [***] shall consider in good faith any comment made by [***]. In the event of a dispute between the Parties regarding the content of the draft application, [***].

(iii)

Following any filing of any application for any such Patent Right, [***] shall keep the Joint IP Committee informed of all material developments in relation to such Patent Right, including any potential material correspondence from patent/intellectual property offices or any opposition or other claims of any Third Party with respect of such Patent Right. Any material submission by [***] to any patent/intellectual property offices in relation to such Patent Right shall be discussed in good faith in Joint IP Committee and [***] shall consider in good faith any comment made by [***]. In the event of a dispute between the Parties regarding any such material submission, [***].

(iv)

The Parties shall seek to act timely in their review and approval of any matter under this Section 12.11(b) in order to allow [***] to comply with relevant filing deadlines or similar time limitations.

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(c)	[***]. [***] shall [***] responsible for and shall [***] control the preparation, filing, prosecution, grant, extension, maintenance and defense of all Patent Rights relating to any [***].

(d)

Common Interest Disclosure. Section 12.10(h) of this Agreement shall apply mutatis mutandis to any information or opinions disclosed relating to the [***] of any Proprietary Combination Product by one Party to the other regarding intellectual property and/or technology owned by [***] Biontech or Genmab (or their respective Affiliates).

12.12	Enforcement of Patents

(a)

Notification. Each Party shall promptly inform the other Party in writing of any actual or suspected infringement of, or unauthorized use by a Third Party of any Genmab Technology, Biontech Technology, Collaboration IP or any Proprietary Combination Product IP, which comes to its attention, to the extent relevant to an LCA Product or, if applicable, a Unilateral Product or Proprietary Combination Product for which such other Party is responsible, and shall provide the other Party with any available evidence thereof.

(b)

Enforcement of [***] Patents. [***] shall have the sole right, at its sole expense, but not the obligation, to determine the appropriate course of action to enforce the [***] Patents (other than its interests in the Joint Patents) or otherwise abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such [***] Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to the [***] Patents so long as this does not adversely affect [***]’s rights under this Agreement. [***] shall fully cooperate with [***], at [***]’s sole expense, in any action to enforce the [***] Patents. All monies recovered upon the final judgment or settlement of any such suit to enforce such [***] Patents shall be retained by [***].

(c)

Enforcement of [***] Patents. [***] shall have the sole right, at its sole expense, to determine the appropriate course of action to enforce [***] Patents (other than its interest in Joint Patents), or otherwise to abate the infringement thereof, to take (or refrain from taking) appropriate action to enforce such [***] Patents, to control any litigation or other enforcement action and to enter into, or permit, the settlement of any such litigation or other enforcement action with respect to such [***] Patents. All monies recovered upon the final judgment or settlement of any such suit to enforce such [***] Patents shall be retained by [***]. [***] shall fully cooperate with [***], at [***]’s sole expense, in any action to enforce the [***] Patents.

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(d)	Enforcement of Joint Patents.

(i)

The Joint IP Committee shall determine any required or desirable action to abate any infringement of any Collaboration IP by any Third Party, which action shall then be implemented by the Lead IP Party (Infringement Proceedings). The Parties shall share equally (50:50) all costs, both internally and externally, associated with any such joint Infringement Proceedings, unless otherwise agreed in writing. The Parties shall also share equally (50:50) any damages, royalties, settlement fees or other consideration resulting from any such joint Infringement Proceedings, unless otherwise agreed in writing.

(ii)

The Lead IP Party shall keep the Non-Lead Party informed of the status of any such joint Infringement Proceedings and, upon request, shall (to the extent permitted under Applicable Law) provide the Non-Lead Party, at no cost to the Non-Lead Party, with copies of all documents filed in, and all material written communications between the parties relating to, such Infringement Proceedings. The Non-Lead Party shall, at the Lead IP Party’s request, give the Lead Party all reasonable assistance in any such joint Infringement Proceedings.

(iii)	No settlement shall be entered into by the Lead IP Party without the prior written consent of the Non-Lead Party (such consent not to be unreasonably withheld or delayed).

(e)	Enforcement of Patents relating to Proprietary Combination Product IP or [***]. [***]

(f)

[***] and [***]. For clarity, any intellectual property rights in respect of [***] or [***] (including, without limitation, pursuant to Sections 12.1(c)(iv)(3) and 12.2(d)) shall be enforced against Third Parties in accordance with, and pursuant to, the terms of [***] and [***] (respectively).

12.13

Assignment of Inventor’s Rights. To the extent the assignment of inventions is not effected by statutory law (e.g. the German Employees’ Inventions Act), each Party will maintain valid and enforceable written agreements with all persons acting for or on behalf of such Party or its Affiliates which require such person to assign to such Party their entire right, title and interest in and to all Collaboration IP, Biontech Improvement Technology (in case of Genmab), Genmab Improvement Technology (in case of Biontech) and any other intellectual property rights that are to be owned by the other Party (alone or jointly by the Parties) pursuant to the terms of this Agreement. To the extent necessary to obtain full ownership rights in such inventions for such Party (e.g. under the German Employees’ Inventions Act), each Party shall “claim” from all persons acting for or on behalf of such Party or its Affiliates the ownership of any such invention constituting any Collaboration IP, [***] Improvement Technology (in case of [***]), [***] Improvement Technology (in case of [***]) and any other intellectual property rights that are to be owned by the other Party (alone or jointly by the Parties) pursuant to the terms of this Agreement which are conceived, reduced to practice, developed or created in the conduct of the activities performed under this Agreement.

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12.14

LCA Product Trademarks. With regards to LCA Product(s), the Parties shall propose and through the Joint Steering Committee select the trademark, trade dress, logos and slogans under which each LCA Product shall be exclusively marketed (each a LCA Product Trademark). Such activities shall be handled by the Lead Commercialization Party of such Region. The Lead Commercialization Party shall register the LCA Product Trademark and shall take all such actions as are required to continue and maintain in full force and effect the trademarks and the registrations thereof as well as enforce such trademarks and registrations. The Parties shall jointly own the trademarks which are specifically directed to LCA Products and the other Party shall execute all documents and take all actions as are reasonably requested by the Lead Commercialization Party to effectuate such joint ownership in such trademarks unless such joint ownership would not be practicable in any such jurisdiction, in which case the Lead Commercialization Party for the applicable Region shall have sole ownership. LCA Product Trademarks shall be used only pursuant to the terms of this Agreement and the Commercialization Agreement to identify, and in connection with the marketing of, LCA Products and shall not be used by either Party to identify, or in connection with the marketing of, any other products. For clarity, the selection, registration and ownership of any trade mark for [***] or [***] included in any Joint Combination Product or Proprietary Combination Product shall be subject to the terms of [***] or [***] (respectively).

13.	INFRINGEMENT ACTIONS BROUGHT BY THIRD PARTIES

13.1

Third Party License. Each Party shall promptly inform the other Party in writing if it deems that a license of any intellectual property rights owned or controlled by a Third Party is needed to Develop or Commercialize an LCA Product or develop or commercialize a Unilateral Product for which the other Party is responsible (FTO Notification). If the FTO Notification concerns an LCA Product, the Parties will discuss and agree any required or advisable measures in respect of the same in the Joint IP Committee and/or the relevant Joint Steering Committee. If the FTO Notification concerns a Unilateral Product, the respective Continuing Party shall be solely responsible for the course of action but will closely consult with the respective Opt-Out Party.

13.2

LCA Product. Each Party will promptly notify the other Party in writing if it becomes aware of any Third Party alleging that the performance of this Agreement infringes Third Party intellectual property rights (Infringement Attack). If an Infringement Attack is directed against the manufacture, use, handling, storage, Development, Commercialization or other disposition of an LCA Product, the Parties shall consult in good faith through the Joint IP Committee with a view to agreeing any required or desirable defense to any such Infringement Attack. Each Party shall have the right to defend itself against the Infringement Attack in accordance with the decisions and instructions of the Joint IP Committee. Notwithstanding the preceding

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sentence, Genmab shall be solely responsible for the defense against Infringement Attacks solely directed against the use of [***] Technology [***] and Biontech shall be solely responsible for the defense against Infringement Attacks solely directed against the use of [***] Technology [***], in both scenarios in close consultation with the other Party. In no event may a Party settle or otherwise consent to an adverse judgment that diminishes the rights or interests of the other Party without the express written consent of the other Party not to be unreasonably withheld.

13.3

Defense Costs. If the alleged infringement relates to an LCA Product and is not subject to indemnification pursuant to Section 17.2(a), all reasonable costs associated with the defense of the Infringement Attack and approved by the Joint IP Committee, including without limitation any payment due to such Third Party as damages or in settlement allocated to sales of the LCA Product, will be shared equally (50:50) between the Parties as part of the Shared Costs. For the avoidance of doubt, each Party will individually bear the risks and costs of infringing Third Party patents in the course of its activities which are outside of the scope of this Agreement.

13.4

Genmab Unilateral Product. To the extent an Infringement Attack is directed against the manufacture, use, handling, storage, development, commercialization or other disposition of a Genmab Unilateral Product, Genmab shall be solely responsible for the defense and all costs associated therewith, except that:

(a)	this shall be carried out in close consultation with Biontech, unless instructed otherwise in writing by Biontech; and

(b)

Biontech shall have the first right to control at its sole cost the defense against such Infringement Attack to the extent it is directed against the use of Biontech Technology, provided that Genmab shall be entitled to participate in such defense. If Biontech chooses not to defend against Infringement Attacks related to the Biontech Technology, then Genmab shall have the right to control such defense on its own.

13.5

Biontech Unilateral Product. To the extent an Infringement Attack is directed against the manufacture, use, handling, storage, development, commercialization or other disposition of a Biontech Unilateral Product, Biontech shall be solely responsible for the defense and all costs associated therewith, except that:

(a)	this shall be carried out in close consultation with Genmab, unless instructed otherwise in writing by Genmab; and

(b)

Genmab shall have the first right to control at its sole cost the defense against such Infringement Attack to the extent it is directed against the use of Genmab Technology, provided that Biontech shall be entitled to participate in such defense. If Genmab chooses not to defend against Infringement Attacks related to the Genmab Technology, then Biontech shall have the right to control such defense on its own.

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13.6

[***] and [***]. To the extent an Infringement Attack is directed against the manufacture, use, handling, storage, development, commercialization or other disposition of [***] or [***] as part of a Joint Combination Product, the defense (and all associated costs) of such Infringement Attack shall be conducted in accordance with, and pursuant to the terms of, [***] and [***] (respectively).

13.7

Third Party License Relating to a Proprietary Product Combination. The Developing Party or the Non-Developing Party, as applicable, shall promptly notify the Joint IP Committee in writing if it deems that a license of any intellectual property rights owned or controlled by a Third Party may be needed to [***] or [***] a Proprietary Combination Product. If the notification does not relate in any way to [***] or [***] included in such Proprietary Combination Product, [***] shall [***] responsible for determining the appropriate course of action with respect to any such intellectual property rights owned or controlled by a Third Party, [***] will keep the Joint IP Committee informed of any such action. If the notification relates (also) to [***] or [***] included in such Proprietary Combination Product, the course of action taken with respect to such intellectual property rights owned or controlled by a Third Party (including, without limitation, taking a license under the same (“Proprietary Combination License”)) shall be determined by the Joint Steering Committee and the principles set forth in Exhibit 12 shall apply. Section 13.3 (Defense Costs) of this Agreement shall apply mutatis mutandis solely to the extent that an alleged infringement relates to the use of [***] in combination with [***] and such alleged infringement is not solely due to the use of [***].

13.8

[***] Antibodies. The Parties acknowledge that the use of any [***] Antibodies in an LCA Product or Unilateral Product shall be subject to the terms and conditions of the [***] Agreement, including without limitation the financial terms as outlined in Exhibit 6. The Parties shall share the payments pursuant to the [***] Agreement [***] in case of an LCA Product. [***] shall be solely responsible for the payments pursuant to the [***] Agreement with respect to a [***] Unilateral Product, and [***] shall be solely responsible for the payments pursuant to the [***] Agreement with respect to a [***] Unilateral Product, and shall reimburse [***] for all payments due under the [***] Agreement for such [***] Unilateral Product. [***] hereby grants to [***] a sublicence under its rights under the [***] Agreement for the [***] Antibodies it being understood that Sections 12.4, 18.6(c) and 18.6(d) of this Agreement shall apply mutatis mutandis to this sublicense, except that the payment structure with respect to the [***] Agreement shall be as set forth in this Section 13.8.

13.9

[***] Antibodies. The Parties acknowledge that the use of any [***] Antibodies in an LCA Product or Unilateral Product shall be subject to the terms and conditions of the [***] Agreement. [***] is an [***] (as that term is defined in the [***] Agreement). [***] hereby grants to [***] a sublicense under its rights under the [***] Agreement for the [***] Antibodies it being understood that Sections 12.4, 18.6(c) and 18.6(d) of this Agreement shall apply mutatis mutandis to this sublicense.

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13.10	[***] Antibodies. Biontech declares that the use of any [***] Antibodies in an LCA Product or Unilateral Product are not subject to any special terms or conditions of an underlying agreement.

14.	CONFIDENTIALITY

14.1

Confidentiality and Restricted Use. Each Party (Receiving Party) shall protect the Confidential Information of the other Party (Disclosing Party) from unauthorized use or disclosure and use at least the same standard of care as it uses to protect its own Confidential Information and to make sure that its and its Affiliates’ employees, agents, consultant and clinical investigators only make use of the Disclosing Party’s Confidential Information for the purposes expressly authorized or contemplated by this Agreement. All Confidential Information disclosed by the Developing Party to the Non-Developing Party in connection with any Proprietary Combination Product or any Proprietary Combination Study [***] shall constitute Confidential Information of [***] and shall be treated as such by [***] in accordance with this Section 14. For clarity, [***] Technology and [***] Technology (and records containing details of the same) shall be deemed to be the Confidential Information of the Party or Parties which owns such [***] Technology or [***] Technology, as applicable pursuant to the terms of this Agreement (e.g., jointly owned Collaboration IP and Joint Patents (and records containing details of the same) shall constitute Confidential Information of both Parties).

14.2

Disclosure to Third Parties. Neither Party shall, except with the express prior written consent of the Disclosing Party, disclose any Confidential Information of the Disclosing Party to any person or entity other than its or its Affiliates’ officers, directors, employees, agents, consultants, Sublicensees and Approved Subcontractors who need to know such information for the performance of this Agreement and who are bound by a written confidentiality agreement not less stringent than the terms of this Agreement or by professional rules of secrecy. Notwithstanding the foregoing, each Party may disclose the existence of, and terms and conditions of, this Agreement, without the consent of the other Party, to advisors, existing and potential investors, licensees, assignees and/or acquirers on a need to know basis under circumstances that reasonably ensure the confidentiality thereof.

14.3	Permitted Disclosures. The above confidentiality obligations shall not apply to information which, as can be established by the Receiving Party,

(a)	was rightfully communicated to the Receiving Party or its Affiliates from a Third Party; or

(b)	was already in the public domain or subsequently entered the public domain through no fault of the Receiving Party and its Affiliates; or

(c)

was already known by the Receiving Party or its Affiliates prior to disclosure by the Disclosing Party or was developed independently by the Receiving Party or its Affiliates without reference to or reliance upon Confidential Information provided by the Disclosing Party; or

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(d)

is to be disclosed pursuant to any Applicable Law or legal, regulatory or stock exchange requirement, provided that the Receiving Party shall wherever possible provide prior written notice of such disclosure to the Disclosing Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure. Notwithstanding the foregoing sentence, if such information is to be disclosed pursuant to any industry guidance to which a Party is subject, the Receiving Party shall not make such disclosure except with the express prior written consent of the Disclosing Party (such consent not to be unreasonably withheld, conditioned or delayed). The Parties agree that nothing in this Section 14.3(d) is intended to require a Party not to comply with any Applicable Law; or

(e)

are required to be disclosed solely to the extent reasonably necessary in a patent application claiming Program Inventions made hereunder to be filed with the United States Patent and Trademark Office and/or any other intellectual property office, provided that the Party filing the patent shall provide at least thirty (30) days prior written notice of such disclosure to the other Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure; or

(f)	constitutes an Agreed TSA as further described in Section 3.11.

14.4

Press releases, references. Upon the Effective Date, Genmab will issue a company announcement and Biontech intends to issue an initial media release the wordings of such announcement and release have been approved by the Parties and are set forth in Exhibit 5. In addition, each Party shall be entitled to disclose the other Party’s name as collaboration partner under this Agreement to Third Parties and use the other Party’s name solely for such purposes. All other use of the other Party’s name in any advertising or promotional material, or any other publicity relating to this Agreement, shall require the other Party’s prior written consent. Except for the initial media release and company announcement permitted above, neither Biontech nor Genmab will, without the prior consent of the other, issue any press release or make any other public announcement or furnish any statement to any person or entity (other than to either Parties’ respective Affiliates and/or to either Party’s and/or an Affiliate’s shareholders to the extent required by Applicable Law) concerning the existence of this Agreement, its terms and the transactions contemplated hereby, except for disclosures expressly permitted hereunder.

14.5

Publication regarding LCA Products. The Parties shall only jointly make publications regarding any LCA Product(s), except as provided below in this Section 14.5. If a Party wishes to publish, present or announce results of LCA Products Developed hereunder either orally or in writing (a Publication) on its own, it shall provide the non-publishing Party with a draft copy of such Publication in advance. The non-publishing Party shall have [***] days from receipt of a proposed draft Publication to provide comments and/or proposed changes to the publishing Party. The publishing Party shall take into account the comments and/or proposed changes made by the non-publishing Party on any Publication and shall agree to designate employees or others acting on

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behalf of the non-publishing Party as co-authors on any Publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the non-publishing Party reasonably determines that the Publication would entail the public disclosure of such non-publishing Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the non-publishing Party (if the non-publishing Party has requested deletion thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] days from the date the publishing Party first provided the proposed Publication to the non-publishing Party. For clarity, Section 14.3(d), but not this Section 14.5, is intended to apply to any announcements required by either Party under Applicable Law, including but not limited to notifications to the relevant stock exchanges.

14.6

Publication regarding Unilateral Products. A Continuing Party may on its own make a Publication on a Unilateral Product developed hereunder. If a Continuing Party wishes to make such a Publication, it shall provide the Opt-Out Party with a draft copy of such Publication in advance. The Opt-Out Party shall have [***] days from receipt of a proposed Publication to provide comments and/or proposed changes to the Continuing Party. To the extent such comments and/or proposed changes pertain to the Opt-Out Party’s technology, the Continuing Party shall take into account the comments and/or proposed changes made by the Opt-Out Party on any Publication. If the Opt-Out Party reasonably determines that the Publication would entail the public disclosure of such Opt-Out Party’s Confidential Information and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned Publication to Third Parties shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the Opt-Out Party (if such Opt-Out Party has requested deletion thereof from the proposed Publication), and/or the drafting and filing of a patent application covering such invention, provided such additional period shall not exceed [***] days from the date the Continuing Party first provided the proposed Publication to the Opt-Out Party. For clarity, Section 14.3(d), but not this Section 14.6, is intended to apply to any announcements required by either Party under Applicable Law, including but not limited to notifications to the relevant stock exchanges.

14.7

Publication regarding Proprietary Combination Products. Prior to the initiation of any [***] Proprietary Combination Study in relation to any Proprietary Combination Product, neither Party shall publish any information in relation to the Proprietary Combination Product without the other Party’s prior written consent. After the initiation of a [***] Proprietary Combination Study, the Developing Party shall have the right to make publications regarding such Proprietary Combination Study, provided that the Developing Party complies with the provisions set out below in this Section 14.7. Prior

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to any publication, the Developing Party shall provide to the Non-Developing Party the full details of the proposed publication in an electronic version (in a readable format) for review. The Non-Developing Party shall have [***] days from receipt of a proposed publication to provide comments and/or proposed changes to the Developing Party. The Developing Party shall take into account the comments and/or proposed changes made by the Non-Developing Party and shall agree to designate employees or others acting on behalf of the Non-Developing Party as co-authors on any publication describing results to which such persons have contributed in accordance with standards applicable to authorship of scientific publications. If the Non-Developing Party reasonably determinates that the publication would entail the public disclosure of the Non-Developing Party’s Confidential Information [***] and/or of a patentable invention upon which a patent application should be filed prior to any such disclosure, submission of the concerned publication to Third Parties for publication shall be delayed for such period as may be reasonably necessary for deleting any such Confidential Information of the Non-Developing Party [***] requested by the Non-Developing Party and/or the drafting and filing of a patent application covering such invention, provided that such additional period shall not exceed [***] days from the date the Developing Party first provided the proposed publication to the Non-Developing Party. [***] For further clarity, nothing in this Section 14.7 shall limit the Developing Party’s right to disclose any Confidential Information of the Non-Developing Party or of both Parties in any announcements to the extent required by any Applicable Law or legal, regulatory or stock exchange requirement, provided that the Developing Party shall wherever possible provide prior written notice of such disclosure to the Non-Developing Party and take reasonable and lawful actions to avoid or minimize the degree of disclosure.

14.8

Prior Agreement. As of the Effective Date, the above confidentiality obligations shall supersede any oral or written confidentiality agreements concluded between the Parties prior to this Agreement. As far as under such prior confidentiality agreement or the Prior Agreement information has already been exchanged, the above provisions of this Section 14 shall apply also to such information.

14.9	[***] Agreement. With respect to the redacted copy of the [***] Agreement that has been provided to Biontech pursuant to side letter no. 4 dated 6 October 2020, the following shall apply:

(a)	The disclosure of the redacted copy of the [***] Agreement shall be subject to Sections 14.1 through 14.3 above with the following modifications:

[***]

(b)	Biontech shall keep the redacted copy of the [***] Agreement confidential for an indefinite period of time.

(c)	Notwithstanding Section 19.4(b) below, the Parties agree that [***].

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14.10

[***]. The Parties acknowledge and agree that an executed copy of the [***] between Genmab and [***] (the [***]) has been disclosed by or on behalf of Genmab to Biontech pursuant to a letter agreement to the Prior Collaboration Agreement dated 4 June 2021 under and subject to the terms of [***] between [***], Genmab US, Inc. and Biontech. Notwithstanding any other provision in this Agreement or such [***], the Parties acknowledge and agree that Biontech:

[***]

14.11

Survival. The terms of this Section 14 shall survive termination or expiry of this Agreement and shall continue in full force and effect for as long as the Confidential Information remains confidential.

15.	DATA PROTECTION

The Parties acknowledge and agree that they entered into a data processing agreement dated 13 September 2019 in relation to the processing of personal data obtained in connection with the performance of certain clinical trials under this Agreement. The Parties shall enter into a new data protection agreement on the Execution Date or as soon as practicable thereafter (in any case prior to the Parties sharing any personal data pursuant to this Agreement that is not covered by the terms of the existing data processing agreement between the Parties), the terms of which shall apply to the processing of any personal data pursuant to the terms of, or relating to, this Agreement (including without limitation the Research Plan, Development Plan or Commercialization Plan, as applicable) (the Data Protection Agreement) and which shall replace the existing data processing agreement between the Parties. In the event of any conflict or inconsistency between the provisions of this Agreement and the provisions of the Data Protection Agreement, the provisions of the Data Protection Agreement shall take precedence to the extent of the conflict or inconsistency.

16.	REPRESENTATIONS AND WARRANTIES

16.1	Mutual Representations and Warranties. Each Party hereby represents and warrants to the other Party that

(a)	it has the legal right to enter into and deliver this Agreement and constitutes the valid and binding obligation of each Party;

(b)

the execution, delivery and performance of this Agreement as well as the licenses granted hereunder do not conflict with any agreement, instrument or understanding, oral or written, to which such Party may be bound.

16.2	Biontech Representations and Warranties. Biontech represents, warrants and undertakes that as of the Effective Date:

(a)	it has the right to grant the licenses granted herein;

(b)	the Biontech Technology licensed hereunder is free and clear of any security interests, claims, encumbrances or charges of any kind;

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(c)

it has not assigned and/or granted licenses, nor shall it assign and/or grant licenses under the Biontech Technology to any Third Party that would restrict or impair the rights granted to Genmab hereunder;

(d)	to its actual knowledge no Third Party has infringed the Biontech Technology;

(e)

it has not received any written notice of (i) any claim that any Patent Right or trade secret owned or controlled by a Third Party would be infringed or misappropriated by the development, manufacture, use, sale, offer for sale or importation of Biontech Antibodies or LCA Products or Unilateral Products containing Biontech Antibodies, or (ii) any threatened administrative proceedings or litigation seeking to invalidate or otherwise challenge the Biontech Patents;

(f)	none of the Biontech Patents are the subject of any pending re-examination, opposition, interference or litigation proceedings; and

(g)

to the best of its knowledge it has provided all the necessary licenses under the Biontech Technology herein to ensure the anticipated Development and Commercialization of LCA Products and the development and commercialization of Unilateral Products.

(h)

Biontech is the sole legal and beneficial owner of the [***], including without limitation all and any rights, title and interest in any intellectual property rights subsisting therein, and that Biontech has complied with, and for the duration of the Term will comply with, all and any obligations, including without limitation payment obligations, to [***] as required for Biontech to retain the full legal and beneficial ownership of the [***].

16.3	Genmab Representations and Warranties. Genmab represents and warrants that as of the Effective Date:

(a)	it has the right to grant the licenses granted herein;

(b)	the Genmab Technology licensed hereunder is free and clear of any security interests, claims, encumbrances or charges of any kind;

(c)

it has not assigned and/or granted licenses, nor shall it assign and/or grant licenses under the Genmab Technology to any Third Party that would restrict or impair the rights granted to Biontech hereunder;

(d)	to its actual knowledge no Third Party has infringed the Genmab Technology;

(e)

it has not received any written notice of (i) any claim that any Patent Right trade secret owned or controlled by a Third Party would be infringed or misappropriated by the development. manufacture, use, sale, offer for sale or importation of the Genmab Antibodies, LCA Products or Unilateral Products containing Genmab Antibodies, the DuoBody Platform, or the [***] Technology (the DuoBody Platform and the [***] Technology as used with the preferred mutation and embodiment) or (ii) any threatened administrative proceedings or litigation seeking to invalidate or otherwise challenge the Genmab Patents;

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(f)	none of the Genmab Patents are the subject of any pending re-examination, opposition, interference or litigation proceedings; and

(g)

to the best of its knowledge it has provided all the necessary licenses under the Genmab Technology herein to ensure the anticipated Development and Commercialization of LCA Products or the development and commercialization of Unilateral Products.

16.4

Covenant. Each Party covenants to the other Party that it will not include any additional intellectual property rights owned or controlled by it or its Affiliates not currently included in the licenses granted under this Agreement in any Clinical Candidate or LCA Product without the prior written consent of the other Party. Notwithstanding the foregoing, if such consent is not sought or obtained, then any additional intellectual property rights unilaterally included by a Party shall be licensed to the other Party on a free and perpetual basis for use in the applicable Clinical Candidate, LCA Product or Unilateral Product.

16.5

Disclaimers. The Parties acknowledge and agree that the research and development to be conducted under this Agreement is experimental in nature, and that neither Party can guarantee a successful outcome thereof. Except as expressly provided in this Agreement, the know-how, Confidential Information and intellectual property rights provided by each Party are provided “as is” and except as otherwise expressly set forth herein, neither Party makes any representations or extends any warranties of any kind, either express or implied, to the other Party, and each Party hereby disclaims all implied warranties, including without limitation warranties of merchantability, fitness for a particular purpose or non-infringement.

17.	INDEMNITY AND LIMITATION OF LIABILITY

17.1	Indemnity for Unilateral Products

(a)

With respect to Unilateral Products, each Party shall defend, indemnify and hold harmless the other Party, its Affiliates and their respective directors, officers, employees and agents (collectively, the Indemnitees) from and against all liabilities, losses, damages, and expenses, including without limitation reasonable attorneys’ fees and costs (collectively, the Liabilities) incurred as a result of any Third Party claims, suits, actions, terminations or demands (collectively, the Claims) that result from (a) the material breach of any material provision of this Agreement by the indemnifying Party, including [***] made by such Party in this Agreement, or (b) the gross negligence, recklessness or wilful misconduct of the indemnifying Party its Affiliates, employees, agents, Sublicensees or Approved Subcontractors in connection with the performance of its obligations hereunder.

(b)

Genmab shall defend, indemnify and hold harmless the Biontech Indemnitees from and against all Liabilities resulting from all Claims that are incurred as a result of the development, manufacture or commercialization of Genmab Unilateral Products by Genmab, its Affiliates, Sublicensees or Approved Subcontractors; except to the extent such Liabilities must be indemnified by Biontech pursuant to Sections 17.1(a).

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(c)

Biontech shall defend, indemnify and hold harmless the Genmab Indemnitees from and against all Liabilities resulting from all Claims that are incurred as a result of the development, manufacture or commercialization of Biontech Unilateral Products by Biontech, its Affiliates, Sublicensees or Approved Subcontractors; except to the extent such Liabilities must be indemnified by Genmab pursuant to Sections 17.1(a).

17.2	Indemnity for LCA Products

(a)

Each Party hereby agrees to indemnify, defend, and hold harmless the other Party’s Indemnitees from and against any and all Liabilities, incurred as a result of any Claims relating to the manufacture, use, handling, storage, Development, Commercialization or other disposition of any LCA Product by the indemnifying Party, its Affiliates, employees, agents, Sublicensees or Approved Subcontractors, but only to the extent such Claims result from: (a) the gross negligence, recklessness or wilful misconduct of the indemnifying Party, its Affiliates, employees, agents, Sublicensees or Approved Subcontractors; or (b) any material breach by the indemnifying Party of any material provision of this Agreement, including [***] made by such Party in this Agreement; except, in each case, to the extent of any such Claim resulting from the gross negligence or wilful misconduct of the Indemnitees.

(b)

Except for those Claims subject to Section 17.2(a), the Parties shall share equally any Liabilities in connection with any Claim brought against either Party by a Third Party resulting directly or indirectly from the manufacture, use, handling, storage, Development, Commercialization or other disposition of any given LCA Product.

(c)

If either Party receives notice of a Claim with respect to any LCA Product, such Party shall inform the other Party in writing as soon as reasonably practicable. The Parties shall confer through the Joint Steering Committee how to respond to the Claim and how to handle the Claim in an efficient manner. In the absence of such an agreement, each Party shall have the right to take such action as it deems appropriate, subject to Section 17.4.

(d)	Notwithstanding the foregoing, defense against Infringement Attacks shall be solely subject to Section 13.

17.3

Indemnity for Proprietary Combination Products. Subject to Section 13.7 and Exhibit 12, each Developing Party hereby agrees to indemnify, defend, and hold harmless the other Party’s Indemnitees from and against any and all Liabilities, incurred as a result of any Claims relating to the manufacture, use, handling, storage, development, commercialization or other disposition of the relevant Proprietary Combination Product by the Developing Party, its Affiliates, employees, agents, sublicensees or subcontractors (including, without limitation, any intellectual property infringement claims brought by any Third Party relating thereto), except to the extent such Claims result from: (a) [***] or (b) [***].

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17.4

Procedure. A Party (the Indemnified Party) that intends to claim indemnification under this Section 17 shall promptly provide notice to the other Party (the Indemnitor) of any Liability or action in respect of which the Indemnified Party intends to claim such indemnification, which notice shall include a reasonable identification of the alleged facts giving rise to such Liability, and the Indemnitor shall have the right to control and participate in, and, to the extent the Indemnitor so desires, jointly with any other Indemnitor similarly noticed, to assume the defense thereof with counsel selected by the Indemnitor. However, notwithstanding the foregoing, the Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the Indemnified Party, unless the representation of such Indemnified Party by the counsel retained by the Indemnitor would be inappropriate due to actual differing interests between such Indemnified Party and any other party represented by such counsel in such proceedings, in which case the reasonable fees and expenses shall be paid by the Indemnitor. The Indemnified Party cannot settle any Liability for which it intends to claim indemnification by the Indemnitor without the prior written consent of the Indemnitor. Any settlement of a Liability for which any Indemnified Party seeks to be indemnified, defended or held harmless under this Section 17 that could adversely affect the Indemnified Party shall be subject to prior consent of such Indemnified Party, provided that such consent shall not be withheld unreasonably.

17.5

No Liability for Indirect Losses. Neither Party shall be liable to the other, whether in tort, contract or otherwise, for any consequential, indirect, punitive, exemplary or incidental damages, lost profits or lost business opportunities. The provisions of this Section 17.5 shall not apply to cases of wilful misconduct, any breach of [***], or any breach of [***].

18.	OPT-OUT

18.1

Opt-Out Points. No later than thirty (30) calendar days after either Proposed IND Submission or Establishment of Clinical Proof of Concept (the Opt-Out Points), as applicable, and on an LCA Product-by-LCA Product basis, each Party (the Opt-Out Party) shall have the right to provide the other Party with irrevocable notice in writing that it wishes to discontinue its participation in the further Development and Commercialization of such LCA Product (the Opt-Out Notice). The effective date of such opt-out (the Opt-Out Date) shall be the date thirty (30) days after the date of the Opt-Out Notice unless negotiations commence between the Parties pursuant to Section 18.3(b), in which case the effective date of such opt-out shall be: (i) the date [***] days after the expiry of such negotiations under Section 18.3(b) or (ii) the date on which such amended version of Exhibit 1 is executed (as applicable). Upon receipt of the Opt-Out Notice, the other Party shall, within thirty (30) days following its receipt of the Opt-Out Notice, notify the Opt-Out Party in writing whether or not it elects to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of such LCA Product on the pre-defined terms set forth in Exhibit 1.

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18.2

Postponement of Opt-Out. Only applicable for opt-out in connection with Establishment of Clinical Proof of Concept, the Parties may agree in writing to postpone the window, within which a Party can opt-out of the Development, in order to perform an additional clinical trial. The Parties agree and acknowledge that the pre-defined financial terms for opt-out at Establishment of Clinical Proof of Concept will remain applicable for the agreed postponed opt-out point.

18.3	Option of Other Party to Continue Development as Unilateral Product.

(a)

If the other Party elects to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of the LCA Product on the pre-defined financial terms in Exhibit 1, then the LCA Product shall become a Unilateral Product and Section 18.5 shall apply.

(b)

If the other Party is willing to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of such LCA Product but is not willing to accept such pre-defined financial terms in Exhibit 1, it shall notify the Opt-Out Party accordingly in writing prior to the Opt-Out Date. In such event, the Parties shall negotiate in good faith alternative terms on the basis of which the other Party is willing to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of such LCA Product. If the Parties are able to agree on such alternative terms within [***] days from the date of the Opt-Out Notice, the Parties shall agree and execute an amended version of Exhibit 1 for such LCA Product and Section 18.5 shall apply. If the Parties are not able to agree on such alternative terms within such [***] day time period, the other Party shall have the option to notify the Opt-Out Party within [***] days from the end of such [***] day time period that it wishes to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of such LCA Product on the pre-defined terms set forth in Exhibit 1. In the event of any such timely notification by the other Party, Section 18.5 shall apply. Otherwise, the LCA Product shall be considered a Ceased Product and Section 18.4 shall apply. For clarity, the Parties acknowledge and agree that during the period from the date of the Opt-Out Notice until the Opt-Out Date, the Parties shall continue to Develop such LCA Product in accordance with the terms of this Agreement.

18.4	Ceased Product.

An LCA Product shall become a Ceased Product, if and when (i) upon receipt of an Opt-Out Notice the other Party either notifies the Opt-Out Party that it does not elect to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of the respective LCA Product or does not notify the Opt-Out Party in writing within thirty (30) days of the date of the Opt-Out Notice that it wishes to assume sole responsibility for, and all costs and obligations of, the continued Development and Commercialization of the respective LCA Product, or if negotiations commence between the Parties pursuant to Section 18.3(b) but are unsuccessful, within [***] days of the expiry of such negotiations,; or (ii) in any other scenario under which an LCA Product shall be considered a Ceased Product and/or which refers to this Section 18.4 pursuant to this Agreement. With respect to any Ceased Product:

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(a)

the Parties shall decide on whether or not to attempt a joint Divestment pursuant to Section 18.9. If the Divestment of a Ceased Product fails, or the Parties jointly decide not to attempt to Divest, the exclusivity obligations under Section 8 shall no longer apply to such Ceased Product or the relevant Target Combination; and

(b)

both Parties shall be released from any further Development and funding obligations under this Agreement in respect of such Ceased Product, provided they shall work together to ensure that any ongoing activities related to a Ceased Product are properly wound down, and shall share costs related to such winding down, if any.

18.5

Continuation of Development and Commercialization by other Party. If a party elects to assume sole responsibility for, and all costs and obligations of the continued Development and Commercialization of the LCA Product (the Continuing Party), whether on the pre-defined terms set forth in Exhibit 1, or on other terms agreed with the Opt-Out Party pursuant to Section 18.3(b), then:

(a)	such LCA Product will become a Unilateral Product;

(b)

the Continuing Party will be entitled to continue the development and commercialization of the Unilateral Product in its sole discretion and Sections 3 and 4 shall no longer apply, provided that the Continuing Party shall use Commercially Reasonable Efforts to further develop and commercialize the Unilateral Product, including without limitation to achieve filing of the first IND for such Unilateral Product within [***] years after selection of the respective Clinical Candidate according to Section 2.10. The Continuing Party may extend the date by which the first IND for such Unilateral Product should be filed by [***] year by paying to the other Party [***]. Such payment shall be made no later than [***] years after selection of the respective Clinical Candidate according to Section 2.10. If the Continuing Party materially breaches its obligations under this Section 18.5(b) and fails to cure such breach within [***] days following its receipt of written notice thereof from the Opt-Out Party, the Opt-Out Party shall have the right, exercisable by written notice to the Continuing Party, to request that the Unilateral Product as well as all rights and data relating thereto shall be Divested through a Joint Divestment Process;

(c)

the Continuing Party may terminate at any time in its sole discretion the development and/or commercialization of the Unilateral Product by written notice to the Opt-Out Party. Such termination shall not constitute a breach of applying Commercial Reasonable Efforts as set forth in Section 18.5(b). In the event of any such termination the Unilateral Product shall become a Ceased Product and Section 18.4 shall apply;

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(d)

all rights and obligations of the Opt-Out Party under this Agreement with respect to the Unilateral Product will end except for the Opt-Out Party’s continuing obligations under Sections 2.7, 2.8, 3.6 (to the extent it refers to Sections 2.7 and 2.8) and 14 or otherwise provided for in this Section 18.5 or Exhibit 1; in particular, the licenses set forth in Section 12.2 and Section 12.4 will terminate, and will be replaced by the licenses set forth in Section 18.6.

(e)	the Collaboration IP solely relating to the Unilateral Product will be assigned to the Continuing Party in accordance with Section 12.1(g);

(f)	the prosecution, maintenance, enforcement and defense of Patent Rights solely relating to the Unilateral Product will be subject to Sections 12.10(a), 12.10(c), 12.12(a), 12.12(c), 13.4 and 13.5;

(g)	the terms and conditions set forth in Exhibit 1 will apply (except to the extent the Parties have agreed on different financial terms pursuant to the scenario set forth in Section 18.3);

(h)

promptly after the Continuing Party’s election, the Parties will work together to transfer and assign all regulatory documents, contracts, materials and information related to the Unilateral Product to the Continuing Party or its designees to the extent necessary for the Continuing Party to assume such sole responsibility;

(i)	the Opt-Out Party will not be refunded or repaid any amounts it has paid for the Development of such former LCA Product; and

(j)

for [***] after the date of the Opt-Out Notice, the Opt-Out Party shall provide development, consultation or support work for a Unilateral Product of the Continuing Party, as reasonably requested by the Continuing Party, and the Continuing Party shall pay for such work at the then current annual FTE Fee as set forth in Exhibit 1.

18.6	Licenses for Unilateral Products.

(a)

License to Genmab for Unilateral Products. On a Genmab Unilateral Product-by-Genmab Unilateral Product basis and subject to the terms of this Agreement, Biontech hereby grants to Genmab a royalty bearing (subject to the terms and conditions set forth in Exhibit 1) license under the Biontech Technology, with the right to sublicense (through multiple tiers), to develop, have developed, make, have made, import, use, offer for sale, have sold and sell Genmab Unilateral Products [***] within the Field in the Territory. The license for a Genmab Unilateral Product shall be exclusive in accordance with Section 9.3. For avoidance of doubt, Biontech shall bear all and any costs, fees, royalties and other payments payable to [***] relating to Biontech’s [***] identified in [***] as well as [***] and such payments shall not be included in the calculation of Shared Costs.

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(b)

Genmab’s Rights to Sublicense. Genmab shall have the right to grant a sublicense of the license granted pursuant to subsection (a) above to any Affiliate or other Third Party, provided that Genmab agrees to contractually obligate any Sublicensee of a Genmab Unilateral Product to make all payments due to Biontech pursuant to this Agreement, as well as to comply with all terms of this Agreement applicable to Genmab. For the sake of clarification, such payments shall be made to Genmab and not directly to Biontech. Genmab shall also require any such Sublicensee to agree in writing to keep books and records and permit either Genmab or Biontech or both to audit the information concerning such books and records in accordance with the terms of this Agreement. If one of the Parties conducts such an audit of the books and records of a Sublicensee without the other Party’s participation, the Party conducting the audit shall upon the other Party’s request share the results of such audit with such other Party. In addition, a sublicense to an Affiliate must provide that it will automatically terminate if the relevant Sublicensee ceases to be an Affiliate of Genmab. For sublicenses permitted hereunder, Genmab shall (a) notify Biontech of each sublicense granted (both to Affiliates and Third Parties) hereunder, and (b) provide Biontech with the [***] of each Sublicensee (both Affiliates and Third Parties) and a description of [***] by each Sublicensee.

(c)

License to Biontech for Unilateral Products. On a Biontech Unilateral Product-by-Biontech Unilateral Product basis and subject to the terms of this Agreement, Genmab hereby grants to Biontech a royalty bearing (subject to the terms and conditions set forth in Exhibit 1) license under the Genmab Technology, with the right to sublicense (through multiple tiers), to develop, have developed, make, have made, import, use, offer for sale, have sold and sell Biontech Unilateral Products [***] within the Field in the Territory. The license for a Biontech Unilateral Product shall be exclusive in accordance with Section 9.3. The licenses granted to Biontech hereunder with regards to the DuoBody Platform are only granted for the [***]. Use of other [***] under the DuoBody Platform can only take place upon Genmab’s prior written consent. The license granted under the [***] Technology is to [***].

(d)

Biontech’s Rights to Sublicense. Biontech shall have the right to grant a sublicense of the license granted pursuant to subsection (c) above to any Affiliate or other Third Party, provided that Biontech agrees to contractually obligate any Sublicensee of a Biontech Unilateral Product to make all payments due to Genmab pursuant to this Agreement, as well as to comply with all terms of this Agreement applicable to Biontech. For the sake of clarification, such payments shall be made to Biontech and not directly to Genmab. Biontech shall also require any such Sublicensee to agree in writing to keep books and records and permit either Genmab or Biontech or both to audit the information concerning such books and records in accordance with the terms of this Agreement. If one of the Parties conducts such an audit of the books and records of a Sublicensee without the other Party’s participation, the Party conducting the audit shall upon the other Party’s request share the results of such audit with such other Party. In addition, a sublicense to an Affiliate must provide that it will automatically terminate if the relevant Sublicensee ceases to be an Affiliate of Biontech. For sublicenses permitted hereunder, Biontech shall (a) notify Genmab of each sublicense granted (both to Affiliates and Third Parties) hereunder, and (b) provide Genmab with the name and address of each Sublicensee (both Affiliates and Third Parties) and a description of the rights granted and the territory covered by each Sublicensee.

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18.7	[***]

18.8	Exclusions for [***] and Joint Combination Products.

(a)	[***]

(b)

Notwithstanding Section 3.12, a Joint Combination Product as a whole may not become a Unilateral Product under this Agreement and the terms of this Section 18 shall not apply to a Joint Combination Product as a whole.

18.9

Joint Divestment Process. In the event that both Parties wish to opt-out of Development or Divest their respective ownership shares of a certain LCA Product, the Parties may jointly decide to initiate a Divestment process (the Joint Divestment Process), which shall be performed by the Parties as follows:

(a)

Both Parties shall upon initiation of the Joint Divestment Process be released from any further research, Development and funding obligation under this Agreement, provided they shall work together to ensure that any ongoing activities related to the LCA Product to be Divested are properly wound down to the extent applicable, and shall share costs related to such winding down, if any.

(b)

Unless otherwise agreed by the Parties at the time of initiation of the Joint Divestment Process, each Party shall designate a divestment executive (Divestment Executive) who shall not be a Joint Steering Committee member, and who shall be the point of contact for such Parties in the Joint Divestment Process and who shall report to the Joint Steering Committee.

(c)

The Parties may engage a Third Party advisor, on terms acceptable to both Parties, to coordinate the Joint Divestment Process for the purpose of licensing rights to the LCA Product. The Divestment Executives and the Third Party advisor shall present to the Joint Steering Committee for approval detailed criteria for evaluating, comparing and selecting potential offers, which shall include financial and nonfinancial factors (Bidding Criteria).

(d)	Neither Party may [***].

(e)	The Parties shall use Commercially Reasonable Efforts to maximize the value obtained in the Joint Divestment Process.

(f)

The Joint Steering Committee shall unanimously decide on which offer to accept under the Joint Divestment Process, using the Bidding Criteria. Once the Joint Steering Committee has decided which offer to accept, the Parties shall together appoint an external legal counsel to handle, on behalf of both Parties and at a cost equally shared the drafting, negotiation and finalization of the agreement with the Third Party that made the winning offer. Both Parties shall be signatories to the agreement with such Third Party.

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(g)

If the Joint Divestment Process has not been finalized within [***] months after its initiation, the Parties shall discuss in good faith the terms and conditions for continuing the Joint Divestment Process, or for continuing the Development of the LCA Product, or any alternative solution, including without limitation the winding-up of the Development of the LCA Product.

19.	TERM AND TERMINATION

19.1

Term. This Agreement shall become effective on the Effective Date and shall continue until the date that is the later of (i) the last to expire Royalty Term for a Unilateral Product and, (ii) when no LCA Products, Joint Combination Products or Proprietary Combination Products are being developed and/or commercialized any longer, unless terminated earlier in accordance with the provisions of this Agreement (the Term).

19.2

Termination for Material Breach. Either Party may terminate this Agreement in its entirety or on an LCA Product-by-LCA Product and/or Unilateral Product-by-Unilateral Product basis at any time by written notice to the other Party with immediate effect if the other Party materially breaches any material provision of this Agreement and fails to cure such breach within [***] days following its receipt of written notice thereof from the terminating Party.

19.3

Termination for Insolvency. Either Party may terminate this Agreement in its entirety at any time by written notice to the other Party with immediate effect if the other Party becomes insolvent, is compelled to file bankruptcy or is determined otherwise imminently subject to control by a bankruptcy trustee or its equivalent to the laws of the jurisdiction in which such Party is doing business. Notwithstanding the foregoing, the Parties intend for this Agreement and the licenses granted herein to remain in full force and effect so long as the non-insolvent Party remains in material compliance with the terms and conditions hereof.

19.4	Effect of Expiration and Termination

(a)

Except where explicitly provided within this Agreement, termination of this Agreement (whether in its entirety or with respect to an LCA Product and/or Unilateral Product) for any reason, or expiration of this Agreement, will not affect any: (i) obligations, including without limitation payment of any royalties or other sums which have accrued as of the effective date of termination or expiration, and (ii) rights and obligations which, from the context thereof, are intended to survive termination or expiration of this Agreement, including without limitation the provisions of Sections 1, 2.7, 3.6 (to the extent it refers to Section 2.7), 10.14, 10.15, 12.13, 13 (as to actions arising during the term of this Agreement or in the course of a Party practicing any licenses retained by such Party thereafter), 14, 17, 19.4(a) and 20.

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(b)

Upon termination of this Agreement partly or wholly for any reason, save as expressly provided herein, all licenses granted to each of the Parties in respect of the affected terminated LCA Product(s) and/or Unilateral Product(s), and all sublicenses granted to Affiliates by a Party hereunder in respect of the affected terminated LCA Product(s) and/or Unilateral Product(s) will immediately cease and terminate. In the event the termination is to this Agreement in its entirety or else in respect of the affected terminated LCA Product(s) and/or Unilateral Product(s), the Parties shall promptly return to one another or destroy all Confidential Information of the other Party and antibodies and other materials created under the Prior Agreement or this Agreement that are in a Party’s or its Affiliates’ possession or control in respect of the affected terminated LCA Product(s) and/or Unilateral Product(s). The Parties shall jointly decide how a termination of this Agreement partly or wholly shall affect any Joint Patents.

19.5

Rights of Sublicensees. Upon the termination of this Agreement, any sublicenses granted by a Party to Third Parties hereunder shall survive, provided that each sublicensee is then in full compliance with its sublicense and promptly agrees in writing to be bound by the applicable terms of this Agreement and agrees to pay directly to the other Party or the Parties, as applicable, the same amounts that would have been due to such other Party under this Agreement with respect to such sublicense had this Agreement not been terminated.

19.6

Winding Down. Following expiration or termination of this Agreement for any reason, to the extent not prohibited by Applicable Law and unless otherwise agreed by the Parties, the Parties shall wind down any clinical trials that are underway in respect of the terminated LCA Product and/or Unilateral Product, taking into account the health and safety of the subjects enrolled therein and Good Clinical Practice. In the event that a Party is Commercializing LCA Products and/or commercializing Unilateral Products under this Agreement, and in accordance with the foregoing provisions of this Section 19.6, a license is terminated then such Party shall be entitled to, and the licenses shall be deemed to survive to the extent necessary for such Party to wind down the activities in an orderly manner, including without limitation the right to sell off inventory, but in no event for a period longer than six (6) months from the effective date of termination.

19.7

Force Majeure. No Party (or any of its Affiliates) shall be held liable or responsible to the other Party (or any of its Affiliates), or be deemed to have defaulted under or breached this Agreement, for failure or delay by such Party in fulfilling or performing any term of this Agreement when such failure or delay is caused by or results from causes beyond the reasonable control of the affected Party (or any of its Affiliates), including without limitation fire, floods, embargoes, war, acts of war (whether war be declared or not), insurrections, riots, civil commotions, acts of God, earthquakes, epidemics, pandemics or omissions or delays in acting by any governmental authority (collectively, Events of Force Majeure); provided, however, that the affected Party shall promptly advise the other Party of the existence of such Event of Force Majeure and shall exert all Commercially Reasonable Efforts to eliminate, cure or overcome any such Event of Force Majeure and to resume performance of its obligations promptly. Notwithstanding the foregoing, to the extent that an Event of Force Majeure continues for a period in excess of

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[***] months, the affected Party shall promptly notify in writing the other Party of such continued Event of Force Majeure and within [***] month of the other Party’s receipt of such notice, the Parties shall negotiate in good faith either (i) a resolution of the Event of Force Majeure, if possible, (ii) an extension by mutual agreement of the time period to resolve, eliminate, cure or overcome such Event of Force Majeure, (iii) an amendment of this Agreement to the extent reasonably possible, or (iv) an early termination of this Agreement. If a solution under (i) to (iv) has not been reached after [***] months of the other Party’s receipt of such notice, then the Party not affected shall be entitled to give notice to the affected Party to terminate this Agreement, specifying the date (which shall not be less than [***] calendar days after the date on which the notice of termination is given) on which termination will take effect. Such a termination notice shall be irrevocable, except with the consent of both Parties, and upon termination the provisions of Section 19.4 shall apply.

20.	GENERAL PROVISIONS

20.1	Notices. All notices, requests and other formal communications shall be made in writing and shall be delivered or sent in each case to the respective address specified below:

If to Genmab:	Genmab A/S
[***]

[***]

[***]

[***]

[***]

If to Biontech:	BioNTech SE
[***]

Each Party shall immediately notify the other Party in the event of any changes of its address set forth above. Any notice given to a Party under or in connection with this Agreement shall be deemed to have been received at the time the notice is delivered to the relevant Party’s address set forth above.

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20.2

Insurance. During the Term and thereafter for the period of time required below, each Party shall maintain on an ongoing basis comprehensive general liability insurance in the minimum amount of [***] per occurrence and [***] annual aggregate combined single limit for bodily injury and property damage liability. Commencing not later than [***] days prior to the first use in humans of any LCA Product or Genmab Unilateral Product and thereafter for the period of time required below, Genmab shall obtain and maintain during respective clinical studies on an ongoing basis products liability insurance (including without limitation contractual liability coverage on Genmab’s indemnification obligation under this Agreement) in the amount of at least [***] per occurrence and at least [***] annual aggregate combined single limit for bodily injury and property damage liability. Commencing not later than [***] days prior to the first use in humans of any LCA Product or Biontech Unilateral Product, and thereafter for the period of time required below, Biontech shall obtain and maintain during respective clinical studies on an ongoing basis products liability insurance for clinical studies (including without limitation contractual liability coverage on Biontech’s indemnification obligations under this Agreement) in the amount of at least [***] per occurrence and at least [***] annual aggregate combined single limit for bodily injury and property damage liability. Upon the Effective Date and not later than [***] days prior to the first use in humans of the first LCA Product, Genmab Unilateral Product or Biontech Unilateral Product, as the case may be, each Party shall provide to other Party a certificate(s) evidencing all required coverage hereunder. Each Party shall maintain such insurance coverage without interruption during the Term and for a period of at least [***] years thereafter. Each Party shall, at the request of the other Party, provide the other Party at least [***] days’ prior written notice of any cancellation or material change in the insurance policy. For the avoidance of doubt, the term, “product liability insurance” as used in this Section 20.2 shall not include clinical trial insurances; the Parties will each obtain and maintain clinical trial insurance to the extent required by Applicable Law.

20.3

Entire Agreement. This Agreement, including without limitation the Exhibits to this Agreement, represent the entire understanding between the Parties with respect to the subject matter hereof, and supersede and extinguish all previous oral or written communication or agreements, and all contemporaneous oral communication and agreements between the Parties with respect to the subject matter hereof, including without limitation the Prior Collaboration Agreement and Side Letters, but excluding the Continuing Side Letters (which shall, for clarity, continue in full force and effect). For the avoidance of doubt, the termination or expiry of the Continuing Side Letters shall not affect the duration, validity or enforceability of this Agreement and vice versa.

20.4

Accrued Obligations. Termination or expiration of this Agreement (or the extinction of the Prior Collaboration Agreement or any Side Letter pursuant to Section 20.3) shall not release either Party from any obligation or liability which, at the time of such termination or expiration (or extinction), has already accrued to the other Party or which is attributable to a period prior to such termination or expiration (or extinction).

20.5	Form Requirement. This Agreement may only be amended, modified or supplemented by the Parties pursuant to a written instrument signed by both of the Parties. The same applies to this Section 20.5.

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20.6

Assignment. Neither Party may assign, transfer or delegate its contractual rights and obligations or parts thereof under this Agreement without the prior written consent of the other Party, except for permitted subcontracting and provided, however, that either Party may, without such consent, assign this Agreement and all of its rights and obligations hereunder (i) to any Affiliate or (ii) in connection with the transfer or sale of all or substantially all of its business to which this Agreement relates, or in the event of its merger, consolidation, or other similar transaction. To the extent that any such assignment expressly permitted in the previous sentence also comprises the transfer of contractual obligations or parts thereof under this Agreement, both of the Parties shall enter into an appropriate novation agreement with such Affiliate or Third Party under which such Affiliate or Third Party assumes such contractual obligations. For clarification, any assignment to Third Parties which is not expressly allowed above requires the approval of the other Party, which approval shall not be withheld unreasonably if the Third Party assignee assumes all rights and obligations of this Agreement.

20.7

Profit Sharing Rights. Either Party may transfer its share of the Shared Profits hereunder to any Affiliate or Third Party (including without limitation for purposes of providing security to investors or financing parties), provided that the transferring Party shall remain Party to this Agreement and shall remain bound by all obligations hereunder, and that the non-transferring Party shall not be obligated to make any payment directly to, or perform any other obligation directly towards, the receiving Affiliate or Third Party.

20.8

Severability. If any provision of this Agreement is found to be invalid or otherwise unenforceable, in whole or in part, the validity of the remainder of this Agreement shall not be affected. Furthermore, the Parties agree that the invalid or unenforceable provision or part thereof shall be superseded by an adequate provision that, to the legally permitted extent, comes closest to what the Parties would have desired at the time of conclusion of this Agreement had they considered the issue concerned.

20.9

Independent Contractor. Nothing in this Agreement shall create, or be deemed to create, a partnership, joint venture, or the relationship of principal and agent or employer and employee between the Parties. Each Party agrees to perform under this Agreement solely as independent contractor.

20.10

Dispute Resolution. Any dispute arising between the Parties in connection with this Agreement shall be referred to the Joint Research Committee or the competent Joint Steering Committee or Joint Commercialization Committee, as applicable. Save as set out in Section 11.3(e), if the competent committee is unable to negotiate in good faith and settle the dispute within [***] days after being requested to do so, either Party may submit the dispute to the Parties’ [***] who shall meet in order to attempt to resolve the dispute. If the dispute is not settled, at the latest, within [***] weeks from the date that the dispute has been escalated to the [***], either Party may pursue legal action in accordance with Section 20.11 below. For the avoidance of doubt, if the dispute is with respect to an amendment of the Research Plan or any Development Plan, the current version of such Research Plan or Development Plan shall remain in effect until the dispute is finally settled.

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20.11	Governing Law, Arbitration.

(a)

This Agreement and any dispute or claim (including without limitation non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the laws of England and Wales without reference to its conflict of laws provisions.

(b)

All disputes arising out or in connection with this Agreement shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one or more arbitrators appointed in the accordance with said Rules. The place of the Arbitration Tribunal shall be London, England. The language of the arbitration proceeding shall be English.

(c)

Notwithstanding anything to the contrary in this Agreement, each Party shall be entitled to specific performance of the obligations of the other Party under this Agreement and may seek injunctive relief (to the extent permissible by Applicable Law) to protect its Confidential Information and intellectual property rights in any court of competent jurisdiction.

20.12

Counterparts and Docusign®. This Agreement may be signed in any number of counterparts with the same effect as if the signatures to each counterpart were upon a single instrument, and all such counterparts together shall be deemed an original of this Agreement. The Parties agree that this Agreement may be signed using a DocuSign® electronic signature. Such electronic signature is the legally binding equivalent to a Party’s handwritten signature and it has the same validity, enforceability and meaning as a handwritten signature and the Parties hereby waive any objection to the contrary.

[End of Agreement – Signatures on the following page]

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IN WITNESS WHEREOF, authorized representatives of the Parties have duly executed this Agreement as of the Effective Date

For Genmab A/S:		For BioNTech SE:

By:	/s/ Anthony Mancini	By:	/s/ Jens Holstein
Name:	Anthony Mancini	Name:	Jens Holstein
	(Print or Type)		(Print or Type)
Title:	EVP & COO	Title:	CFO

		By:	/s/ Sean Marett
		Name:	Sean Marett
(Print or Type)
		Title:	CBO/CCO

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Exhibit 1: Terms for Continued Development in Case of an Opt-Out

1.	Financial Terms

1.1	Milestone Payments

(a)

Allocation. As partial consideration for the licenses, rights and privileges granted to it hereunder, a Continuing Party shall promptly inform the Opt-Out Party of the achievement of any of the below milestones and pay to the Opt-Out Party the following milestone payments on a Unilateral Product-by-Unilateral Product basis within [***] days of the first occurrence of each event set forth below with respect to a Unilateral Product to achieve such event, whether such events are achieved by the Continuing Party, its Affiliates, or Sublicensees, as follows:

In case of Continuing Party developing from Selection of a Clinical Candidate:

[***]

[***]

[***]

In case of Continuing Party developing from Proposed IND Submission:

[***]

[***]

[***]

In case of Continuing Party developing from Establishment of Clinical Proof of Concept:

[***]

[***]

[***]

(b)

Clarifications. All milestone payments shall only become due and payable once per Unilateral Product and Indication. If any of the development milestone events is achieved before the previous development milestones having become payable, the previous development milestones shall become due and payable with the achievement of such milestone event. If a development milestone has not been achieved, but the Continuing Party decides to continue the development in spite of such failure to achieve the milestone, the relevant development milestone shall be deemed to be achieved. For the avoidance of doubt, if a Unilateral Product is replaced by a Back-up Candidate only such milestones not already paid for the Unilateral Product shall become payable for the Back-up Candidate.

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1.2	Royalties.

(a)

Royalties Payable on Net Sales of Unilateral Products. In partial consideration for the license for a Unilateral Product granted to the Continuing Party herein, during the Royalty Term and subject to (b) below, the Continuing Party shall pay to the other Party royalties on the aggregate Net Sales of all Unilateral Products, on a country-by-country basis. Such royalties shall be paid at the following rates as set forth below:

(i)	In case of Continuing Party developing from Selection of a Clinical Candidate:

•	[***]

•	[***]

•	[***]

(ii)	In case of Continuing Party developing from Proposed IND Submission:

•	[***]

•	[***]

•	[***]

(iii)	In case of Continuing Party developing from Establishment of Clinical Proof of Concept:

•	[***]

•	[***]

•	[***]

[***]

(b)	Royalty Offsets and Reductions

(i)

Subject to the royalty offset set forth in (ii) and (iii)) below, the Continuing Party shall be solely responsible for paying all amounts, including without limitation any license fees, milestones and royalties owed to Third Parties by either Genmab or Biontech on account of developing and commercializing a Unilateral Product, including without limitation any royalties owed due to use of the Biontech Technology or Genmab Technology, without reduction of, or offset against, the royalties payable to the Opt-Out Party hereunder.

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(ii)

Notwithstanding paragraph (i) and only if Biontech has opted-out at Establishment of Clinical Proof of Concept, on a Calendar Quarter-by-Calendar Quarter and country-by-country basis, Genmab [***] for intellectual property rights that are necessary to ensure product compound improvements and overcome freedom to operate obstacles (excluding for the avoidance of doubt intellectual property rights necessary for manufacturing formulation or processes) with respect to a Genmab Unilateral Product against the royalties that would otherwise be payable to Biontech pursuant to paragraph 1.2(a) for such Genmab Unilateral Product. Notwithstanding anything to the contrary in this subsection (ii), in no event shall the royalty payments due and payable to Biontech pursuant to paragraph 1.2(a) with respect to a Genmab Unilateral Product in any Calendar Quarter and country be [***].

(iii)

Notwithstanding paragraph (i) and only if Genmab has opted-out at Establishment of Clinical Proof of Concept, on a Calendar Quarter-by-Calendar Quarter and country-by-country basis, Biontech [***] by Biontech to Third Parties for intellectual property rights that are necessary to ensure product compound improvements and overcome freedom to operate obstacles (excluding for the avoidance of doubt intellectual property rights necessary for manufacturing formulation or processes) with respect to a Biontech Unilateral Product against the royalties that would otherwise be payable to Genmab pursuant to paragraph 1.2(a) for such Biontech Unilateral Product. Notwithstanding anything to the contrary in this sub-paragraph (iii), in no event shall the royalty payments due and payable to Genmab pursuant to paragraph 1.2(a) with respect to a Biontech Unilateral Product in any Calendar Quarter and country be reduced by [***].

(iv)

In the event that at any time during the applicable Royalty Term, in respect to a Unilateral Product in a specific country, the following has occurred; (a) the market share of such Product is less [***] in such country in a calendar year; and (b) the decline in such market share is attributable to the marketing or sale in such country of a Generic Product of such Unilateral Product by a Third Party, the applicable royalty rate shall be reduced by [***] in such country for the remainder of the Royalty Term applicable for such Unilateral Product in such country.

(v)

In the event that a Valid Patent Claim of a Patent Right covering composition of matter or method of use with respect to a Unilateral Product in the country of sale does not exist at any time during the applicable Royalty Term, the applicable royalty rate shall be [***] in such country for the remainder of the Royalty Term applicable for such Unilateral Product in such country.

(c)

Reference to Certain Provisions of this Agreement. Sections 10.14 and 10.15 of this Agreement shall apply correspondingly to royalty payments. For clarity, Sections 10.16 and 10.17 of this Agreement shall apply to royalty payments.

(d)	Royalty Reports, Exchange Rates

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(i)

Flash reports. [***] after the end of a Calendar Quarter, the Continuing Party shall provide to the other Opt-Out Party a “flash sales report” in order to give the Opt-Out Party an indication of the magnitude of the royalties that are likely to be due pursuant to the applicable Royalty Report described in sub-paragraphs (ii) and (iii) below. For clarity, each such “flash sales report” shall be provided as a courtesy estimate only and shall not be used as a basis of comparison against actual royalties due nor be considered legally binding on the Parties in any way.

(ii)

Royalty Reports. During the Royalty Term, any Party paying royalties hereunder (the Paying Party) shall furnish to the other Party, with respect to each Calendar Quarter, a written report showing, on a consolidated basis in reasonably specific detail and on a country-by-country basis, (a) the Net Sales of Unilateral Products sold by the Paying Party, its Affiliates and its Sublicensees in the Territory during the corresponding Calendar Quarter on a Unilateral Product-by-Unilateral Product and country-by-country basis to calculate Net Sales; (b) the royalties payable in US Dollars, if any, which shall have accrued hereunder based upon such Net Sales of Unilateral Products; (c) the withholding taxes, if any, required by Applicable Law to be deducted in respect of such royalties; (d) the dates of the First Commercial Sale of each Unilateral Product in each country in the Territory, if it has occurred during the corresponding Calendar Quarter; and (e) the exchange rates used in determining the royalty amount expressed in Dollars (collectively the Royalty Reports).

(iii)

Report Due Date. Royalty Reports and royalty payments shall be due on the [***] day following the end of the Calendar Quarter to which such Royalty Report relates. The Parties shall keep complete and accurate records in sufficient detail to properly reflect all gross sales and Net Sales and to enable the royalties payable hereunder to be determined. The provisions on audit and dispute resolution in Sections 10.14 and 10.15 of this Agreement shall apply mutatis mutandis.

(iv)

Exchange Rates. With respect to sales of Unilateral Products invoiced in US Dollars, the gross sales, Net Sales, and royalties payable shall be expressed in US Dollars. With respect to sales of Unilateral Products invoiced in a currency other than US Dollars, the gross sales, Net Sales and royalties payable shall be expressed in the currency of the invoice issued by the Party making the sale together with the US Dollars equivalent of the royalty due, calculated as described in Section 10.16 of this Agreement.

1.3

FTE Fee. A Continuing Party shall pay the Opt-Out Party at an annual rate of [***] per FTE who performs consultation or support work for Unilateral Products in the pre-clinical phase as requested by the Continuing Party pursuant to this Agreement and an annual rate of [***] per FTE who performs development, consultation or support work for Unilateral Products after the pre-clinical phase as requested by the Continuing Party pursuant to this Agreement (the FTE Fee). Such development, consultation or support work shall be at the

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sole discretion of the Opt-Out Party. Commencing upon the [***] anniversary of the Effective Date and upon [***] anniversary thereafter, the fee will be adjusted in accordance with the percentage change over the applicable annual period in the consumer price inflation in the euro area as measured by the Harmonised Index of Consumer Prices (“HICP”).

2.	Other Terms

2.1

Conduct. A Continuing Party shall comply with all Applicable Laws (including without limitation GxPs to the extent applicable) in the development and commercialization of Unilateral Products, and shall cause its Affiliates and Sublicensees to do the same.

2.2

Funding and Progress Reports. A Continuing Party shall be solely responsible for funding all costs of the development and commercialization of its Unilateral Product(s). A Continuing Party shall keep the other Party’s Alliance Manager informed on a quarterly basis on the progress of development as well as any milestone projections. Annually and no later than January 15 in the subsequent calendar year a Continuing Party shall send a written report on the progress of the development of its Unilateral Product(s) in the previous calendar year. Also, if the Continuing Party decides to cease development of the Unilateral Product, the other Party’s Alliance Manager shall be informed in writing thereof with [***] calendar days.

2.3	Manufacturing. A Continuing Party shall be responsible for all manufacturing and supply of its Unilateral Product(s).

2.4

Regulatory. A Continuing Party shall be solely responsible for, and shall solely own, all applications for Marketing Approval with respect to its Unilateral Product(s), and the Opt-Out Party shall, if applicable, have the obligation to transfer and assign any regulatory documents, contracts, etc. that has been assigned to it pursuant to Section 7.1(b) of this Agreement to the Continuing Party. Should a Continuing Party desire to file an IND or an application for Marketing Approval, or equivalents of the foregoing, for a Unilateral Product, the Opt-Out Party agrees to provide at the Continuing Party’s request, any and all technical information the Opt-Out Party has created or possesses that is reasonably required by the Continuing Party. The sharing of such information can be by exchange of documents and/or through telephone or personal meetings. The Continuing Party shall reimburse the Opt-Out Party for any out of pocket costs incurred by the Opt-Out Party in providing any such information or assistance pursuant to this paragraph 2.4, plus an amount equal to the then current FTE Fee for personnel engaged in such activities. If ownership of a regulatory filing for a former LCA Product cannot be assigned to a subsequent Continuing Party in any country, the Opt-Out Party shall grant to the Continuing Party a permanent, exclusive and irrevocable right of access and reference to such regulatory filing for such former LCA Product in such country.

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2.5

Notwithstanding that a Continuing Party shall be solely responsible for the clinical development and commercialization of its Unilateral Product(s), Section 7.5 of this Agreement shall apply to the reporting of Adverse Events and Serious Adverse Events relating to such Unilateral Product(s).

2.6

Expiry of Royalty Term. Upon the expiration of the Royalty Term for a certain Unilateral Product, the Opt-Out Party shall grant, and shall by this provision be deemed to have granted, to the Continuing Party a royalty free, perpetual, worldwide, non-exclusive license to use the Joint Patents, if any, Assigned Patents, and Biontech Technology or Genmab Technology, as applicable, to make, use, sell, offer for sale and import such Biontech Unilateral Product or Genmab Unilateral Product, as applicable, with no further obligations to the Opt-Out Party.

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Exhibit 2: Biontech Patents

[***]

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Exhibit 3: Genmab Patents

[***]

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Exhibit 4: Antibody Panel

Table 1: List of all available antibodies [***] from BioNTech ([***] antibodies).

[***]

[***]

[***]

Table 4: Current list of antibodies, which were identified to be agonistically targeting [***] ([***] antibodies)

[***]

Table 5: Current list of antibodies, which were identified to bind to [***], but were not shown to agonistically targeting so far ([***] antibodies)

[***]

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Table 6: Current list of antibodies, which were identified to [***], but were not shown to agonistically targeting so far ([***] antibodies)

[***]

Table 7: Current list of antibodies, which were identified to [***], but were not shown to agonistically targeting so far ([***] antibodies).

[***]

List of so far identified [***] or [***]:

[***]

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Exhibit 5: Company Announcement and Media Release

[***]

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Exhibit 6: [***]

[***]

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Exhibit 7: New Patents

1.

For the purposes of this Exhibit 7, the term “Cover” means, with respect to a Patent Right, that, in the absence of a license granted or a right to operate under a Valid Patent Claim of such Patent Right, the research, manufacturing, development or commercialization of a given pharmaceutical product or the practice of technology related to such a product would infringe such Valid Patent Claim.

2.

Genmab acknowledges that the scope of the claims of Biontech’s patent right no. [***] as filed goes beyond the scope of the collaboration between the Parties as outlined in this Agreement. For clarity, inter alia the main claim of Biontech’s patent right no. [***] relates to [***]. This term includes [***]. In contrast, the collaboration between the Parties under this Agreement is strictly limited to the development of Collaboration Products on the basis of [***] in the Field (the Within Scope Matters). The Parties acknowledge and agree that the New Patents may Cover: (i) only Within Scope Matters, or (ii) Within Scope Matters and other subject matter (such other subject matter the Out of Scope Matters), or (iii) only Out of Scope Matters. In order to reflect the different scopes of this Agreement, the claims of Biontech’s patent right no. [***] and the New Patents, as well as the Parties’ respective contributions to the New Patents and any Collaboration IP subsisting therein, the Parties agree to deal with the New Patents and any Collaboration IP subsisting therein pursuant to the terms of this Exhibit 7.

3.

Any New Patent that Covers Within Scope Matters (irrespective of whether it also Covers any Out of Scope Matters (as defined above)) shall be treated as a Joint Patent, and any inventions disclosed in a New Patent that Covers Within Scope Matters constitutes Collaboration IP (irrespective of whether the New Patent also Covers any Out of Scope Matters (as defined above)), in each case to be owned, prosecuted, maintained, defended and enforced in accordance with Section 12 of this Agreement.

4.

Save as and to the extent otherwise agreed by the Parties in writing, any New Patent that solely Covers Out of Scope Matters (as defined above) shall be owned, prosecuted, maintained, defended and enforced by Biontech, in each case at Biontech’s own cost and expense.

5.

Biontech shall act as Lead IP Party for the New Patents. The Parties agree, however, that the Lead IP Party may change, if relevant, dependent on the further progress of the collaboration under this Agreement, such that Genmab may be appointed as Lead IP Party for divisional application(s) where relevant.

6.

Subject to paragraph 8 of this Exhibit 7 and save as and to the extent otherwise agreed by the Parties in writing, Genmab hereby grants to Biontech a perpetual, irrevocable, worldwide, exclusive, royalty-free license (including without limitation the right to sublicense through multiple tiers) under Genmab’s share of the New Patents to the extent they relate to any Out of Scope Matter to research, develop, have developed, make, have made, import, use, offer for sale, have sold and sell products which are not Collaboration Products, except that Genmab shall retain the right (including without limitation the right to sublicense through multiple tiers) to research, develop, have developed, make, have made, import, use, offer for sale, have sold and sell products based on Genmab’s DuoBody Platform and/or [***] Technology and/or other [***] technologies owned or controlled by Genmab which are not Collaboration Products.

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7.

Save as and to the extent otherwise agreed by the Parties in writing, Biontech hereby grants to Genmab a perpetual, irrevocable, worldwide, non-exclusive, royalty-free license (including without limitation the right to sublicense through multiple tiers) under Biontech’s share of the Out of Scope Matters of the New Patents to research, develop, have developed, make, have made, import, use, offer for sale, have sold and sell products based on Genmab’s DuoBody Platform and/or [***] Technology and/or other [***] technologies owned or controlled by Genmab which are not Collaboration Products.

8.

Either Party may on a sound and reasonable basis request the other Party’s consent to the filing of divisional application(s) of any New Patent (such consent not to be unreasonably withheld, delayed or conditioned), provided that no such consent of Genmab is required if Biontech requests the filing of an Out of Scope Divisional (as defined below). Any divisional patent application derived from any New Patent that Covers a specific Collaboration Product shall be jointly owned by the Parties and shall be assigned in accordance with the corresponding provisions of this Agreement (including without limitation in the case of a Unilateral Product, pursuant to Section 12.1(g)). Save as and to the extent otherwise agreed by the Parties in writing, any divisional patent application derived from any New Patent that solely Covers any Out of Scope Matter (such divisional an Out of Scope Divisional) shall be assigned to Biontech. Biontech shall grant a perpetual, irrevocable, worldwide, non-exclusive, royalty-free license under the Out of Scope Divisional to Genmab (including without limitation the right to sublicense through multiple tiers) to research, develop, have developed, make, have made, import, use, offer for sale, have sold and sell products based on Genmab’s DuoBody Platform and/or [***] Technology and/or other polypeptide-based antibody-related technologies owned or controlled by Genmab which are not Collaboration Products.

9.

For clarity and notwithstanding anything to the contrary in this Agreement, all rights and licenses under the New Patents are subject to the exclusivity restrictions set out in Section 8 of this Agreement.

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Exhibit 8: Side Letter 5

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Exhibit 9: Travel Policy

[***]

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Exhibit 10: Permitted Subcontractors

[***]

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Exhibit 11: Guiding Principles for [***] included in a Combination Product

[***]

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Exhibit 12: Principles regarding Proprietary Combination Licenses

1.

If the Developing Party or the Non-Developing Party, as applicable, notifies the Joint IP Committee pursuant to Section 13.7 that it deems that a Proprietary Combination License is needed to [***] or [***] a Proprietary Combination Product, then such Party shall explain its reasons for the foregoing in sufficient detail to the Joint Steering Committee, including responding to any reasonable questions which the other Party may pose in respect of the same. Following such discussion by the Joint Steering Committee, the Joint Steering Committee shall vote to determine whether or not it considers that a Proprietary Combination License is needed. For clarity, such discussion by the Joint Steering Committee and such vote shall occur prior to a Party entering into any negotiations in respect of, or executing, any Proprietary Combination License.

2.

If the Joint Steering Committee decides that a Proprietary Combination License is needed, then any upfront payment(s) and any development and regulatory milestone payments paid under such Proprietary Combination License shall be shared [***] between: (i) [***]; and (ii) [***]. For clarity, in such circumstances, [***]. Royalties and any sales milestone payments paid under such Proprietary Combination License shall be shared between: (i) [***]; and (ii) [***], on a pro rata basis in accordance with the ratio of net sales of [***] on the one hand, [***], on the other hand, [***]. For example for illustrative purposes only, [***]. The Joint Steering Committee shall not unreasonably withhold its consent to any Proprietary Combination License proposed by either Party.

3.

If the Joint Steering Committee cannot agree whether a Proprietary Combination License is needed, or cannot agree to the proposed timing for taking such Proprietary Combination License, in either case as a result of the Non-Developing Party voting against such Proprietary Combination License (or the timing of the same), then the Non-Developing Party shall explain the reasons for such position to the Joint Steering Committee in sufficient detail. Notwithstanding such decision, the Developing Party may take such Proprietary Combination License at any time during development, but before commercialization, of the Proprietary Combination Product, at its sole cost. Notwithstanding the foregoing, any royalties and any sales milestone payments (but excluding any developmental or regulatory milestone payments or upfront payments) paid under the Proprietary Combination License shall be shared between: (i) [***]; and (ii) [***], on a pro rata basis in accordance with the ratio of net sales of [***] on the one hand and [***] on the other hand [***]. [***]

4.

If the Joint Steering Committee cannot agree whether a Proprietary Combination License is needed, or cannot agree to the proposed timing for taking such Proprietary Combination License, in either case as a result of the Developing Party voting against such Proprietary Combination License (or the timing of the same), then the Developing Party shall explain the reasons for such position to the Joint Steering

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Committee in sufficient detail. If, as a result of further subsequent information, the Developing Party later believes that such Proprietary Combination License is needed, then: (i) it shall notify the Joint IP Committee again of such belief pursuant to Section 13.7; (ii) it shall explain the reasons for its revised position to the Joint Steering Committee pursuant to paragraph 1 of this Exhibit 12; (iii) the Joint Steering Committee shall determine whether a Proprietary Combination License is needed; and (iv) the terms of this Exhibit 12 shall apply to the decision of the Joint Steering Committee with respect to the same. Notwithstanding any of the foregoing in this paragraph 4, if a Third Party brings an infringement action against a Party prior to such Proprietary Combination License being entered into in any of the scenarios described above in this paragraph 4, then the Developing Party shall bear all costs incurred by the Parties in connection with such litigation (including, without limitation, all out-of-pocket costs for the Non-Developing Party provided that the Non-Developing Party has granted to the Developing Party the right to control such litigation in accordance with Section 17.4) and any settlement payments and damages (including [***]) (except for payments which are related to catching up on royalty payments over sales that took place prior to the relevant court decision or a Proprietary Combination License being entered into which shall be shared as described below). All sales milestones and royalty payments (including, without limitation, sales milestone payments and royalties both in respect of future net sales of the Proprietary Combination Product and in respect of net sales of the Proprietary Combination Product which occurred prior to the relevant court verdict or a Proprietary Combination License being entered into) payable under such Proprietary Combination License shall be shared between: (a) [***]; and (b) [***], on a pro rata basis in accordance with the ratio of net sales of [***] on the one hand and [***] on the other hand [***].

5.

In all cases, the Developing Party alone or both Parties may enter into such Proprietary Combination License. If only the Developing Party enters into such Proprietary Combination License, it shall ensure that the Non-Developing Party receives the benefit of a sub-license under such Proprietary Combination License in order to permit the Non-Developing Party to continue to [***] included in any such Proprietary Combination Product in accordance with this Agreement.

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